Filed Pursuant to Rule 424(b)(5)

Registration File No. 333-127901

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 7, 2005)

$769,273,000 (Approximate)

FBR SECURITIZATION TRUST 2005-5

Mortgage-Backed Notes, Series 2005-5

FBR Securitization Trust 2005-5,

Issuer

FBR Securitization, Inc.,

Depositor

JPMorgan Chase Bank, National Association,

Servicer

Wells Fargo Bank, National Association,

Master Servicer and Securities Administrator

Consider carefully the risk factors beginning on page S-8 of this prospectus supplement and page 8 in the accompanying prospectus.

The notes will represent obligations of the trust only and will not represent interests in or obligations of FBR Securitization, Inc., any of its affiliates or any other entity.

Neither the notes nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

The following classes of notes are offered by this prospectus supplement and the accompanying prospectus:

Class of Notes	Initial Class Principal Amount(1)	Price to Public	Underwriting Discount	Proceeds to the Depositor(2)
AV1	$288,200,000	100.0000%	0.2500%	99.7500%
AV2-1	$136,904,000	100.0000%	0.2500%	99.7500%
AV2-2	$60,827,000	100.0000%	0.2500%	99.7500%
AV2-3	$66,394,000	100.0000%	0.2500%	99.7500%
AV2-4	$41,119,000	100.0000%	0.2500%	99.7500%
M-1	$30,221,000	100.0000%	0.2500%	99.7500%
M-2	$27,866,000	100.0000%	0.2500%	99.7500%
M-3	$19,231,000	100.0000%	0.2500%	99.7500%
M-4	$13,344,000	100.0000%	0.2500%	99.7500%
M-5	$13,344,000	100.0000%	0.2500%	99.7500%
M-6	$12,559,000	100.0000%	0.2500%	99.7500%
M-7	$12,167,000	100.0000%	0.2500%	99.7500%
M-8	$8,634,000	98.2153%	0.2500%	97.9653%
M-9	$9,812,000	93.1015%	0.2500%	92.8515%
M-10	$7,457,000	80.1859%	0.2500%	79.9359%
M-11	$7,849,000	90.7123%	0.2500%	90.4623%
M-12	$13,345,000	99.0150%	0.2500%	98.7650%

Total:	$769,273,000

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Before deducting expenses payable by the depositor estimated to be $750,000.

The notes will be secured by the trust estate consisting primarily of two groups of residential, conventional, first and second lien, fixed and adjustable rate mortgage loans. The group 1 mortgage loans consist only of those mortgage loans with principal balances that conform to certain agency guidelines and the group 2 mortgage loans consist of mortgage loans with principal balances that may or may not conform to certain agency guidelines.

Delivery of the offered notes will be made only through the book-entry facilities of the Depository Trust Company, and, upon request, through Clearstream Banking, Luxembourg and the Euroclear System on or about December 15, 2005. The first monthly payment date will be December 27, 2005.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

FRIEDMAN BILLINGS RAMSEY	BEAR, STEARNS & CO. INC.

The date of this prospectus supplement is December 9, 2005.

Important notice about information presented in this prospectus supplement and the accompanying prospectus.

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your offered notes, and (2) this prospectus supplement, which describes the specific terms of your offered notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have filed preliminary information regarding the trust’s assets and your offered notes with the Securities and Exchange Commission. The information contained in this prospectus supplement and the accompanying prospectus supersedes all such preliminary information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates on the front of this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the originators, the depositor, the seller, the master servicer, the securities administrator, the servicer or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Defined terms used but not defined in this prospectus supplement will have the meanings set forth in the prospectus. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

S-i

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Belgium

The information contained in this prospectus supplement may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen) and accordingly may not be used

S-ii

in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

Hong Kong Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement has not been authorized by the Securities and Futures Commission and therefore the notes may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than: (a) to “professional investors” as such term is defined in the Securities and Futures Ordinance, Cap. 571 of the laws of Hong Kong (“SFO”); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO. Offers of notes will not be and may not be made to any person in Hong Kong other than a person to whom this prospectus supplement has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above. No person to whom this prospectus supplement is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this prospectus supplement to any person.

S-iii

Prospectus Supplement

S-iv

Annex A	Certain Characteristics of the Mortgage Loans
Annex B	Assumed Mortgage Loan Characteristics
Annex C	Decrement Tables
Annex D	Cap Agreement

S-v

Prospectus

S-vi

FBR Securitization Trust 2005-5

Mortgage-Backed Notes, Series 2005-5

Class of Notes	Initial Class Principal Amount(1)	Interest Rate(2)	Maturity Date(3)	Anticipated Ratings (S&P/Moody’s)	CUSIP Number
AV1	$288,200,000	LIBOR + 0.24%	November 25, 2035	AAA/Aaa	30246QDB6
AV2-1	$136,904,000	LIBOR + 0.12%	November 25, 2035	AAA/Aaa	30246QCK7
AV2-2	$60,827,000	LIBOR + 0.21%	November 25, 2035	AAA/Aaa	30246QCL5
AV2-3	$66,394,000	LIBOR + 0.25%	November 25, 2035	AAA/Aaa	30246QCM3
AV2-4	$41,119,000	LIBOR + 0.37%	November 25, 2035	AAA/Aaa	30246QCN1
M-1	$30,221,000	LIBOR + 0.46%	November 25, 2035	AA+/Aa1	30246QCP6
M-2	$27,866,000	LIBOR + 0.47%	November 25, 2035	AA+/Aa2	30246QCQ4
M-3	$19,231,000	LIBOR + 0.49%	November 25, 2035	AA+/Aa3	30246QCR2
M-4	$13,344,000	LIBOR + 0.65%	November 25, 2035	AA/A1	30246QCS0
M-5	$13,344,000	LIBOR + 0.72%	November 25, 2035	AA/A2	30246QCT8
M-6	$12,559,000	LIBOR + 0.85%	November 25, 2035	AA/A3	30246QCU5
M-7	$12,167,000	LIBOR + 2.00%	November 25, 2035	A+/Baa1	30246QCV3
M-8	$8,634,000	LIBOR + 2.25%	November 25, 2035	A/Baa2	30246QCW1
M-9	$9,812,000	LIBOR + 2.25%	November 25, 2035	A-/Baa3	30246QCX9
M-10	$7,457,000	LIBOR + 2.25%	November 25, 2035	BBB/Ba1	30246QCY7
M-11	$7,849,000	LIBOR + 2.25%	November 25, 2035	BBB-/Ba2	30246QCZ4
M-12	$13,345,000	LIBOR + 2.25%	November 25, 2035	BBB-/NR	30246QDA8

Total:	$769,273,000

(1)	The initial class principal amounts shown above are approximate amounts and subject to a permitted variance of plus or minus 5%.

(2)	The interest rate for each class of offered notes is a per annum rate equal to the lesser of (a) one-month LIBOR plus the applicable margin and (b) 14.00%. The interest rate for each class of offered notes will be subject to an available funds rate as more fully described herein. The margin on each class of the Class A Notes will be multiplied by 2 and the margin on each class of the Class M Notes will be multiplied by 1.5 on any payment date on or after the margin stepup date.

(3)	Assumes the payment date following the latest possible maturity date for any mortgage loan plus one month.

S-vii

SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•	While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters that are beyond the control of the parties to the transaction. Accordingly, what actually occurs may be very different from the projections included in this prospectus supplement.

•	Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those mortgage loans in relation to all of the mortgage loans as of the cut-off date unless we specify otherwise. We explain in this prospectus supplement under “The Mortgage Loans—General” how the scheduled principal balance of a mortgage loan is determined.

Issuer and Trust

FBR Securitization Trust 2005-5, a Delaware statutory trust.

Depositor

FBR Securitization, Inc., a Delaware corporation.

Seller

MHC I, Inc., a Delaware corporation, will sell the mortgage loans to the depositor, and make certain representations with respect to the mortgage loans sold to the trust.

Originator

Aames Investment Corporation. Representations made by the originator with respect to the mortgage loans will be assigned to the trust and certain representations will be brought down to the closing date. See “The Originator” and “The Mortgage Loans” in this prospectus supplement.

Indenture Trustee

Deutsche Bank National Trust Company. See “The Indenture Trustee” in this prospectus supplement.

Owner Trustee

Wilmington Trust Company. See “The Owner Trustee, Securities Administrator and Custodian” in this prospectus supplement.

Servicer

JPMorgan Chase Bank, National Association will service the mortgage loans. See “The Servicer and the Master Servicer” in this prospectus supplement.

Master Servicer and Securities Administrator

Wells Fargo Bank, National Association will act as Master Servicer and Securities Administrator. See “The Servicer and the Master Servicer” and “The Owner Trustee, Securities Administrator and Custodian” in this prospectus supplement.

Custodian

Deutsche Bank National Trust Company, National Association will serve as custodian. See “The Owner Trustee, Securities Administrator and Custodian” in this prospectus supplement.

Credit Risk Manager

Clayton Fixed Income Services Inc., f/k/a The Murrayhill Company. See “The Credit Risk Manager” in this prospectus supplement.

Cap Provider

The Royal Bank of Scotland plc. See “The Trust—The Cap Agreement” in this prospectus supplement.

Closing Date

On or about December 15, 2005.

Cut-off Date

November 1, 2005.

Payment Date

The 25th day of each month, beginning in December 2005. If the 25th day is not a business day, then the payment date will be the next business day.

The Offered Notes

On the closing date, the trust will issue eighteen classes of notes pursuant to the indenture, of which seventeen classes are offered by this prospectus supplement. The notes will be secured by mortgage loans held by the trust. Any variance between the aggregate principal amount of each class of offered notes on the closing date and the approximate principal amount of that class of offered notes as reflected in this prospectus supplement will not exceed 5%.

The notes offered by this prospectus supplement will be issued in book-entry form, and will have the initial class principal amount, interest rate and other features set forth in the table on page S-vii. The offered notes will be issued in authorized minimum denominations of $100,000 and integral multiples of $1 in excess thereof. See “Description of the Offered Notes—General” in this prospectus supplement.

Other Notes

In addition to the offered notes, the trust will issue one additional class of notes that is not being offered by this prospectus supplement and the accompanying prospectus. Any information contained in this prospectus supplement and the accompanying prospectus with respect to such class of notes is provided only to permit a better understanding of the offered notes.

See “Description of the Offered Notes” in this prospectus supplement.

Other Securities

In addition to the notes, the trust will issue a certificate which will represent the beneficial ownership interest in the trust. The certificate is not being offered by this prospectus supplement and the accompanying prospectus. Any information contained in this prospectus supplement and the accompanying prospectus with respect to the certificate is provided only to permit a better understanding of the offered notes. See “The Trust—General” in this prospectus supplement.

Payments on the Offered Notes

The mortgage loans are being divided into two groups. See “The Mortgage Loans” in this prospectus supplement. In general, collections on the mortgage loans in group 1 will be used primarily to pay principal and interest on the class AV1 notes, and collections on the mortgage loans in group 2 will be used primarily to pay principal and interest on the class AV2-1, AV2-2, AV2-3 and AV2-4 notes. Collections on the mortgage loans in both groups will be available to pay principal and interest on the Class M notes as well as shortfalls on the Class A notes relating to the other group, all as more fully described in this prospectus supplement.

Principal payments on the offered notes may include a portion of interest proceeds from the mortgage loans and the cap agreement after such interest proceeds have been applied to pay interest due on the offered notes and certain fees and expenses of the trust as described under “Description of the Offered Notes—Credit Enhancement” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the offered notes will be the mortgage loans in the trust, which are pledged to secure the notes, and to a limited extent, the cap agreement. The trust will have no source of cash other than collections and recoveries on the mortgage loans and certain payments under the cap agreement. No other entity will be required or expected to make any payments on the offered notes.

Credit Enhancement

Credit enhancement is intended to reduce the loss caused to holders of the offered notes as a result of shortfalls in collections received and losses realized on the mortgage loans. The credit enhancement for the offered notes includes excess interest, overcollateralization, the cap agreement and subordination (to the extent applicable for each class of offered notes). See “Risk Factors—Risks Related to the Offered Notes” and “Description of the Offered Notes—Credit Enhancement” in this prospectus supplement.

Excess Interest

The mortgage loans owned by the trust bear an amount of interest that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered notes and certain fees and expenses of the trust. This “excess interest” received from the mortgage loans each month will be available to pay down the notes to the extent of realized losses on the mortgage loans and to restore or maintain overcollateralization at the required level and to pay additional principal to the class M-12 and M-11 notes. See “Risk Factors—Risks Related to the Offered Notes” and “Description of the Offered Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

The overcollateralization amount, for any payment date, is the excess, if any, of the aggregate scheduled principal balance of the mortgage loans over the adjusted class principal amount of the offered notes after taking into account all payments of principal on such payment date. On the closing date, the aggregate scheduled principal balance of the mortgage loans is expected to exceed the aggregate principal amount of the offered notes by approximately $15.7 million, which represents approximately 2.00% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization.” After the closing date, to the extent described in this prospectus supplement, a portion of monthly excess cashflow may be applied to pay principal on the offered notes, which may reduce the principal amount of the offered notes at a faster rate than the principal amount of the mortgage loans is being reduced and which will restore or maintain the required level of overcollateralization. We cannot assure you, however, that sufficient monthly excess cashflow will be generated by the mortgage loans to maintain the required level of overcollateralization. See “Risk Factors—Risks Related to the Offered Notes” and “Description of the Offered Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

The Cap Agreement

The trust will have the benefit of a cap agreement that will be entered into on the closing date. The cap agreement is intended primarily to make funds available on the payment dates occurring from December 2005 to November 2010. On each such payment date, the provider of the cap protection will be obligated to make a payment to the issuer equal to the product of (a) the amount, if any, by which one-month LIBOR exceeds the strike rate for such payment date, (b) the related notional balance for such payment date and (c) the quotient of (i) the number of days in the related interest accrual period divided by (ii) 360. Funds provided under the cap agreement will be applied as interest proceeds as described in this prospectus supplement. See “The Trust—The Cap Agreement” in this prospectus supplement.

Optional Redemption

The holder of the certificate may redeem the outstanding notes on the payment date on which the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 20% of the aggregate cut-off date scheduled principal balance of the mortgage loans. Such redemption will be paid in cash at a price equal to 100% of the aggregate class principal amount of the notes redeemed, plus unpaid interest (including any deferred interest, basis risk shortfall and deferred interest basis risk shortfall) through the day before such payment date. The holder of the certificate also will be obligated to pay any unpaid administrative expenses of the trust and unpaid advances in connection with such redemption. Because the margins on the offered notes increase on the margin stepup date, the certificateholder will have an incentive to redeem the notes if the value of the mortgage loans at that time exceeds the principal amount of the notes. See “Description of the Offered Notes—Optional Redemption” in this prospectus supplement.

Clean-up Call

The servicer will have a right to purchase the mortgage loans and pay the notes when the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate cut-off date scheduled principal balance of the mortgage loans. The purchase price will be equal to the greater of (a) 100% of the aggregate class principal amount of the notes, plus unpaid interest (including any deferred interest, basis risk shortfall and deferred interest basis risk shortfall) through the day before the final payment date and any unpaid administrative expenses of the trust and (b) the aggregate scheduled principal balance of all mortgage loans in the mortgage pool as of the last day of the related due period plus principal and interest proceeds collected since the related due period and any unpaid advances. If the servicer fails to exercise this right, the master servicer has the right to exercise the clean up call. See “Description of the Offered Notes—Clean-up Call” in this prospectus supplement.

The Mortgage Loans

On the closing date, the mortgage loans in the trust will consist primarily of approximately 5,228 residential mortgage loans with an aggregate cut-off date scheduled principal balance of approximately $785.0 million, of which approximately $587.6 million, $79.0 million, $66.3 million and $52.0 million are adjustable rate mortgage loans that are not balloon mortgage loans, adjustable rate balloon mortgage loans, fixed rate mortgage loans that are not balloon mortgage loans and fixed rate balloon mortgage loans, respectively. The mortgage loans will be secured by first or second lien mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

The mortgage loans will be divided into two mortgage loan groups. The group 1 mortgage loans consist only of those mortgage loans with principal balances that conform to certain agency guidelines and the group 2 mortgage loans consist of mortgage loans with principal balances that may or may not conform to certain agency guidelines. The group 1 mortgage loans will have an aggregate scheduled principal balance as of the cut-off date of approximately $381.2 million, of which approximately $292.9 million, $39.7 million, $33.3 million and $15.3 million are adjustable rate mortgage loans that are not balloon mortgage loans, adjustable rate balloon mortgage loans, fixed rate mortgage loans that are not balloon mortgage loans and fixed rate balloon mortgage loans, respectively. The group 2 mortgage loans will have an aggregate scheduled principal balance as of the cut-off date of approximately $403.8 million, of which approximately $294.7 million, $39.4 million, $33.1 million and $36.7 million are adjustable rate mortgage loans that are not balloon mortgage loans, adjustable rate balloon mortgage loans, fixed rate mortgage loans that are not balloon mortgage loans and fixed rate balloon mortgage loans, respectively.

Approximately 87.25% of the group 1 mortgage loans and approximately 82.73% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, are adjustable rate mortgage loans (including balloon mortgage loans). All of the adjustable rate mortgage loans are hybrid mortgage loans, which are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period of two, three or five years following origination.

Approximately 10.55% of the group 1 mortgage loans and approximately 21.81% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, require monthly payments of interest, but not principal, for a fixed period of five years following origination.

Approximately 5.09% of the group 1 mortgage loans and approximately 12.04% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, are secured by second liens on the related mortgaged property.

The group 1 and group 2 mortgage loans have a weighted average remaining stated term of 348 and 337 months, respectively.

Approximately 23.10%, 15.45%, 7.60%, 6.78% and 6.65% of the group 1 mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in Florida, California, Texas, New York and New Jersey, respectively. Approximately 28.63%, 27.29%, 6.78%, 6.38% and 6.19% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in Florida, California, Texas, New Jersey and New York, respectively.

The mortgage loans in the trust will not be insured or guaranteed by any government agency.

See “The Mortgage Loans—Attributes of the Mortgage Loans” and “Risk Factors—Risks Related to the Mortgage Loans” in this prospectus supplement.

Advances

The servicer will make advances in respect of scheduled monthly payments of principal and interest on a mortgage loan unless the servicer deems such advances to be nonrecoverable from expected proceeds of such mortgage loan. If the servicer does not make such advances, the master servicer, in its capacity as successor servicer, will make advances that it deems recoverable subject to limitations described in this prospectus supplement. The servicer will also make certain servicing advances with respect to payments of taxes and other servicing items.

Tax Status

Based on the facts as they currently exist, Hunton & Williams LLP, tax counsel to the depositor, is of the opinion that for federal income tax purposes the offered notes will be characterized as debt to the extent that they are issued to parties unrelated to the holder of the certificate. See “Material Federal Income Tax Consequences” in the accompanying prospectus. By acceptance of your offered note, you will be deemed to have agreed to treat your offered note as debt for federal, state and local income and franchise tax purposes and for purposes of any other tax measured by income.

The trust likely will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as 100% of the certificate (and any retained notes that are not classified as debt for federal income tax purposes) is owned exclusively by a single entity that qualifies as a “real estate investment trust,” or “REIT” or a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a REIT or a qualified REIT subsidiary. The initial holder of the certificate represents that it is an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a parent entity that qualifies as a REIT. Moreover, the trust agreement sets forth restrictions on the transferability of the certificate to ensure that it will only be held by (a) a single entity that qualifies as a REIT, a qualified REIT subsidiary or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a REIT or a qualified REIT subsidiary or (b) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes.

See “Risk Factors—Risks Related to the Offered Notes—The trust could become a taxable entity” and “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

It is anticipated that the offered notes will be treated as debt for state law purposes. Accordingly, a purchaser subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should not be treated as having acquired a direct interest in the mortgage loans in the trust by reason of its purchase of an offered note.

Generally, the notes offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, if certain conditions are met. Each fiduciary of an employee benefit plan or an individual retirement account considering a purchase of the offered notes must determine that the purchase of an offered note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Legal Investment Considerations

The offered notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Prospective investors also should consider other restrictions on the ability of certain types of investors to purchase the offered notes. See “Legal Investment Considerations” in this prospectus supplement and the accompanying prospectus.

Ratings of the Offered Notes

It is a condition of the issuance of the offered notes that they initially be assigned the ratings by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc. These ratings are set forth on page S-vii of this prospectus supplement.

•	These ratings are not recommendations to buy, sell or hold the offered notes. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.

•	These ratings do not address the possibility that, as a result of principal prepayments, the yields on the offered notes may be lower than anticipated.

•	These ratings do not address the possibility of noteholders receiving payments in respect of basis risk shortfalls, if any.

See “Ratings” in this prospectus supplement.

Listing

The offered notes are not listed on any exchange, and no party to the transaction intends to list the offered notes on any exchange or to quote them in the automated quotation system of a registered securities organization.

RISK FACTORS

An investment in the offered notes described in this prospectus supplement involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes. You should also carefully consider the information set forth under “Risk Factors” in the accompanying prospectus.

Risks Related to the Offered Notes

Noteholders will have recourse only to mortgage loans and the cap agreement pledged to secure the offered notes.

The mortgage loans and related cash proceeds pledged to secure the offered notes and the cap agreement will be the only source of payments on the offered notes. The offered notes will not be insured or guaranteed by any governmental entity or by the depositor, the seller, the originator, the master servicer or the securities administrator, the servicer, the credit risk manager, the indenture trustee, the owner trustee, the underwriters or any affiliate of the foregoing. The noteholders will have no recourse to the issuer or the depositor in the event of a default on the offered notes, and each noteholder will be deemed to have agreed by the acceptance of its offered note not to file a bankruptcy petition or commence similar proceedings in respect of the issuer or the depositor.

It may be difficult to resell your offered notes.

There is currently no secondary market for the offered notes and there can be no assurance that a secondary market for the offered notes will develop. Consequently, you may not be able to sell your offered notes readily or at a price that will enable you to realize your desired yield. The market values of the offered notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed notes have experienced periods of illiquidity and can be expected to experience the same in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risks.

The credit enhancement may be inadequate to avoid a loss on your offered notes.

The excess interest, overcollateralization and cap agreement features described in this prospectus supplement are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization

We expect that the mortgage loans will generate more interest than is needed to pay interest accrued on the offered notes and the fees, expenses and indemnification obligations of the trust, at least during certain periods, because the weighted average of the net interest rates on the mortgage loans is expected to be higher than the interest rates on the offered notes and the rate of expected expenses. Any remaining interest generated by the mortgage loans each month will be available as part of the excess cashflow applied (a) to pay down the offered notes on account of losses on the mortgage loans and (b) to pay the adjusted class principal amount of the offered notes in order to restore and maintain overcollateralization at the required levels and to pay basis risk shortfalls. Any remaining excess interest together with any other remaining excess cashflow will be paid as principal on the Class M-12 and Class M-11 Notes and to the holders of the non-offered notes and the certificate as described in “Description of the Offered Notes—Payment on the Notes—Priority of Payments on the Offered Notes” in this prospectus supplement.

On the closing date, the aggregate scheduled principal balance of the mortgage loans will exceed the aggregate class principal amount of the offered notes by approximately $15.7 million. This excess is referred to in this prospectus supplement as “overcollateralization.” Overcollateralization will be available to absorb realized losses on the mortgage loans. Excess interest on the mortgage loans will be applied as part of excess cashflow to pay down principal on the offered notes to restore and maintain the overcollateralization amount at the required levels. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to restore and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

•	Prepayments. Every time a mortgage loan is prepaid, aggregate excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect of this reduction on your offered notes will be influenced by the amount of prepaid mortgage loans and their characteristics. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a negative effect on future excess interest.

•	Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay the noteholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because such mortgage loan will no longer be outstanding and generating interest. Liquidations of a disproportionately high number of high interest rate mortgage loans would have a negative effect on future excess interest.

•	Increases in LIBOR. If one-month LIBOR increases, more cash will be needed to pay interest to the noteholders, and less cash will be available as excess interest to cover realized losses and to restore and maintain required levels of overcollateralization.

•	Extraordinary Expenses. The master servicer, the servicer, the securities administrator, the indenture trustee, the custodian and the owner trustee, will be entitled to indemnification and reimbursement of expenses prior to payment of any amount to noteholders. Payment of disproportionately high expenses to the master servicer, the servicer, the securities administrator, the indenture trustee, the custodian and the owner trustee would have a negative effect on excess interest and may result in the inability to make payments in full on your offered notes.

See “Description of the Offered Notes—Credit Enhancement—Excess Interest” and “—Overcollateralization” in this prospectus supplement.

The interest rates on the offered notes may be capped depending on movements of the indices on the mortgage loans.

All of the adjustable rate mortgage loans have interest rates that adjust at different times and/or adjust based on an index other than the one-month LIBOR index that is used to determine the interest rates on the offered notes. In a rising interest rate environment, the interest rates on the offered notes may rise before the interest rates on the adjustable rate mortgage loans. One-month LIBOR may respond to economic and market factors that differ from those affecting the other indices on which the mortgage interest rates are based. One-month LIBOR could rise while the other indices are stable or are falling. Even if the other indices move in the same direction, one-month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In addition, in any of these interest rate environments, the interest rates on the offered notes may be limited by the available funds rate. Any shortfalls arising from the application of the available funds rate, which are referred to in this prospectus supplement as basis risk shortfalls, will be carried over as described in this prospectus supplement with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and paid to the extent of monthly excess cashflow and any cap payment available therefor on a later payment date.

To provide limited protection to the offered notes, the trust will enter into a cap agreement which may provide additional funds to pay the notes. However, we can give you no assurance that amounts, if any, received under the cap agreement will be adequate to protect the notes against interest shortfalls because (a) the cap agreement provides payments for specified increases in one-month LIBOR and (b) the amount paid under the cap agreement will be calculated based on a notional amount that may be less than the aggregate scheduled principal balance of the mortgage loans. In addition, the cap agreement will terminate in November 2010 and the trust will not receive any further cap payments.

An investment in the offered notes may not be appropriate for some investors.

The offered notes are complex securities and are not suitable investments for all investors. You should possess, either alone or together with an investment adviser, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the offered notes unless you understand the prepayment, credit, interest rate, liquidity and market risks associated with the offered notes. See “The Originator—Events Related to Prior Securitizations” in this prospectus supplement.

You may experience delays or reductions of payments on your offered notes if the transfer of the mortgage loans to the trust is not considered a sale in the event of bankruptcy.

The transfer of the mortgage loans by the seller to the depositor, and the subsequent transfer of the mortgage loans by the depositor to the trust, will be structured as sales for contractual and legal purposes rather than a pledge of the mortgage loans to secure indebtedness, even though the seller intends to treat the overall transaction as a secured financing for accounting and tax purposes. Notwithstanding the intent of the parties to consider the transfer of the mortgage loans to the depositor and then to the trust as sales for contractual and legal purposes, in the event that the seller becomes bankrupt or insolvent, a court may recharacterize the sale of the mortgage loans as a loan by the depositor to the seller secured by a pledge of the mortgage loans or consolidate the mortgage loans with the assets of the seller. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the mortgage loans to the trust as a loan by the trust to the depositor secured by a pledge of the mortgage loans or consolidate the mortgage loans with the assets of the depositor. The risk of such a recharacterization may be increased by the seller’s treatment of its respective transfer of the mortgage loans as a secured financing for tax and accounting purposes. In either case, a recharacterization could prevent timely payments of amounts due on your offered notes and result in a reduction of payments made on your offered notes.

Certain transaction participants are entitled to indemnification for costs and expenses prior to payment on the Notes.

Certain transaction participants are entitled to indemnification for costs and expenses incurred by them with respect to the Trust and the Mortgage Loans prior to the payment of any amounts on the Notes. Any such payments could result in a reduction of payments made on your offered notes. See “Description of the Offered Notes—Payments on the Offered Notes—Priority of Payments on the Offered Notes” in this prospectus supplement.

The trust could become a taxable entity.

The trust likely will be a taxable mortgage pool for federal income tax purposes. The trust will not, however, be subject to corporate income tax if it is wholly owned by a “real estate investment trust” or “REIT,” a “qualified REIT subsidiary,” or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary. FBR Trust Investments, LLC initially will own 100% of the certificate, which represents the equity in the trust. FBR Trust Investments, LLC will represent that it is treated as a disregarded entity for federal income tax purposes, that it is wholly owned by a parent entity that qualifies as a REIT, and that it will not undertake any action that would cause the trust to become subject to federal income tax. In order to prevent the trust from becoming subject to corporate income tax, the trust agreement will set out certain restrictions on the transferability of the certificate (or any retained notes that are not classified as debt for federal income tax purposes). These restrictions are intended to limit the transfer of the certificate (or any retained notes that are not classified as debt for federal income tax purposes) to (a) a single entity that qualifies as a REIT, a qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary or (b) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes.

Notwithstanding the foregoing, the provisions of the Internal Revenue Code of 1986, as amended, that apply to taxable mortgage pools and REITs are highly technical and complex. If the holder of the certificate was not a REIT, qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary, or the initial holder of the certificate were to transfer the certificate to an entity that does not qualify as a REIT, qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary, including in relation to a default and foreclosure with respect to a repurchase agreement or secured lending, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the trust, which could result in a temporary stay of payments on the notes or a redemption of the notes at a time earlier than anticipated. See “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus.

Risks Related to Prepayment and Yield

Loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, your notes.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, prepayments may increase due to the availability of refinancing at lower interest rates. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on your notes. If prevailing interest rates rise, prepayments on the mortgage loans may decrease. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a rate of interest higher than the interest rate on your notes. We cannot predict the rate at which borrowers will prepay their mortgage loans.

Borrowers may prepay their mortgage loans in whole or in part at any time. Approximately 70.74% of the mortgage loans (66.88% of the group 1 mortgage loans and 74.39% of the group 2 mortgage loans), by their cut-off date scheduled principal balances, however, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from twelve months to three years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period. Prepayment premiums will not be available to pay principal or interest on the offered notes.

The timing of payments of principal also may be affected by liquidations of or insurance payments on the mortgage loans. In addition, the originator of the mortgage loans, or MHC I, Inc., as the Seller, may be required to purchase mortgage loans from the trust if certain breaches of representations and warranties in respect of the mortgage loans made by each are not cured. Also, if the servicer releases a mortgage without first having obtained payment in full of the indebtedness secured by such mortgage, the servicer will be required to purchase the applicable mortgage loan. These purchases will have the same effect on noteholders as prepayments of mortgage loans.

Refinance programs, which may involve soliciting all or some of the borrowers to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs might be conducted by the originator, the servicer, the master servicer, any of their affiliates or a third party.

A prepayment or purchase of a mortgage loan usually will result in a payment of principal on the offered notes. If you purchase your offered notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your offered notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans may differ significantly from that of other similar mortgage loans and the prepayment experience of the group 1 mortgage loans may differ from the group 2 mortgage loans.

See “Yield, Prepayment and Weighted Average Life Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on your offered notes.

When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made rather than for an entire month. This may result in a shortfall in interest collections available for payment on the offered notes on the related payment date. The servicer generally is required to cover the shortfall in interest collections attributable to prepayments in full or in part, but only to the extent of its servicing fee. The master servicer, in its capacity as successor servicer, is required to cover these interest shortfalls to the extent not paid by the servicer, up to an amount equal to one-half of the servicing fee for such month.

Hybrid mortgage loans may experience faster prepayments than fixed rate mortgage loans.

All of the adjustable rate mortgage loans are hybrid mortgage loans, which have a fixed interest rate for the first two, three or five years after origination and then convert to an adjustable interest rate. This type of adjustable rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment. A failure by the borrower to refinance the mortgage loan may result in delinquencies or defaults that may disrupt interest payments on the mortgage loan, and if the proceeds from the sale of the related mortgaged property are insufficient to pay the mortgage loan, realized losses.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses with respect to these mortgage loans and in lower weighted average lives of the offered notes.

Approximately 16.34% (10.55% of the group 1 mortgage loans and 21.81% of the group 2 mortgage loans), by their cut-off date scheduled principal balances, have initial interest-only periods of five years. During the applicable period, the scheduled payments made by the borrowers will be less than they would be if the mortgage loans amortized. In addition, each such mortgage loan scheduled principal balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, the offered notes may receive smaller principal payments during the interest-only period than they would have received if each borrower was required to make monthly payments of interest and principal from the origination of the related mortgage loan, except in the case of a prepayment.

After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase substantially, which may result in increased delinquencies by borrowers, particularly if interest rates have increased and the borrowers are unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loans not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after origination, in the aggregate this amount can be significant. Any resulting losses, to the extent not covered by credit enhancement, will result in an impairment to the aggregate class principal amount of the offered notes.

Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than the performance of mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with new mortgage loans, which may result in higher or lower prepayment speeds than would otherwise be the case. A general decline in housing prices where the related mortgaged property is located could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, the failure to build equity in the property by the borrower may affect the delinquency and prepayment rates of these mortgage loans.

The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered notes than would have been the case had these mortgage loans not been included in the trust. If you purchase an offered note at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial years of the term of a trust mortgage as a disincentive to prepayment.

Balloon mortgage loans present a special risk.

Approximately 16.69% (14.43% of the group 1 mortgage loans and 18.83% of the group 2 mortgage loans) of the mortgage loans, by their cut-off date scheduled principal balances, will have original terms to maturity that are shorter than their amortization schedules, leaving final payments, known as balloon payments, due on their maturity dates that are significantly larger than other monthly payments. Such mortgage loans are known as balloon loans. Balloon mortgage loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. The ability of the borrower to repay a balloon loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a balloon loan as a result of the borrower’s inability to refinance the loan will be borne by noteholders to the extent not covered by sale of the mortgaged property and applicable credit enhancement. None of the servicer, the master servicer or the indenture trustee will make any monthly advances with respect to delinquent balloon payments.

The overcollateralization provisions of the offered notes will affect the yields to maturity of the offered notes.

The overcollateralization provisions of the offered notes will affect the weighted average lives of the offered notes and consequently the yields to maturity of the offered notes. Excess cashflow may be applied to pay down the offered notes, which will have the effect of reducing the weighted average lives of the offered notes. We cannot predict whether, or to what degree, excess cashflow will be available for application as payments of principal on the offered notes in order to restore or maintain the required amount of overcollateralization.

Junior lien priority could result in payment delay or loss.

Approximately 8.66% of mortgage loans (5.09% of the group 1 mortgage loans and 12.04% of the group 2 mortgage loans), by their cut-off date scheduled principal balances, are secured by second lien mortgages. Mortgage loans secured by second lien mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second lien mortgages and prior liens in the aggregate, the noteholders will bear

•	the risk of delay in payments while any deficiency judgment against the borrower may be sought; and

•	the risk of loss if the deficiency judgment cannot be obtained or is not realized.

See “Certain Legal Aspects of the Assets” in the prospectus.

Risks Related to the Mortgage Loans

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies.

The underwriting guidelines used in connection with the origination of the mortgage loans in the trust consider the credit quality of a borrower and the value of the mortgaged property. The borrowers, however, generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict accordance with Fannie Mae and Freddie Mac guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to the mortgage loans in the trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value. The foregoing characteristics of the mortgage loans may adversely affect the value of the offered notes.

The servicing rights owner may replace the Servicer, which may result in increased delinquencies and losses on the mortgage loans.

FBR Trust Investments, LLC owns the right to service the mortgage loans and initially has designated JPMorgan Chase Bank, National Association as the servicer. Subject to certain conditions, the servicing rights owner may transfer the servicing to a successor servicer. Any servicing transfer will involve notifying borrowers to remit payments to the successor servicer, transferring physical possession of the loan files and records to the successor servicer, and entering loan and borrower data on the information management systems of the successor servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors, and other problems. Industry experience indicates that the rate and severity of delinquencies, defaults and losses on mortgage loans are likely to temporarily increase, and may increase significantly, during the transition to a successor servicer and immediately following the servicing transfer. Any transfer of servicing is expected to increase the rate of delinquencies, defaults, and losses on mortgage loans at least until all of the related borrowers are informed of such transfer, the successor servicer has received all of the related loan files and records, and all relevant data has been entered on the successor servicer’s management information systems. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults, or losses due to transfers of servicing. In addition, if the transferring servicer becomes bankrupt, a bankruptcy trustee may have the power to prevent or delay the completion of the servicing transfer. Any related delay in transfer of servicing may result in increased delinquencies, defaults and losses on the mortgage loans. To the extent that any such loss is not otherwise covered by the credit enhancement, holders of the offered notes will experience a loss on their notes.

Geographic concentration of mortgage loans may adversely affect your offered notes.

Approximately 23.10%, 15.45%, 7.60%, 6.78% and 6.65% of the group 1 mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in Florida, California, Texas, New York and New Jersey, respectively. Approximately 28.63%, 27.29%, 6.78%, 6.38% and 6.19% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in Florida, California, Texas, New Jersey and New York, respectively. The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions could have a disproportionate impact on the mortgage loans concentrated in any one state:

•	weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their mortgage loans on time;

•	declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; or

•	a region’s economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

A number of states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. Properties located in certain parts of the United States, particularly certain states in the southeast portion of the United States, may have been damaged by the hurricanes and tropical storms that recently affected those areas, or may be damaged in the future by subsequent storms. Approximately 17.97% of the mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in areas in Florida that are designated by the Federal Emergency Management Association (“FEMA”) as eligible for individual assistance as a result of Hurricane Wilma. Approximately 2.11% of the mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in areas in Texas and Louisiana that are designated by FEMA as eligible for individual assistance as a result of Hurricane Rita. If any mortgaged properties are damaged at the time of closing and such damage adversely affects the related mortgage loans, the seller will have an obligation to repurchase the mortgage loans, which will have the same effect as a prepayment on the mortgage loans. See “Risk Related to Prepayment and Yield—Loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, your offered notes.”

Hurricanes Katrina, Rita and Wilma may have a negative effect on the nation’s economy, particularly in the states of Louisiana, Mississippi, Alabama, Texas and Florida. Those effects could include a decline in housing prices, thereby reducing the value of the security for each mortgage loan, and ultimately negatively affect the delinquency and recovery rates on the mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans, see the geographic distribution table under “The Mortgage Loans” and Annex A to this prospectus supplement.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the scheduled principal balance of the related mortgage loan, there may be an inability to make payments in full on the offered notes.

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by the servicer or the master servicer, as the case may be, and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to the noteholders. Unless covered by an insurance policy, if a mortgaged property fails to provide adequate security for the related mortgage loan, you may not receive full payment of your investment in the offered notes if the applicable credit enhancement is insufficient to cover or absorb the shortfalls.

The failure to comply with consumer protection laws may create liabilities on the trust.

A failure by the originator to comply with federal or state consumer protection laws could create liabilities on behalf of the trust. These liabilities could include a reduction in the amount payable under a mortgage loan, the inability to foreclose on the related mortgaged property, or liability of the trust to a borrower. The originator will represent and warrant that the origination of each mortgage loan materially complied with all applicable requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects the trust’s interest in any mortgage loan would create an obligation on the part of the originator or the seller to repurchase or substitute for the mortgage loan unless the breach is cured. The failure of the originator or the seller to repurchase or substitute for the defective mortgage loan or pay the liability, however, could expose the trust to losses.

Effects of recent military action.

The United States has undertaken military operations in Afghanistan and Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and other possible future operations, may increase the likelihood that the mortgage rates of the mortgage loans in the trust will be reduced by the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws. This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. These borrowers may not be charged interest on a loan in excess of 6.0% per annum during the period of the borrower’s active duty. If any mortgage loan in the trust experiences a reduction in the interest rate upon the application of such statutory requirement, less interest will be available for payments on the offered notes.

The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or similar legislation or regulations.

Any adverse impact resulting from these events would be borne by the holders of the offered notes. Neither the master servicer nor the servicer will make advances in respect of such interest shortfalls.

Events Related to Prior Aames Securitizations

In the past, and most recently in August 2005, the ratings of certain mortgage pass-through securities (including certain investment grade securities) issued by trusts containing mortgage loans that were originated or purchased by the originator of the Mortgage Loans or its affiliates have been downgraded by the rating agencies that rated such mortgage pass-through securities at the time of issuance. Other mortgage pass-through securities issued by such trusts may also be the subject of ratings actions by a rating agency.

DESCRIPTION OF THE OFFERED NOTES

General

The FBR Securitization Trust 2005-5 Mortgage-Backed Notes, Series 2005-5 (the “Notes”), will consist of the Class AV1, AV2-1, AV2-2, AV2-3, AV2-4, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10, M-11, M-12 and N Notes. The Class AV2-1, AV2-2, AV2-3 and AV2-4 Notes are collectively referred to in this Prospectus Supplement as the “Class AV2 Notes.” The Class AV1 and AV2 Notes are collectively referred to in this Prospectus Supplement as the “Class A Notes.” The Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10, M-11 and M-12 Notes are collectively referred to in this Prospectus Supplement as the “Class M Notes.” Only the Class A and Class M Notes (collectively, the “Offered Notes”) are offered hereby. The Class N Notes (the “Non-Offered Notes”) are not offered hereby. The Notes will be issued pursuant to the Indenture. Both the Indenture and the Transfer and Servicing Agreement contain provisions that are material to the Offered Notes.

Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to a Current Report on Form 8-K of the Issuer that will be available to purchasers of the Offered Notes at, and will be filed with, the Securities and Exchange Commission.

The Offered Notes represent the right to receive payments of interest at the respective rates set forth on page S-vii of this Prospectus Supplement, payable monthly, and payments of principal to the extent set forth below.

The Offered Notes will be issued in authorized minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

The Notes will be secured by the pledge of the assets of the trust (the “Trust Fund”), which consist primarily of:

•	a pool of mortgage loans which will be divided into two mortgage loan groups, the group 1 mortgage loans (the “Group 1 Mortgage Loans”) and the group 2 mortgage loans (the “Group 2 Mortgage Loans” and together with the Group 1 Mortgage Loans, the “Mortgage Loans”);

•	accounts that are maintained by the Servicer and the Securities Administrator;

•	property acquired by foreclosure of a mortgage or deed in lieu of foreclosure;

•	the insurance policies covering the related mortgaged properties;

•	the Cap Agreement; and

•	all proceeds of the foregoing.

The Trust shall be entitled to (a) all scheduled payments of principal due on the Mortgage Loans after the Cut-off Date, (b) all other recoveries of principal collected after the Cut-off Date (less scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date), (c) all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to any period prior to the Cut-off Date) and (d) all Prepayment Premiums. The Prepayment Premiums will not be available to pay principal or interest on the Offered Notes, but will be available to pay the Non-Offered Notes and the Certificate.

The Offered Notes will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Seller, the Depositor, the Originator, the Servicer, the Master Servicer, the Securities Administrator, the Cap Provider (except as provided in the Cap Agreement), the Credit Risk Manager, the Owner Trustee, the Indenture Trustee, the underwriters or any of their affiliates.

The equity ownership in the Trust will be evidenced by the Certificate, which will be retained initially by FBR Trust Investments, LLC, an affiliate of the Depositor.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants, and for such purpose are referred to as “Book-Entry Notes.” Beneficial Owners will hold their Notes through DTC and only upon request through Clearstream Banking, Luxembourg or the Euroclear System.

The Book-Entry Notes will be represented by one or more global notes having an aggregate principal amount equal to the initial aggregate Class Principal Amount of the Offered Notes registered in the name of the nominee of DTC. FBR Securitization, Inc. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a physical note representing such person’s interest (a “Definitive Note”), except as set forth in limited circumstances described under “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus.

See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus for a general discussion of the book-entry procedures of DTC.

Payments on Mortgage Loans

On or prior to the Closing Date, the Servicer will establish and maintain or cause to be established and maintained an account or accounts (each, a “Custodial Account”) for the collection of payments on the Mortgage Loans, insurance proceeds, liquidation proceeds, repurchase proceeds and Monthly Advances, which will be segregated from collections on any other mortgage loans owned or serviced by the Servicer. On or prior to the Closing Date, the Securities Administrator will establish a payment account (the “Payment Account”), which will be maintained for the benefit of the holders of the Notes (the “Noteholders”). On the fourth Business Day following the 15th day of each month (the “Servicer Remittance Date”), the Servicer will remit amounts for payment on the Notes from amounts on deposit in the Custodial Account to the Securities Administrator for deposit into the Payment Account. On each Payment Date, the Securities Administrator will withdraw the amounts on deposit in the Payment Account to make payments on the Notes and certain administrative expenses.

Funds credited to the Custodial Account may be invested at the discretion of the Servicer for its own benefit in eligible investments as specified in the Transfer and Servicing Agreement. Similarly, amounts deposited in the Payment Account may be invested at the discretion of the Master Servicer for its own benefit in eligible investments as specified in the Indenture or the Transfer and Servicing Agreement.

Payments on the Offered Notes

General

Payments on each class of the Offered Notes will be made by the Securities Administrator or its designee on each Payment Date, commencing with the Payment Date in December 2005, to the persons in whose names the Offered Notes are registered on the Business Day preceding the Payment Date for any Book-Entry Notes, and the last Business Day of the month preceding each Payment Date for any Definitive Notes (the “Record Date”) in an amount equal to the product of the Noteholders’ respective Percentage Interest in such class of the Offered Notes and the amount to be paid on such class of the Offered Notes. The “Percentage Interest” represented by any Offered Note will be equal to the percentage obtained by dividing the initial principal amount of such Offered Note by the initial Class Principal Amount of its class. For so long as any Offered Note is in book-entry form with DTC, the only “Noteholder” of such Note will be Cede & Co. See “Description of the Offered Notes—Book-Entry Registration” in this Prospectus Supplement.

Accrued interest on any Offered Note will be calculated based upon a 360-day year and the actual number of days in each Interest Accrual Period. For the initial Payment Date on December 27, 2005, the Offered Notes will accrue interest from the Closing Date.

Payments on the Offered Notes will be made to each registered Noteholder entitled to such payments by wire transfer of immediately available funds; provided, that the final payment in respect of any Offered Note will be made only upon presentation and surrender of such Offered Note at the Corporate Trust Office of the Securities Administrator. See “The Owner Trustee, Securities Administrator and Custodian” in this Prospectus Supplement.

Priority of Payments on the Offered Notes

In connection with each Payment Date other than a date on which an Indenture Event of Default has occurred and is continuing, the Securities Administrator will determine the amount of Interest Proceeds and Principal Proceeds for each Mortgage Loan Group for such Payment Date, and shall apply them as follows:

(1)	Interest Proceeds will be paid in the following order of priority:

(a) From the Interest Proceeds for the Group 1 Mortgage Loans:

(i) To pay (x) the Master Servicing Fee and (y) thereafter without priority, the Credit Risk Manager Fee and any indemnities and expenses due and payable to the Servicer, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee, relating to or otherwise allocable to the Group 1 Mortgage Loans;

(ii) To pay to the Class AV1 Notes, its Current Interest; and

(iii) To pay concurrently to each class of the Class AV2 Notes, pro rata based upon the entitlement of each such class, an amount equal to the excess, if any, of (a) the amount required to be paid pursuant to clause (1)(b)(ii) below over (b) the actual amount paid pursuant to that clause from the Interest Proceeds for the Group 2 Mortgage Loans.

(b) From the Interest Proceeds for the Group 2 Mortgage Loans:

(i) To pay (x) the Master Servicing Fee and (y) thereafter without priority, the Credit Risk Manager Fee and any indemnities and expenses due and payable to the Servicer, the Master Servicer, the Securities Administrator, the Indenture Trustee, the

Custodian and the Owner Trustee, relating to or otherwise allocable to the Group 2 Mortgage Loans;

(ii) To pay concurrently to each class of the Class AV2 Notes, pro rata based upon the entitlement of each such class, its Current Interest; and

(iii) To pay to the Class AV1 Notes an amount equal to the excess, if any, of (a) the amount required to be paid pursuant to clause (1)(a)(ii) above over (b) the actual amount paid pursuant to that clause from the Interest Proceeds for the Group 1 Mortgage Loans.

(c) To pay, from any remaining Interest Proceeds, sequentially to each class of the Class M Notes in numeric order, its Current Interest.

(2)	Principal Proceeds will be paid in the following order of priority:

(a) On any Payment Date prior to the Stepdown Date or if a Trigger Event is in effect, the Principal Payment Amount will be paid first concurrently as provided in clauses (i) and (ii) below and thereafter as provided in clause (iii) below:

(i) To pay the Group 1 Principal Payment Amount to the Class AV1 Notes until its Class Principal Amount has been reduced to zero, and thereafter, as provided in clause (2)(a)(ii) below after application of the Group 2 Principal Payment Amount;

(ii) To pay the Group 2 Principal Payment Amount sequentially to the Class AV2-1, Class AV2-2, Class AV2-3 and Class AV2-4 Notes, in that order, in each case until the Class Principal Amount thereof has been reduced to zero, and thereafter, as provided in clause (2)(a)(i) above after application of the Group 1 Principal Payment Amount;

provided, however, that if the aggregate of the Adjusted Class Principal Amounts of the Class M Notes is zero immediately prior to such Payment Date, principal payments made to the Class AV2 Notes will be paid pro rata; and

(iii) To pay sequentially the balance of the Principal Payment Amount to each class of the Class M Notes in numeric order until the Adjusted Class Principal Amount of each such class has been reduced to zero.

(b) On any Payment Date on or after the Stepdown Date and if a Trigger Event is not in effect, the Principal Payment Amount will be paid first concurrently as provided in clauses (i) and (ii) below and thereafter sequentially as provided in clause (iii):

(i) To pay the lesser of the Group 1 Principal Payment Amount and a portion of the Senior Principal Payment Amount determined in accordance with the Allocation Percentage for the Group 1 Mortgage Loans to the Class AV1 Notes, until its Class Principal Amount has been reduced to zero, and thereafter, as provided in clause (2)(b)(ii) below, after application of the Group 2 Principal Payment Amount or the applicable portion of the Senior Principal Payment Amount, as the case may be;

(ii) To pay the lesser of the Group 2 Principal Payment Amount and a portion of the Senior Principal Payment Amount determined in accordance with the

Allocation Percentage for the Group 2 Mortgage Loans, sequentially to the Class AV2-1, Class AV2-2, Class AV2-3 and Class AV2-4 Notes, in that order, in each case until their respective Class Principal Amounts have been reduced to zero, and thereafter, as provided in clause (2)(b)(i) above, after application of the Group 1 Principal Payment Amount or the applicable portion of the Senior Principal Payment Amount, as the case may be;

provided, however, that if the aggregate of the Adjusted Class Principal Amounts of the Class M Notes is zero immediately prior to such Payment Date, principal payments made to the Class AV2 Notes will be paid pro rata; and

(iii) To pay to each of the Class M Notes sequentially their respective Principal Payment Amounts until the Adjusted Class Principal Amount of each such class has been reduced to zero.

(3)	Excess Cashflow will be paid in the following order of priority:

(a) To pay to each of the Class A Notes, pro rata based upon the entitlement of each such class, any remaining unpaid Current Interest;

(b) To pay the Overcollateralization Deficiency Amount as principal on the Offered Notes, payable in accordance with the payment of Principal Proceeds as set forth in clause (2) above, with amounts allocated between the Class AV1 Notes and Class AV2 Notes based upon the respective Allocation Percentages for the Group 1 and Group 2 Mortgage Loans;

(c) To pay sequentially to each class of Class M Notes in numeric order, any remaining unpaid Current Interest;

(d) If any Class Impairment Amount exists, sequentially to each class of Class M Notes in numeric order, to pay principal with respect to such class of Notes in reduction of its Class Principal Amount an amount equal to the Class Impairment Amount for such class;

(e) To pay any Basis Risk Shortfall payable to each class of Offered Notes, pro rata based upon the entitlement of such class;

(f) To pay any Deferred Interest sequentially to each class of Class M Notes in numeric order;

(g) To pay any Deferred Interest Basis Risk Shortfall sequentially to each class of Class M Notes in numeric order;

(h) To pay the Early Principal Payment Amount as principal on the Class M-12 and Class M-11 Notes in that order, until their Adjusted Class Principal Amounts have been reduced to zero; and

(i) To pay any remaining Excess Cashflow to the Non-Offered Notes and Certificate as described in the Transfer and Servicing Agreement.

Application of Cap Payments

On each Payment Date, any cap payments will be part of Interest Proceeds and paid as provided under “Payments on the Offered Notes—Priority of Payments on the Offered Notes” in this Prospectus Supplement.

Prepayment Premiums

Prepayment Premiums will be available to pay the Non-Offered Notes and the Certificate. Prepayment Premiums will not be available to pay the Offered Notes.

Definitions Relating to the Payments on the Offered Notes

The “Adjusted Class Principal Amount” for any Payment Date and a class of Offered Notes, prior to giving effect to principal payments made with respect to such class of Offered Notes on such Payment Date, is an amount equal to (a) the Class Principal Amount of such class of Offered Notes minus (b) the Class Impairment Amount, if any, of such class of Offered Notes.

The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the per annum mortgage rate less the sum of (i) the Servicing Fee rate, (ii) the Credit Risk Manager Fee rate and (iii) the Master Servicing Fee rate.

The “Aggregate Early Principal Payment Amount” for any Payment Date is the sum of all Early Principal Payment Amounts paid pursuant to clause 3(h) of the “Priority of Payments on the Offered Notes” on all prior Payment Dates.

The “Allocation Percentage” for each Payment Date and group of Mortgage Loans is the percentage equivalent of a fraction, the numerator of which is (i) the Principal Proceeds for that group of Mortgage Loans for the related Due Period, and the denominator of which is (ii) the sum of the Principal Proceeds for both groups of Mortgage Loans for the related Due Period.

The “Available Funds” for each Payment Date will be the sum of the Interest Proceeds and the Principal Proceeds for both Mortgage Loan Groups for such Payment Date.

The “Available Funds Rate” for each Payment Date is the per annum rate equal to the sum of (a) the product of (i) the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans for the related Due Period, weighted on the basis of their Scheduled Principal Balance as of the beginning of the related Due Period, (ii) 30 divided by the actual number of days in the related Interest Accrual Period, and (iii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period divided by the aggregate Adjusted Class Principal Amount of the Offered Notes immediately prior to such Payment Date and (b) the product of (i) 360 divided by the actual number of days in the Interest Accrual Period and (ii) any funds received by the trust pursuant to the Cap Agreement for such Payment Date, divided by the aggregate of the Adjusted Class Principal Amounts of the Offered Notes immediately prior to such Payment Date.

The “Basis Risk Shortfall” for each Payment Date and each class of Offered Notes is the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest at the Formula Rate for such Payment Date over (ii) the Current Interest actually accrued on such class of Offered Notes at an interest rate equal to the Available Funds Rate, (b) any amount described in clause (a) above for such class remaining unpaid from prior Payment Dates and (c) interest on the amount in clause (b) above at the Formula Rate.

A “Business Day” is any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the states of California, Arizona, New York, Maryland and Minnesota are authorized or obligated by law or executive order to be closed.

The “Class Impairment Amount” for any Payment Date and the Class M Notes, prior to giving effect to any principal payments made with respect to such Notes on the current Payment Date, is the lesser of (a) the Class Principal Amount of such class of Notes and (b) the amount, if any, by which the sum of the Class Principal Amount of such class of Notes and all classes of Offered Notes that are senior to such class of Notes exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Class M-1 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Amount of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-1 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 58.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-2 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the Adjusted Class Principal Amount of the Class M-1 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amount of the Class M-1 Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-2 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 66.00% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-3 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amounts of the Class A Notes and the aggregate Adjusted Class Principal Amount of the Class M-1 and Class M-2 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-3 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 70.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-4 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-3 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-4 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 74.30% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-5 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-4 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-5 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 77.70% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-6 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-5 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-6 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 80.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-7 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-6 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-7 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 84.00% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-8 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-7 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-8 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 86.20% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the

Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-9 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-8 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-9 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 88.70% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-10 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-9 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-10 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 90.60% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-11 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-10 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-11 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 92.60% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-12 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-11 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-12 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 96.00% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class Principal Amount” for any class of Notes is the initial principal amount thereof on the Closing Date, less all amounts previously paid with respect to such class of Notes as principal on all prior Payment Dates.

The “Cumulative Realized Loss Percentage” for any Payment Date means a fraction, expressed as a percentage, obtained by dividing (a) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans in the entire mortgage loan pool from the Cut-off Date through the last day of the related Due Period by (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Current Interest” for any Payment Date and each class of Offered Notes is the sum of (a) the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate for such class of Offered Notes on its Adjusted Class Principal Amount immediately prior to such Payment Date, and (b) the sum of (i) any unpaid Current Interest from previous Payment Dates for such class of Offered Notes, and (ii) interest thereon at the applicable Note Interest Rate for such Payment Date.

The “Deferred Interest” for the Class M Notes and any Payment Date is equal to the sum of (a) the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate on the Class Impairment Amount for that class, (b) any amount described in clause (a) for prior Payment Dates remaining unpaid, and (c) interest accrued on the amount described in clause (b) above during the Interest Accrual Period related to such Payment Date at the applicable Note Interest Rate.

The “Deferred Interest Basis Risk Shortfall” for each Payment Date and each class of Class M Notes is the sum of (a) the excess, if any, of (i) the amount that would have been the Deferred Interest at the Formula Rate for such Payment Date over (ii) the Deferred Interest accrued on such class of Class M at an interest rate equal to the Available Funds Rate, (b) any amount described in clause (a) above for such class remaining unpaid from prior Payment Dates and (c) interest on the amount in clause (b) above at the Formula Rate.

The “Delinquency Rate” for any Due Period is the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of the preceding calendar month, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the last day of such calendar month.

The “Due Date” is the day of the month on which the Scheduled Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related mortgage note.

The “Due Period” for any Payment Date is the period commencing on the second day of the calendar month immediately preceding the month in which such Payment Date occurs (or the date following the Cut-off Date in respect of the first Due Period) and ending on the first day of the calendar month in which such Payment Date occurs.

The “Early Principal Payment Amount” for any Payment Date is the lesser of (a) the sum of the Adjusted Class Principal Amount of the Class M-11 and Class M-12 Notes immediately prior to such Payment Date reduced by any payments of principal on such Payment Date from the Principal Payment Amount and from Excess Cashflow applied to pay the Overcollateralization Deficiency Amount and (b) 50% of the remaining Excess Cashflow after payment of clauses (3)(a) through (3)(g) of “Priority of Payments on the Offered Notes.”

The “Excess Cashflow” for any Payment Date will be an amount equal to the Available Funds remaining after their payment in priorities (1) and (2) under “Description of the Offered Notes—Payments on the Offered Notes—Priority of Payments on the Offered Notes.”

The “Formula Rate” for each class of Offered Notes will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus the applicable margin set forth on page S-vii for such class of Offered Notes and (ii) 14.00%.

The “Group 1 Principal Payment Amount” for each Payment Date is the portion of the Principal Payment Amount attributable to the Group 1 Mortgage Loans, determined in accordance with the Allocation Percentage for the Group 1 Mortgage Loans.

The “Group 2 Principal Payment Amount” for each Payment Date is the portion of the Principal Payment Amount attributable to the Group 2 Mortgage Loans, determined in accordance with the Allocation Percentage for the Group 2 Mortgage Loans.

The “Interest Accrual Period” for each Payment Date is the period beginning with the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date. Accrued interest will be calculated based upon a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

The “Interest Proceeds” with respect to any Payment Date and each group of Mortgage Loans, generally, are the sum of (a) the sum of all scheduled and unscheduled payments of interest on the Mortgage Loans in such group, all proceeds in respect of interest from the liquidation of Mortgage Loans in such group, all insurance proceeds on the Mortgage Loans in such group in respect of interest and certain proceeds in respect of interest from the repurchase of a Mortgage Loan in such group upon a breach of representations regarding such Mortgage Loan, each as is received or advanced in a related Due Period or the related Prepayment Period, as applicable and (b) such group’s pro rata share, based on Scheduled Principal Balance of the Mortgage Loans in such loan group, of any payments received by the Trust pursuant to the Cap Agreement, less the Servicing Fee with respect to such Payment Date, excluding any Prepayment Premiums.

The “Margin Stepup Date” is the first Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period is less than 20% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Note Interest Rate” on each class of Offered Notes will be equal to the lesser of (i) the related Formula Rate and (ii) the Available Funds Rate.

The “Overcollateralization Amount” as of any date of determination is equal to the excess of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (ii) the Adjusted Class Principal Amount of the Offered Notes after taking into account all payments of principal on such Payment Date. On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. On each Payment Date, Excess Cashflow, if any, remaining after application for payment of any unpaid interest amount on the Class A Notes will be used to build or maintain the Target Overcollateralization Amount.

The “Overcollateralization Deficiency Amount” for any Payment Date is the excess, if any, of (a) the Target Overcollateralization Amount for such Payment Date over (b) the Overcollateralization

Amount for such Payment Date, after giving effect to the payment of the Principal Payment Amount on such Payment Date.

The “Overcollateralization Release Amount” for each Payment Date is the lesser of (a) the sum of the Principal Proceeds for both loan groups for such Payment Date and (b) the excess of (i) the Overcollateralization Amount for such Payment Date (assuming, for the purposes of this calculation, that 100% of the Principal Proceeds is applied as payments of principal on the Offered Notes on that Payment Date) over (ii) the Target Overcollateralization Amount for such Payment Date.

The “Prepayment Period” with respect to any Payment Date and (i) any Principal Prepayment in full, is the period that commences on and includes the 16th day of the month immediately preceding the month in which such Payment Date occurs (or from the Cut-off Date, in the case of the first Prepayment Period) and ends on and includes the 15th day of the month in which such Payment Date occurs, and (ii) any partial Principal Prepayment, the calendar month preceding the month in which such Payment Date occurs.

The “Principal Payment Amount” with respect to any Payment Date is an amount equal to the lesser of (a) the Adjusted Class Principal Amount of the Offered Notes and (b) the excess of (i) the Principal Proceeds for both loan groups over (ii) the Overcollateralization Release Amount for such Payment Date.

The “Principal Proceeds” for any Payment Date and each group of Mortgage Loans, generally, are the sum of all scheduled and unscheduled payments of principal on the Mortgage Loans in such loan group, all proceeds in respect of principal from the liquidation of Mortgage Loans in such loan group, all insurance proceeds on the Mortgage Loans in such loan group in respect of principal, and all principal proceeds from the repurchase of a Mortgage Loan in such loan group upon a breach of representations regarding such Mortgage Loan in such loan group, each as is received or advanced in a related Due Period or the related Prepayment Period, as applicable, but excluding any Prepayment Premiums. If additional amounts are recovered in any calendar month with respect to a Mortgage Loan following liquidation and the determination of the amount of Realized Losses with respect thereto, (i) such recovery shall be part of the of the Principal Proceeds for the applicable Mortgage Loan Group on the following Payment Date, and (ii) the Class Impairment Amount, if any, of the most senior class of Class M Notes with a Class Impairment Amount shall be reduced by the amount of such recovery.

A “Realized Loss” with respect to a Mortgage Loan that becomes a liquidated loan is equal to the positive difference between the unpaid principal balance of the Mortgage Loan and the net liquidation proceeds relating thereto.

The “Rolling Three Month Delinquency Rate” with respect to any Payment Date is the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second Payment Dates) immediately preceding months.

The “Senior Enhancement Percentage” for a Payment Date is a percentage equal to (a) the sum of the aggregate Adjusted Class Principal Amount of the Class M Notes and the Overcollateralization Amount, in each case before taking into account any payments of principal on the Offered Notes on that Payment Date divided by (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

The “Senior Principal Payment Amount” is with respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Proceeds and (2) the aggregate Class Principal Amount of the Class A Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment  Amount and

(2) the excess, if any, of (x) the aggregate Class Principal Amount of the Class A Notes immediately prior to that Payment Date over (y) the lesser of (A) 51.20% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Stepdown Date” is the earlier to occur of (a) the Payment Date on which the aggregate Class Principal Amount of the Class A Notes is reduced to zero, and (b) the later to occur of (i) the Payment Date in December 2008 and (ii) the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 48.80%.

The “Target Overcollateralization Amount” with respect to any Payment Date prior to the Stepdown Date, will be equal to the sum of (a) approximately 2.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and (b) the Aggregate Early Principal Payment Amount.

For any Payment Date on or after the Stepdown Date, approximately the lesser of (a) the amount described in the preceding paragraph, and (b) the greater of (i) the excess of (x) approximately 9.40% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (y) the aggregate Class Principal Amounts of the Class M-11 and Class M-12 Notes immediately prior to such Payment Date, and (ii) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, if a Trigger Event has occurred and is continuing on the related Payment Date, the Target Overcollateralization Amount will equal the Target Overcollateralization Amount on the preceding Payment Date (after taking into account any Early Principal Payment Amount paid on such preceding Payment Date).

A “Trigger Event” is in effect on any Payment Date on or after the Stepdown Date, if either (a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 32.00% of the Senior Enhancement Percentage on such Payment Date or (b) the Cumulative Realized Loss Percentage on such Payment Date exceeds the percentage specified in the table below for such Payment Date:

Payment Date Occurring In	Percentage
December 2007-November 2008	1.65% for the first month, plus an additional 1/12th of 2.00% for each month thereafter

December 2008-November 2009	3.65% for the first month, plus an additional 1/12th of 2.05% for each month thereafter

December 2009-November 2010	5.70% for the first month, plus an additional 1/12th of 1.00% for each month thereafter

December 2010-November 2011	6.70% (or 7.30% if the Class Principal Amounts of the Class M-11 and Class M-12 Notes have been reduced to zero) for the first month plus an additional 1/12 of 0.25% (or 0.30% if the Class Principal Amounts of the Class M-11 and Class M-12 Notes have been reduced to zero) for each month thereafter.

December 2011 and thereafter	7.00% (or 8.00% if the Class Principal Amounts of the Class M-11 and Class M-12 Notes have been reduced to zero)

Measurement of Delinquencies

For each Payment Date, the Servicer will determine the delinquency of a Mortgage Loan based on the number of days past due on a contractual basis. No mortgage loan will be considered delinquent for these purposes until it is one month past due on a contractual basis.

Determination of LIBOR

With respect to each Payment Date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Depositor), the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amounts of the Offered Notes. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amounts of the Offered Notes. If no quotations can be obtained, the rate will be one-month LIBOR for the prior Payment Date.

LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Note Interest Rates applicable to the Offered Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Credit Enhancement

Credit enhancement for the Offered Notes will consist of Excess Cashflow, overcollateralization, the Cap Agreement and subordination (to the extent applicable for each class of Offered Notes) in each case as described in this Prospectus Supplement.

Excess Interest

The Mortgage Loans accrue interest each month in an aggregate amount that is expected to exceed the amount needed to pay Current Interest on the Offered Notes and the fees of the Servicer, the Master Servicer, the Securities Administrator, the Credit Risk Manager, the Custodian, the Owner Trustee and the Indenture Trustee, and any expenses of the foregoing parties payable by the Issuer. Such excess interest, if any, from the Mortgage Loans each month, together with any other Excess Cashflow, will be available (a) to absorb losses on the Mortgage Loans and to pay down the Offered Notes to restore and maintain overcollateralization at the Target Overcollateralization Amount; (b) to pay unpaid Current Interest, Class Impairment Amounts, Basis Risk Shortfalls, Deferred Interest and Deferred Interest Basis Risk Shortfalls; and (c) in part to pay principal on the Class M-12 and Class M-11 Notes.

Overcollateralization

Credit enhancement with respect to the Offered Notes will be provided by overcollateralization resulting from the aggregate Scheduled Principal Balance of the Mortgage Loans exceeding the aggregate Adjusted Class Principal Amount on the Offered Notes. On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. The maintenance of the Overcollateralization Amount at the Target Overcollateralization Amount is intended to be accomplished by the application of available Excess Cashflow to accelerate the payment of the Adjusted Class Principal Amount of the applicable classes of Offered Notes. The application of available Excess Cashflow to reduce the aggregate Adjusted Class Principal Amount of the Offered Notes on any Payment Date will have the effect of accelerating the amortization of the Offered Notes relative to the amortization of the Mortgage Loans.

The Transfer and Servicing Agreement generally provides that, on any Payment Date, amounts collected on the Mortgage Loans in respect of principal to be applied on such Payment Date will be paid to Noteholders in reduction of the aggregate Class Principal Amount of the Offered Notes on such Payment Date. If the Overcollateralization Amount were reduced to zero, further losses and delinquencies on the Mortgage Loans would result in there not being sufficient funds to pay all amounts due on the Offered Notes.

Payments to the Holders of the Non-Offered Notes and the Certificate

On each Payment Date, any Excess Cashflow remaining after making payments of interest and principal due on the Offered Notes and other payments required on such Payment Date will be paid to the holders of the Non-Offered Notes and the Certificate as provided in the Indenture and the Trust Agreement, free of the lien of the Indenture. Such amounts will not be available to make payments on the Offered Notes on any subsequent Payment Date. The holders of Non-Offered Notes and the Certificate also will be entitled to receive directly any Prepayment Premiums paid on the Mortgage Loans. See “The Trust—General” and “Description of the Offered Notes—Payment on the Offered Notes—Priority of Payments on the Offered Notes” in this Prospectus Supplement.

Maturity Date

The “Maturity Date” for the Offered Notes has been determined to be the Payment Date following the month of the latest scheduled maturity date of any Mortgage Loan as of the Cut-off Date. The failure to pay the outstanding Class Principal Amount for each class on the Maturity Date constitutes an Indenture Event of Default.

Optional Redemption

The holder of the Certificate may, at its option purchase all of the Mortgage Loans and redeem the Notes in whole, but not in part, on any Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period is equal to or less than 20% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Any redemption will be at a price equal to 100% of the aggregate Class Principal Amount of the Notes, plus accrued and unpaid interest (including any Deferred Interest, Basis Risk Shortfall and Deferred Interest Basis Risk Shortfall) through the day preceding the Payment Date on which the Notes are redeemed. The holder of the Certificate also will be obligated to pay any unpaid administrative expenses of the trust and unpaid advances in connection with such redemption. Such price will be payable only in cash. See “Description of the Securities—Optional Redemption or Termination” in the accompanying prospectus. There will be no penalty assessed in connection with such redemption. Because the margin on the Offered Notes increases on the Margin Stepup Date, the certificateholder will have an incentive to redeem the Offered Notes if the value of the Mortgage Loans at that time exceeds the outstanding principal amount of the Offered Notes. Notice of redemption must be mailed by the Depositor to the Securities Administrator at least twenty days prior to the Payment Date set for such optional redemption. Interest Proceeds and Principal Proceeds for each group of Mortgage Loan will be applied pursuant to “Payments on the Offered Notes—Priority of Payments on the Offered Notes.”

Clean-up Call

The Servicer may, at its option, purchase all of the Mortgage Loans on the Payment Date related to a Due Period on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period is equal to or less than 10% of the Cut-off Date Balance. The purchase price of the Mortgage Loans will be equal to the greater of (a) 100% of the aggregate Class Principal Amount of the Notes, plus unpaid interest (including any Deferred Interest, Basis Risk Shortfall and Deferred Interest Basis Risk Shortfall) through the day before the final Payment Date and any unpaid administrative expenses of the Trust and (b) the aggregate Scheduled Principal Balance of all Mortgage Loans as of the last day of the related Due Period plus any Principal Proceeds and Interest Proceeds collected on the Mortgage Loans during the related Due Period and any unreimbursed Advances. The price will be payable only in cash. The Notes will be retired on that Payment Date with the proceeds of the sale of the Mortgage Loans to the Servicer. Notice of a clean-up call must be mailed by the Servicer to the Securities Administrator at least twenty days prior to the Payment Date set for such clean-up call and by the Securities Administrator to the Noteholders at least ten days prior to the Payment Date set for such clean-up call. Interest Proceeds and Principal Proceeds for each group of Mortgage Loans will be applied pursuant to “Description of Offered Notes—Payments on the Offered Notes—Priority of Payments on the Offered Notes.” If the servicer fails to exercise this right, the Master Servicer has the right to exercise the clean-up call.

Optional Purchase

The Seller has the option, in its sole discretion, to acquire a Mortgage Loan or any REO Property (i) that becomes 90 or more days delinquent or is acquired through foreclosure proceedings or deed in lieu thereof, or (ii) where the related Mortgaged Property has suffered material damage, provided that the Seller may not acquire more than 2% of the Mortgage Loans by aggregate Cut-off Date Balance.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield and Prepayments

General

The effective yields to maturity to the Noteholders will be affected by the rate of principal collections on the Mortgage Loans and the application of that principal and Excess Cashflow to retire the Class Principal Amount of the Offered Notes. In particular, prepayments (which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) of the Mortgage Loans and resulting Prepayment Interest Shortfalls may affect a Noteholder’s yield to maturity. Other factors that may affect yields to maturity include the extent to which Mortgage Loans bearing higher mortgage rates prepay at a more rapid rate than Mortgage Loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses and the purchase price for the Offered Notes.

If the purchaser of an Offered Note offered at a discount from its initial Class Principal Amount calculates its anticipated yield to maturity (or optional termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an Offered Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated.

The rate of principal collections on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of realized losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Prepayments, liquidations and repurchases of Mortgage Loans will result in payments to holders of the Offered Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Approximately 10.55% of the Group 1 Mortgage Loans and approximately 21.81% of the Group 2 Mortgage Loans, by their Cut-off Date Balances, do not provide for monthly payments of principal for a designated period of years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such designated period. In addition, because no principal is due on such loans for their designated period, as applicable, the aggregate Class Principal Amount of the Offered Notes will amortize at a slower rate during such period than would otherwise be the case, and will amortize faster thereafter. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

The Note Interest Rate is subject to an Available Funds Rate

The Note Interest Rate for each of the Offered Notes is subject to a monthly payment cap based upon the Available Funds Rate. See “Description of the Offered Notes—Definitions Relating to Payments on the Offered Notes” in this Prospectus Supplement.

To the extent the Available Funds Rate is paid to any class of the Offered Notes, the difference between the Formula Rate and the Available Funds Rate will create a shortfall that will carry forward with interest thereon as “Basis Risk Shortfall.” Basis Risk Shortfall will only be payable from any Excess Cashflow available for that purpose as described in this Prospectus Supplement.

Prepayments

The rate of prepayments on the Mortgage Loans will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans may experience different rates of prepayment. Approximately 87.25% of the of the Group 1 Mortgage Loans and approximately 82.73% of the Group 2 Mortgage Loans, by their Cut-off Date Scheduled Principal Balances, are Adjustable Rate Mortgage Loans (including Adjustable Rate Balloon Mortgage Loans). All of the Adjustable Rate Mortgage Loans are hybrid Mortgage Loans that have mortgage rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the mortgage rates on a semi-annual basis. Approximately 11.93% of the Group 1 Adjustable Rate Mortgage Loans and approximately 11.78% of the Group 2 Adjustable Rate Mortgage

Loans are Balloon Mortgage Loans as to which the principal amount of the Mortgage Loan is amortized over 40 years, but is due in full after 30 years. When such hybrid Mortgage Loans begin their adjustable period, increases and decreases in the mortgage rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment, where the mortgage rate will be limited by the Initial Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with mortgage rates. As a result, the mortgage rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. See “The Mortgage Loans—Adjustable Rate Mortgage Loans” in this Prospectus Supplement.

Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate mortgage loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such interest rates and monthly payments may be significantly higher than the current interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans.

The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period. Approximately 66.88% of the Group 1 Mortgage Loans and approximately 74.39% of the Group 2 Mortgage Loans, by their Cut-off Date Balances, are subject to Prepayment Premiums during intervals ranging from one to three years following origination, as described under “Description of the Mortgage Loans—General” in this Prospectus Supplement. Prepayment Premiums will not be available to make payments of principal or interest on the Offered Notes.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Transfer and Servicing Agreement, the Seller will represent and warrant that as of the Closing Date each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Originator or the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, neither the Seller nor the Originator will have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, realized losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans in a group may reduce the weighted average lives of the related Offered Notes and will reduce the yields on such Offered Notes to the extent they are purchased at a premium. See “Risk Factors—Risks Related to the Mortgage Loans—Geographic concentration of mortgage loans may adversely affect your offered notes” in this Prospectus Supplement.

Overcollateralization

The yields of the Offered Notes will be affected by the application of Excess Cashflow as described in this Prospectus Supplement and by the amount of overcollateralization. The amount of Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance that overcollateralization will be maintained at the levels described in this Prospectus Supplement.

As described in this Prospectus Supplement, Excess Cashflow will be applied, to the extent available, as an additional payment of principal on the Offered Notes to maintain overcollateralization at the required level. The level of Excess Cashflow available on any Payment Date will be influenced by, among other things:

•	the Overcollateralization Amount of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amount of the Offered Notes;

•	the loss experience of the Mortgage Loans. For example, Excess Interest will be reduced as a result of Realized Losses on the Mortgage Loans;

•	the extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceed the interest rates of the Offered Notes; and

•	the expenses of the Trust, and fees payable by it, including the Servicing Fee, Owner Trustee fee, Credit Risk Manager Fee and Master Servicing Fee, and amounts to be reimbursed to the Servicer, the Master Servicer, the Custodian, the Owner Trustee, the Indenture Trustee and the Securities Administrator.

No assurances can be given as to the amount or timing of Excess Cashflow distributable on the Offered Notes.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average life of an Offered Note is determined by (i) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above. The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of Excess Cashflow applied in reduction of the Class Principal Amount of the Offered Notes.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans is a prepayment assumption (the “Prepayment Assumption”) that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For the Adjustable Rate Mortgage Loans, 100% of the Prepayment Assumption assumes a constant prepayment rate (“CPR”) of 6% in month 1, an additional 1/11th of 18% CPR for each month thereafter, increasing to 24% CPR in month 12 and remaining constant at 24% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 28, decreasing by 1/6th of 20% CPR for each month thereafter and remaining constant at 30% CPR from month 34 and thereafter. For the Fixed Rate Mortgage Loans, 100% of the Prepayment Assumption assumes a CPR of 4% in month 1, an additional 1/11th of 16% CPR for each month thereafter, increasing to and remaining constant at 20% CPR from month 12 and thereafter.

As used in the tables that appear in Annex C to this Prospectus Supplement, a 100% Prepayment Assumption assumes prepayment rates equal to 100% of the related Prepayment Assumption, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the related Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables that appear in Annex C to this Prospectus Supplement were prepared based on the following assumptions (collectively, the “Modeling Assumptions”):

•	the initial Class Principal Amounts are as set forth in the table on page S-vii of this Prospectus Supplement and the interest rates are calculated as described therein;

•	the Mortgage Loans prepay at the specified percentages of the Prepayment Assumption;

•	each Scheduled Monthly Payment of principal and interest is timely received on the first day of each month commencing in December 2005;

•	principal prepayments are received in full on the last day of each month commencing in November 2005 and include 30 days interest;

•	there are no defaults or delinquencies on the Mortgage Loans;

•	an Indenture Event of Default has not occurred;

•	Payment Dates occur on the 25th day of each month, commencing in December 2005;

•	there are no purchases or substitutions of Mortgage Loans;

•	the Notes are issued on December 15, 2005;

•	the Mortgage Loans have the characteristics described in “Assumed Mortgage Loan Characteristics of the Fixed Rate Mortgage Loans” and “Assumed Mortgage Loan Characteristics of the Adjustable Rate Mortgage Loans” in Annex B to this Prospectus Supplement;

•	the Servicing Fee, Credit Risk Manager Fee and the Master Servicing Fee are as described in this Prospectus Supplement;

•	the value of Six-Month LIBOR Index remains constant at 4.64938% and the value of One-Month LIBOR Index remains constant at 4.36000%; and

•	the Optional Redemption and Clean-up Call are not exercised, except where indicated in Annex C.

The Mortgage Loans are aggregated into assumed mortgage loans having the characteristics as described in the chart that appears in Annex B to this Prospectus Supplement.

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables that appear in Annex C to this Prospectus Supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the mortgage rate of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average mortgage rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

Subject to the foregoing discussion and assumptions, the tables that appear in Annex C to this Prospectus Supplement indicate the weighted average lives of the Offered Notes and sets forth the percentages of the initial Class Principal Amounts of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

THE TRUST

General

FBR Securitization Trust 2005-5 is a statutory trust (the “Trust”) formed under the laws of the State of Delaware pursuant to a trust agreement (the “Initial Trust Agreement”), between the Depositor and the Owner Trustee. On the Closing Date, the Initial Trust Agreement will be superseded in its entirety by a Trust Agreement, dated as of December 15, 2005 (the “Trust Agreement”), by and among the Owner Trustee, the Securities Administrator and the Depositor.

In connection with the issuance of the Notes, the trust will issue a certificate (the “Certificate”) pursuant to the Trust Agreement. The Certificate will represent the ownership interest in the Trust. The Certificate is not being offered by this Prospectus Supplement and the accompanying prospectus. On the Closing Date, the Certificate will be issued to FBR Trust Investments, LLC, an affiliate of the Depositor. The Non-Offered Noteholders or the Certificateholder will receive certain payments in respect of the Excess Cashflow in excess of required payments on the Offered Notes, as well as Prepayment Premiums.

The Trust’s principal offices are located in Wilmington, Delaware in care of Wilmington Trust Company, as owner trustee, at the address set forth under “The Owner Trustee, Securities Administrator and Custodian” in this Prospectus Supplement.

Assignment of Mortgage Loans

Each Mortgage Loan was originated by Aames Investment Corporation (the “Originator”). The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under “The Originator Underwriting Guidelines” in this Prospectus Supplement. From time to time prior to the Closing Date, the Originator sold the Mortgage Loans to MHC I, Inc., or its affiliates. MHC I, Inc. (the “Seller”), an affiliate of the Depositor, will reacquire the Mortgage Loans from its affiliates on or before the Closing Date and sell them to the Depositor.

Pursuant to the Transfer and Servicing Agreement, the Seller will sell the Mortgage Loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such Mortgage Loans after the Cut-off Date, to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will then convey such Mortgage Loans, together with such rights to payments, to the Trust.

At the time of the issuance of the Offered Notes, the Trust will pledge to the Indenture Trustee for the benefit of the Noteholders all of the Trust’s right, title and interest in and to the Mortgage Loans. Concurrently with such pledge, the Securities Administrator will authenticate and deliver the Offered Notes at the direction of the Trust in exchange for, among other things, the Mortgage Loans.

Pursuant to the Indenture, each Mortgage Loan securing the Offered Notes includes the following, among other things:

•	all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof;

•	any mortgaged properties obtained by foreclosure or deed in lieu of foreclosure, and any revenues received from the foreclosed properties; and

•	the rights of the Indenture Trustee (or the Securities Administrator on its behalf) to receive proceeds of the applicable mortgage loan insurance policies and funds, if any, required to be maintained under the terms of the Indenture and the Transfer and Servicing Agreement, as applicable.

The Mortgage Loans transferred to the Trust will be identified in a schedule (the “Mortgage Schedule”) delivered pursuant to the Transfer and Servicing Agreement, which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the mortgage rate, the Scheduled Monthly Payment and the maturity date.

As to each Mortgage Loan, the following documents are generally required to be delivered to Deutsche Bank National Trust Company, as custodian (the “Custodian”), on or prior to the Closing Date, in accordance with the Transfer and Servicing Agreement and the Indenture:

•	the related original mortgage note endorsed without recourse to the Indenture Trustee or in blank, or, to the extent that the original mortgage note has been lost, a certified copy of the mortgage note together with a lost note affidavit;

•	the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage loan has not yet been returned by the recording office, an officer’s certificate of the Seller stating that such mortgage has been dispatched to the appropriate public recording office and that the original recorded mortgage or copy thereof certified to be a true and complete copy of such mortgage sent for recording will be promptly delivered to the Custodian);

•	an original assignment of the mortgage to the Indenture Trustee or in blank in recordable form with respect to all mortgages other than mortgages registered on the Mortgage Electronic Registration System, Inc. (“MERS”);

•	the policies of title insurance issued with respect to each Mortgage Loan; and

•	the originals of any assumption, modification, or extension agreements.

Certain of the mortgages or assignments of mortgages will have been recorded in the name of MERS, as agent of the holder of the related mortgage note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the related Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Servicer will confirm that the Indenture Trustee is shown as the owner of the related Mortgage Loan on the records of MERS, and will certify such confirmation.

Representations

Pursuant to the terms of the initial sale agreement, the Originator has made certain representations and warranties concerning the Mortgage Loans. Those representations generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Mortgage Loans—Representations and Warranties; Repurchases.” The representations and warranties of the Originator in respect of the Mortgage Loans generally will have been made as of the date they were sold to the Seller. The Seller will supplement certain of those representations as of the Closing Date.

Under the terms of the Indenture and the Transfer and Servicing Agreement, and subject to the Seller’s option to effect a substitution as described in the next paragraph, the Originator or the Seller, as applicable, will be obligated to repurchase any Mortgage Loan for its Repurchase Price within 90 days after their discovery, or receipt of written notice from the party discovering such breach, of a breach of any representation or warranty made or assigned by the Seller in the Transfer and Servicing Agreement that materially and adversely affects the Indenture Trustee’s or the Noteholders’ interest in any Mortgage Loan, if the breach has not been cured by the 90th day of such notice. The “Repurchase Price” for any Mortgage Loan will be the unpaid principal balance of the Mortgage Loan at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the Mortgage Loan following the repurchase, and any costs and damages incurred in connection with the violation by such Mortgage Loan of any predatory or anti-abusive lending law. Prior to being paid to Noteholders, this Repurchase Price will be used to reimburse the Servicer or Master Servicer for any previously unreimbursed advances made by the Servicer or Master Servicer in respect of the repurchased Mortgage Loan.

The Originator also is obligated to repurchase any Mortgage Loan as to which the borrower fails to make his or her first Scheduled Monthly Payment by the Due Date of the next Scheduled Monthly Payment.

In lieu of repurchasing a Mortgage Loan as specified in the preceding paragraph, the Seller may, at its option, substitute a Qualified Substitute Mortgage for any Mortgage Loan to be repurchased. A “Qualified Substitute Mortgage” is any Mortgage Loan that, on the date of substitution, among other things:

•	has an outstanding principal balance not greater than the Scheduled Principal Balance of the replaced Mortgage Loan;

•	has a net mortgage rate not less than, and not more than two percentage points in excess of, the net mortgage rate of the replaced Mortgage Loan;

•	has a remaining term to maturity not longer than, and not more than one year shorter than, that of the replaced Mortgage Loan;

•	complies with the mortgage representations and warranties in the Transfer and Servicing Agreement;

•	is the same type as the replaced Mortgage Loan;

•	has a Gross Margin not less than that of the replaced Mortgage Loan;

•	has the same Index as the replaced Mortgage Loan, if the original Mortgage Loan is an adjustable rate Mortgage Loan;

•	has the same lien priority as the lien priority of the replaced Mortgage Loan;

•	has a credit score not less than that of the replaced Mortgage Loan;

•	has a Loan-to-Value Ratio not greater than that of the replaced Mortgage Loan; and

•	is of the same loan grade as that of the replaced Mortgage Loan.

If more than one Mortgage Loan is substituted for a replaced Mortgage Loan, the Scheduled Principal Balances may be determined on an aggregate basis and the Net Mortgage Rate and term may be determined on a weighted average basis. A Qualified Substitute Mortgage also shall satisfy the following criteria as of the date of its substitution for a replaced Mortgage Loan:

•	the Mortgage Loan shall not be 30 or more days delinquent;

•	the mortgage loan file for such Mortgage Loan shall not contain any material deficiencies in documentation, and shall include an executed mortgage note or lost note affidavit, as applicable, and, a recorded mortgage;

•	no property securing such mortgage may be the subject of foreclosure, bankruptcy, or insolvency proceedings; and

•	such Mortgage Loan must be secured by a Mortgage Loan with the same lien priority as the replaced Mortgage Loan.

The Seller or the Originator, as applicable, will make a payment to the Securities Administrator for deposit into the Payment Account in the amount, if any, by which the aggregate of the Scheduled Principal Balances of any replaced Mortgage Loans exceeds the aggregate of the Scheduled Principal Balances of the Mortgage Loans being substituted for the replaced Mortgage Loans together with one month’s interest on such excess amount at the Net Mortgage Rate of the Mortgage Loan that is being replaced.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Originator or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes may incur a loss.

The Cap Agreement

On the Closing Date, the Trust will enter into a cap agreement (the “Cap Agreement”) with the Cap Provider that will be assigned to the Indenture Trustee for the benefit of the Noteholders. With respect to each Payment Date, if One-Month LIBOR exceeds the applicable rate (the “Strike Rate”), the Cap Agreement will provide for the payment to the Trust of an amount equal to the result of multiplying (A) the product of (a) the rate equal to the excess of (x) One-Month LIBOR over (y) the applicable Strike Rate and (b) a notional amount (the “Cap Notional”) by (B) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360. The aggregate of all payments made on a Payment Date pursuant to the Cap Agreement is referred to in this Prospectus Supplement as a “Cap Payment.”

The Strike Rate and the Cap Notional with respect to the Cap Agreement for each applicable Payment Date are set forth on Annex D to this Prospectus Supplement. We can give you no assurance that the Mortgage Loans will pay at that rate or at any other rate. The Cap Agreement is effective beginning with the first Payment Date. The Cap Agreement will terminate on the Payment Date in November 2010.

Upon the occurrence of any Event of Default or Termination Event, each as defined in the Cap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events as defined in the Cap Agreement), an Early Termination Date may be designated by one of the parties (as specified in the Cap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Cap Agreement. The occurrence of an Early Termination Date under the Cap Agreement will constitute a “Cap Early Termination.”

Upon any Cap Early Termination, the Cap Provider may be liable to make a termination payment (the “Cap Termination Payment”) to the Trust (regardless, if applicable, of which of the parties has caused the termination). The Cap Termination Payment will be based on the value of the Cap Agreement computed in accordance with the procedures set forth in the Cap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Cap Provider under the remaining scheduled term of the Cap Agreement. The Issuer will not be required to make any payments to the Cap Provider upon any Cap Early Termination.

Upon a Cap Early Termination, the holder of the Certificate on behalf of the Issuer shall seek a replacement Cap Provider to enter into a replacement Cap Agreement or similar agreement. To the extent the Trust receives a Cap Termination Payment from the Cap Provider, the Issuer shall apply all or such portion of such Cap Termination Payment as may be required to the payment of amounts due to a replacement Cap Provider under a replacement Cap Agreement or similar agreement.

A Cap Termination Payment that is triggered upon: (i) an Event of Default under the Cap Agreement with respect to which the Cap Provider is a Defaulting Party (as defined in the Cap Agreement), (ii) a Termination Event under the Cap Agreement with respect to which the Cap Provider is the sole Affected Party (as defined in the Cap Agreement) or (iii) an Additional Termination Event under the Cap Agreement with respect to which the Cap Provider is the sole Affected Party, shall be a “Cap Provider Trigger Event.”

The Cap Provider’s obligations may be guaranteed by a Cap Guarantor. An Additional Termination Event may occur if the Cap Provider or Cap Guarantor fails to comply with the Downgrade Provisions (as defined below). If the Cap Provider’s or Cap Guarantor’s credit ratings fall below the levels specified in the Cap Agreement, the Cap Provider, or the Cap Guarantor on its behalf, may be required to (1) post collateral securing its obligations under the Cap Agreement, (2) transfer the Cap Agreement to a Cap Provider acceptable to the Rating Agencies, (3) obtain a guaranty of the Cap Provider’s obligations under the Cap Agreement or (4) establish any other arrangement sufficient to restore the credit rating of the Notes, all as provided in the Cap Agreement (such provisions, the “Collateralization Requirement”). If the Cap Provider or Cap Guarantor’s credit ratings fall below levels specified in the Cap Agreement that generally are lower than those levels for the Collateralization Provision, the Cap Provider, while posting collateral securing its obligations under the Cap, may also be required, within a certain number of days, to transfer the Cap Agreement to a Cap Provider acceptable to the Rating Agencies (such provisions, the “Substitution Requirement,” and together with the Collateralization Provisions, the “Downgrade Provisions”).

The Issuer under the Cap Agreement will not be subject to any gross-up on its payments to the Cap Provider on account of any tax withholding.

The Cap Provider

The Royal Bank of Scotland plc will be the counterparty for the Cap Agreement (the “Cap Provider”). The Cap Provider is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. RBS Group’s operations are principally centered in the United Kingdom. The short-term unsecured and unguaranteed debt obligations of the Cap Provider are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Cap Provider are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch, Inc.

Except for the information provided in the preceding paragraph, neither the Cap Provider nor RBS Group have been involved in the preparation of, and do not accept any responsibility for, this prospectus supplement or the accompanying prospectus.

Additional Hedge Agreements

From time to time, the Depositor may assign to the Trust certain derivative contracts for the exclusive benefit of the holder of the Certificate. Each such derivative contract must provide that no further payments are due to the hedge counterparty, including payments that may arise from an event of default or termination event under such derivative contract. In addition, each such derivative contract must contain “limited recourse” and “non-petition” provisions, and must satisfy any other conditions specified in the Transfer and Servicing Agreement. While any such derivative contract will be an asset of the Issuer, it will not be part of the Trust Fund. Any payments received under the derivative contract will not be available to pay principal and interest on the Offered Notes or to pay any fee, expense and indemnity obligations of the Issuer.

THE MORTGAGE LOANS

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented in Annex A are derived solely from the characteristics of the Mortgage Loans as of November 1, 2005 (the “Cut-off Date”). Whenever reference is made in this Prospectus Supplement to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”). The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination will equal its principal balance as of the Cut-off Date, after giving effect to the principal portion of any Scheduled Monthly Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Monthly Payments due on or before the Due Date in the Due Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. A “Scheduled Monthly Payment” is the monthly payment of interest and principal specified in the related loan document for a Mortgage Loan.

On the Closing Date, the Mortgage Loans will primarily consist of approximately 5,228 Mortgage Loans, all of which have original terms to maturity of not more than 30 years, and which have an aggregate Cut-off Date Scheduled Principal Balance of approximately $784,978,864 (approximately $381,217,068 for the Group 1 Mortgage Loans and approximately $403,761,796 for the Group 2 Mortgage Loans). Approximately 15.07% of the Mortgage Loans (12.75% of the Group 1 Mortgage Loans and 17.27% of the Group 2 Mortgage Loans) are fixed rate Mortgage Loans (“Fixed Rate Mortgage Loans”). Approximately 84.93% of the Mortgage Loans (87.25% of the Group 1 Mortgage Loans and 82.73% of the Group 2 Mortgage Loans) are adjustable rate Mortgage Loans (“Adjustable Rate Mortgage Loans”), as described in more detail under “—Adjustable Rate Mortgage Loans” below. Included in the foregoing totals are fixed rate and adjustable rate balloon mortgage loans (“Balloon Mortgage Loans”). Approximately 16.69% of the Mortgage Loans (14.43% of the Group 1 Mortgage Loans and 18.83% of the Group 2 Mortgage Loans) are Balloon Mortgage Loans, of which approximately 60.33% are Adjustable Rate Balloon Mortgage Loans (72.16% of the Group 1 Balloon Mortgage Loans and 51.78% of the Group 2 Balloon Mortgage Loans), and approximately 39.67% are Fixed Rate Balloon Mortgage Loans (27.84% of the Group 1 Balloon Mortgage Loans and 48.22% of the Group 2 Balloon Mortgage Loans). The Mortgage Loans have been divided into two groups. The Group 1 Mortgage Loans consist only of those Mortgage Loans with principal balances that conform to certain agency guidelines and the Group 2 Mortgage Loans with principal balances that may or may not conform to certain agency guidelines.

Attributes of the Mortgage Loans

All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating first or second priority liens on residential properties, substantially all of which consist of one-to-four family dwelling units.

Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the Mortgage Loan or the replacement value of the improvements on the mortgaged property. See “Credit Enhancement—Hazard Insurance Policies” in the accompanying prospectus.

The “Loan-to-Value Ratio” of a Mortgage Loan secured by a first lien mortgage at any time is the ratio of the original loan amount of such Mortgage Loan at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related Mortgage Loan and (b) the amount paid by the borrower for the mortgaged property if such purchase coincided with the origination of such Mortgage Loan.

The “Loan-to-Value Ratio” for any Mortgage Loan in a junior lien position is the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original loan amount of the related Mortgage Loan and (2) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan), and the denominator of which is lesser of (A) the value set forth in the appraisal made in connection with the origination of the related Mortgage Loan and (B) the amount paid by the borrower for the mortgaged property if such purchase coincided with the origination of such Mortgage Loan.

The weighted average Loan-to-Value Ratio of the Mortgage Loans is 79.28% (77.13% with respect to the Group 1 Mortgage Loans and 81.32% with respect to the Group 2 Mortgage Loans).

Approximately 22.77% of the Mortgage Loans (20.38% of the Group 1 Mortgage Loans and 25.03% of the Group 2 Mortgage Loans) by their Cut-off Date Balances have Loan-to-Value Ratios in excess of 80%.

Approximately 16.34% of the Mortgage Loans (10.55% of the Group 1 Mortgage Loans and 21.81% of the Group 2 Mortgage Loans) by their Cut-off Date Balances require monthly payments of interest, but not principal for a fixed period following origination of five years.

Approximately 70.74% of the Mortgage Loans (66.88% of the Group 1 Mortgage Loans and 74.39% of the Group 2 Mortgage Loans) by their Cut-off Date Balances provide for payment by the borrower of a prepayment penalty (each, a “Prepayment Premium”) during the one year to three years after origination (the “Penalty Period”).

Adjustable Rate Mortgage Loans

Approximately 84.93% of the Mortgage Loans (87.25% of the Group 1 Mortgage Loans and 82.73% of the Group 2 Mortgage Loans) by their Cut-off Date Balances are Adjustable Rate Mortgage Loans. All of the Adjustable Rate Mortgage Loans are hybrid Mortgage Loans that are fixed rate Mortgage Loans that convert to Adjustable Rate Mortgage Loans after a specified period of two, three or five years following origination.

The Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Index. In the case of those Mortgage Loans that are Adjustable Rate Mortgage Loans, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that the first adjustment date for approximately 84.48% of the Adjustable Rate Mortgage Loans (84.55% of the Group 1 Adjustable Rate Mortgage Loans and 84.41% of the Group 2 Adjustable Rate Mortgage Loans) by their Cut-off Date Balances will occur after an initial period of approximately two years following origination, the first adjustment date for approximately 2.22% of the Adjustable Rate Mortgage Loans (2.40% of the Group 1 Adjustable Rate Mortgage Loans and 2.04% of the Group 2 Adjustable Rate Mortgage Loans) by their Cut-off Date Balances will occur after an initial period of approximately three years following origination, and the first adjustment date for approximately 13.30% of the Adjustable Rate Mortgage Loans (13.04% of the Group 1 Adjustable Rate Mortgage Loans and 13.55% of the Group

2 Adjustable Rate Mortgage Loans) by their Cut-off Date Balances will occur after an initial period of approximately five years following origination. On each Adjustment Date for an Adjustable Rate Mortgage Loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the “Gross Margin”), provided that the mortgage rate on each such Adjustable Rate mortgage will not increase or decrease by more than a fixed percentage specified in the related loan document (the “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum mortgage rate over the life of such mortgage (the “Maximum Rate”) or be less than a specified minimum mortgage rate over the life of such mortgage (the “Minimum Rate”). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related loan document (the “Initial Cap”); the Initial Reset Caps equal 2.000% for approximately 81.46% of the Adjustable Rate Mortgage Loans, 3.000% for approximately 5.24% of the Adjustable Rate Mortgage Loans and 5.000% for approximately 13.30% of the Adjustable Rate Mortgage Loans. On each Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described in this Prospectus Supplement. See “—The Indices” below. The Adjustable Rate Mortgage Loans do not permit the related borrower to convert the adjustable mortgage rate to a fixed mortgage rate.

The Index

The Index used in determining the mortgage rates of the Adjustable Rate Mortgage Loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related loan document (the “Six-Month LIBOR Index”) and as most recently available either as of (a) the first business day a specified period of time prior to such Adjustment Date, (b) the first business day of the month preceding the month of such Adjustment Date or (c) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related loan document. The Six-Month LIBOR Index and any other index used in determining the mortgage rate of any Adjustable Rate Mortgage Loan is referred to in this Prospectus Supplement as an “Index.” In the event that an Index becomes unavailable or otherwise unpublished, a comparable alternative index will be chosen in the manner set forth in the related mortgage note.

Statistical Characteristics of the Mortgage Loans

The Mortgage Loans in Group 1 and Group 2 are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Offered Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or appropriate.

	Group 1	Group 2	Aggregate
Number of Mortgage Loans	2,839	2,389	5,228
Number of Fixed Rate Mortgage Loans	352	319	671
Percentage of Fixed Rate Mortgage Loans	8.73%	8.19%	8.45%
Number of Fixed Rate Balloon Mortgage Loans	438	623	1,061
Percentage of Fixed Rate Balloon Mortgage Loans	4.02%	9.08%	6.62%
Number of Adjustable Rate Mortgage Loans	1,850	1,299	3,149
Percentage of Adjustable Rate Mortgage Loans	76.84%	72.98%	74.86%
Number of Adjustable Rate Balloon Mortgage Loans	199	148	347
Percentage of Adjustable Rate Balloon Mortgage Loans	10.41%	9.75%	10.07%
Current Scheduled Principal Balance
Aggregate	$381,217,068.30	$403,761,796.15	$784,978,864.45
Average	$134,278.64	$169,008.70	$150,148.98
Range	$921.21 to $520,000.00	$14,954.03 to $790,342.24	$921.21 to $790,342.24
Mortgage Rates
Weighted Average	7.512%	7.460%	7.485%
Range	5.150% to 12.600%	4.940% to 13.000%	4.940% to 13.000%
Weighted Average Original Term to Maturity (months)
Weighted Average	350	339	344
Range	120 to 360	120 to 360	120 to 360
Remaining Term to Maturity (months)
Weighted Average	348	337	342
Range	117 to 359	117 to 359	117 to 359

No more than approximately 0.36% of the Mortgage Loans (0.37% of the Group 1 Mortgage Loans and 0.65% of the Group 2 Mortgage Loans) are secured by mortgaged properties located in any one zip code area.

The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. The sum of the columns in Annex A may not equal the totals indicated due to rounding.

ADDITIONAL INFORMATION

The description in this Prospectus Supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Monthly Payments due on or before that date. A Current Report on Form 8-K will be filed by the Depositor together with the Transfer and Servicing Agreement, the Trust Agreement, the Indenture and certain other transaction documents, with the Securities and Exchange Commission following the initial issuance of the Offered Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Transfer and Servicing Agreement, the Securities Administrator will prepare a monthly statement to Noteholders containing certain information regarding the Offered Notes and the Mortgage Pool.

THE ORIGINATOR

The information set forth in this section with regard to the underwriting standards of Aames Investment Corporation has been provided to the Depositor or compiled from information provided to the Depositor by Aames Investment Corporation. None of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

Aames Investment Corporation (“Aames Investment”), is a real estate investment trust for U.S. federal income tax purposes and is incorporated in the State of Maryland. The principal executive office of the Seller is located at 350 South Grand Avenue, Los Angeles, California 90071, and its telephone number is (323) 210-5000.

The mortgage loans were acquired by Aames Investment from an indirect, wholly-owned subsidiary, Aames Capital Corporation (“ACC”). ACC is a California corporation and a national mortgage-banking company, which together with its parent Aames Financial Corporation and its sister corporation Aames Funding Corporation are focused primarily on originating subprime residential mortgage loans through both wholesale and retail channels under the name “Aames Home Loan.” ACC’s corporate headquarters are located at 350 S. Grand Avenue, 43rd Floor, Los Angeles, CA 90071 and its telephone number is (323) 210-5000. Aames Investment has elected to be taxed as a real estate investment trust (a “REIT”). ACC, Aames Financial Corporation and Aames Funding Corporation are each taxable REIT subsidiaries of Aames Investment.

Underwriting Guidelines

ACC acquires mortgage loans originated by an affiliate of ACC, which together with its sister company, Aames Funding Corporation, are called affiliated originators or originators in this Prospectus Supplement. The following is a general summary of the underwriting guidelines of ACC. This summary does not purport to be a complete description of the underwriting standards of ACC. All mortgage loans are underwritten generally in accordance with underwriting guidelines developed by ACC and the affiliated originator, as described below, subject to certain exceptions with respect to individual mortgage loans.

ACC’s underwriting guidelines are designed to assess the borrower’s creditworthiness and the adequacy of the real property as collateral for the loan. The borrower’s creditworthiness is assessed by examination of a number of factors, including calculation of debt-to-income ratios, which is the sum of the borrower’s monthly debt payments divided by the borrower’s monthly income before taxes and other payroll deductions, an examination of the borrower’s monthly income before taxes and other payroll deductions, an examination of the borrower’s credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower’s payment history with respect to existing mortgages, if any, on the property.

ACC’s underwriting policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include the borrower’s history of payments on his prior mortgage, credit scores, proposed reductions in the borrower’s debt service expense, employment stability, number of years in residence and net disposable income. A critical function of ACC’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. ACC has established six principal classifications, with respect to the credit profile of potential borrowers, and has assigned a rating to each loan based upon these classifications. ACC assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. If an individual loan application does not meet ACC’s formal written underwriting guidelines, its underwriters can make underwriting exceptions up to certain limits within its formal exception policies and approval authorities. ACC may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending upon the economic conditions of a particular geographic market.

Credit scores are obtained by ACC in connection with mortgage loan applications to help assess a borrower’s creditworthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio or combined loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratios of the loan applied for and of all mortgages existing on the property, including the loan applied for the combined loan-to-value ratio, to the appraised value of the property at the time of origination. Appraisers determine a property’s value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, ACC makes mortgage loans to borrowers with credit histories or other factors that might disqualify them from consideration for a loan from traditional financial institutions. ACC’s underwriting guidelines for such credit-impaired borrowers may, in certain instances, allow for higher combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution, and at generally higher interest rates than the borrower could qualify for from a traditional financial institution.

The underwriting of a mortgage loan to be originated or purchased by ACC generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to Acc for purchase must be approved by ACC in accordance with its underwriting criteria. ACC regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

ACC requires title insurance coverage issued on an American Land Title Association (or similar) form of title insurance on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect ACC against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

Set forth below is a general description of the underwriting guidelines designed to provide an overview of the general credit considerations utilized by ACC and is not intended to be a detailed explanation of all credit considerations analyzed by ACC in underwriting loans.

“Super Aim” Underwriting Guidelines. The Super Aim guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under the program. The Super Aim guidelines generally permit a maximum debt-to-income ratio (“DTI”) of 50% and require that the borrower not be more than 149 days delinquent on the existing mortgage. For full documentation or limited documentation loans with LTVs of 85% or less, the maximum DTI is 55%, and for loans with LTVs of greater than 95%, the maximum DTI is 45%. Interest-only loans, limited to the “A+”, ‘A’ and “A-’ credit grades, have a generally higher minimum credit score of 580, and a maximum DTI of 50%. The following chart generally outlines the parameters of the credit grades of ACC’s Super Aim underwriting guidelines.

	“A+”	“A”	“A-”	“B”	“C”	“C-”
12 Month Mortgage History Minimum Credit Score	0 x 30 500 (580 for interest-only loans)	1 x 30 500 (580 for interest-only loans)	3 x 30 500	1 x 60 500	1 x 90 500	1 x 120 500

BK/FC(1) Seasoning	24 months	24 months	24 months	18 months	12 months	No current BK

Full Documentation Plus, Owner Occupied Max LTV	80%; 100% for credit score of 620 or above	80%; 95% for credit score of 550 or above	80%; 95% for credit score of 550 or above	80%; 90% for credit score of 550 or above	75%; 85% for credit score of 550 or above	70%

Full Documentation, Owner Occupied Max LTV	80%; 95% for credit score of 550 or above	80%; 95% for credit score of 550 or above	80%; 95% for credit score of 550 or above	80%; 90% for credit score of 550 or above	75%; 85% for credit score of 550 or above	70%

Limited Documentation Owner Occupied Max LTV	80%; 90% for credit score of 550 or above	80%; 90% for credit score of 550 or above	80%; 85% for credit score of 550 or above	80%; 85% for credit score of 550 or above	75%; 80% for credit score of 550 or above	70%

Stated Income, Owner Occupied Max LTV	80%; 90% for credit score of 580 or above	80%; 90% for credit score of 620 or above	75%; 80% for credit score of 525 or above	75%; 80% for credit score of 550 or above	70%; 75% for credit score of 550 or above	Not available

(1)	Bankruptcy and Foreclosure

ACC’s mortgage programs include several levels of documentation used to verify the borrower’s income:

Full Documentation Plus: The highest level of income documentation based upon S&P’s full income documentation guidelines. Generally a stable, two-year history of the income is required. A wage-earner may document income by a verification of employment together with either of the following: the borrower’s most recent two years W-2 forms and a current pay-stub reflecting year-to-date income; or the borrower’s most recent two years IRS Form 1040’s and a current pay-stub reflecting year-to-date income. A self-employed borrower may document income with the most recent two years IRS Form l040’s and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business’s fiscal year.

Full Documentation: Generally a stable, one-year history of the income is required. A wage-earner may document income by a verification of employment together with any of the following: the borrower’s most recent W-2 forms and a current pay-stub reflecting year-to-date income; the borrower’s most recent IRS Form 1040’s and a current pay-stub reflecting year-to-date income; or the borrower’s most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years IRS Form 1040’s and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business’s fiscal year; or the borrower’s most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits Sufficient to Support the qualifying income.

Limited Documentation: For borrowers who have less than a one-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires two years history in the same profession, together with 12-months business or commingled personal and business bank statements to support their qualifying income.

Stated Income: The borrower’s income used to qualify for the loan is taken from the Borrower’s signed application and must be reasonable for the borrower’s line of work or profession. All self-employed borrowers must provide satisfactory evidence of existence on the business and show a history of 2 years employment is in the same profession on the loan application. In some cases, but not in all, the assets of the borrower will be verified.

Events Related to Prior Securitizations

In the past, and most recently in August 2005, the ratings of certain mortgage pass-through securities (including certain investment grade securities) issued by trusts containing mortgage loans that were originated or purchased by ACC or its affiliates have been downgraded by the rating agencies that rated such mortgage pass-through securities at the time of issuance. Other mortgage pass-through securities issued by such trusts may also be the subject of ratings actions by a rating agency.

THE SERVICER AND THE MASTER SERVICER

General

The servicer of the Mortgage Loans is JPMorgan Chase Bank, National Association (the “Servicer”). The master servicer is Wells Fargo Bank, National Association (the “Master Servicer”). The servicing and master servicing of the Mortgage Loans will be governed by provisions of the Transfer and Servicing Agreement, dated as of November 1, 2005 (the “Transfer and Servicing Agreement”), by and among the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Master Servicer, the Seller, the Servicer and the Credit Risk Manager.

The Servicer will have primary responsibility for servicing the Mortgage Loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the mortgaged properties in accordance with the provisions of the Transfer and Servicing Agreement. See “Servicing of the Mortgage Loans” in this Prospectus Supplement.

The Master Servicer will oversee the servicing by the Servicer of the Mortgage Loans. The Master Servicer will not, however, be ultimately responsible for the servicing of the Mortgage Loans, except to the extent described under “Servicing of the Mortgage Loans” in this Prospectus Supplement.

If the Servicer were to resign, the Depositor will have the right to appoint a successor, subject to the consent of the Master Servicer. Upon the occurrence of a Servicer Event of Default, the Master Servicer may terminate the Servicer, and the Depositor will have the right to appoint a successor, subject to the consent of the Master Servicer. The Master Servicer will also have the right to consent to any assignment of servicing or to the appointment of a servicer. See “The Transfer and Servicing Agreement—Servicer Events of Default” in this Prospectus Supplement.

JPMorgan Chase Bank, National Association

The Servicer is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. The Servicer is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. The Servicer’s main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

Prior to January 1, 2005, the Servicer formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability corporation. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing business. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity. The Servicer will be the servicer of all originations and servicing rights purchases occurring on or after January 1, 2005 and will engage CHF as its subservicer. CHF is engaged in the business of servicing mortgage loans and will continue to directly service its servicing portfolio existing prior to January 1, 2005.

In its capacity as servicer, the Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Transfer and Servicing Agreement. The Servicer may perform any and all of its obligations under the Transfer and Servicing Agreement through one or more subservicers. The Servicer has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. The Servicer will remain liable for its servicing duties and obligations under the Transfer and Servicing Agreement as if the Servicer alone were servicing those Mortgage Loans.

Chase Home Finance LLC

Due to the recent restructuring of its mortgage operations, the Servicer does not have meaningful historical servicing data. As a result and due to the Servicer’s engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate sub-prime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the “CHF Subprime Securitized Servicing Portfolio”). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF, and many of the mortgage loans in the CHF Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the CHF Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the CHF Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans subserviced by CHF for the Servicer in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans subserviced by CHF for the Servicer in this transaction could be significantly worse. Moreover, the Mortgage Loans subserviced by CHF for the Servicer in this transaction were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

CHF Subprime Securitized Servicing Portfolio

The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio

Delinquency and Foreclosure Experience of the CHF Subprime Securitized Servicing Portfolio

(Dollars in Thousands)

	As of September 30,		As of December 31,
	2005		2004		2003		2002
	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount
Portfolio	54,143	$6,440,312	75,898	$9,388,238	90,370	$11,146,244	73,597	$8,326,818
Delinquency
30-59 days	2.78%	2.28%	2.41%	1.83%	2.40%	1.83%	2.69%	2.28%
60-89 days	0.87%	0.71%	0.70%	0.54%	0.84%	0.66%	0.86%	0.72%
90 days or more	1.94%	1.40%	1.75%	1.31%	1.43%	1.15%	1.41%	1.21%

Total	5.59%	4.39%	4.86%	3.68%	4.67%	3.64%	4.96%	4.21%

Foreclosure rate	2.75%	2.34%	2.72%	2.20%	2.47%	2.06%	2.65%	2.48%
REO properties	407	N/A	504	N/A	532	N/A	480	N/A

The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

Loan Loss Experience of the CHF Subprime Securitized Servicing Portfolio

(Dollars in Thousands)

	Nine Months Ending September 30,	Year Ending December 31,
	2005	2004	2003	2002
Average amount outstanding	$7,688,139	$10,443,888	$9,642,035	$7,902,732
Net losses	$47,426	$73,858	$73,504	$43,458
Net losses as a percentage of average amount outstanding	0.62%	0.71%	0.76%	0.55%

The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above. We cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above.

In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

Collection Procedures

CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The servicing fee (“Servicing Fee”) for each Payment Date is equal to one-twelfth of 0.50% (the “Servicing Fee Rate”) multiplied by the outstanding Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Due Date in the prior calendar month. A portion of the Servicing Fee will be payable to the Servicer, and the balance of the Servicing Fee will be retained by the servicing rights holder, an affiliate of the Depositor. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrowers, together with any interest or other income earned on funds held in the Collection Account, custodial accounts and escrow accounts. The Servicer also will be entitled to Prepayment Interest Excess, as described below.

The Master Servicer will be entitled to a fee (the “Master Servicing Fee”) for each Payment Date equal to one-twelfth of 0.0075% (the “Master Servicing Fee Rate”) multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Due Date in the prior calendar month. The Master Servicer also will be entitled to all interest and other earnings (less any losses) on the Payment Account during any month. The Master Servicer is obligated to pay the fees of the Securities Administrator and Indenture Trustee, and the ongoing fees of the Custodian as agreed on a separate fee schedule. The fees of the Owner Trustee will be paid annually by the Securities Administrator from funds on deposit in the Payment Account.

The Servicing Fee and Master Servicing Fee are subject to reduction as described below under “—Principal Prepayments.” See “Certain Terms of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses” in the accompanying prospectus for information regarding expenses payable by the Master Servicer and the Servicer. The Master Servicer and the Servicer will be entitled to payment of the Master Servicing Fee and Servicing Fee, respectively, and to indemnification and reimbursement of expenses prior to payment of any amounts to Noteholders. See “Servicing of the Assets—Collection and Other Servicing Procedures” and “—Remittance of Payments on Mortgage Loans” in the accompanying prospectus.

Principal Prepayments

When a borrower prepays a Mortgage Loan in full or the Mortgage Loan is liquidated on a date other than the Due Date, the borrower pays interest on the amount prepaid only from the last Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made, causing a Prepayment Interest Shortfall. For any Payment Date, the Servicer will be obligated to make a payment with respect to any Prepayment Interest Shortfall in the amount (each such payment, a “Compensating Interest Payment”) equal to the lesser of (a) the aggregate Prepayment Interest Shortfall with respect to such Payment Date and (b) the portion of the Servicing Fee paid to or retained by the Servicer in respect to such Payment Date. For any Payment Date in which the Servicer fails to make Compensating Interest Payments, the Master Servicer, as successor servicer, will be obligated to make the Compensating Interest Payments to the extent such amount does not exceed in the aggregate amount one-half of the Servicing Fee for the related calendar month.

“Prepayment Interest Excess” with respect to any Payment Date will be for each Mortgage Loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Payment Date occurs through the end of the Prepayment Period relating to such Payment Date, an amount equal to interest (to the extent received) at the applicable mortgage interest rate (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Payment Date occurs and ending on the date on which such prepayment is so applied.

Advances

Under the Transfer and Servicing Agreement, the Servicer will be obligated to make advances with respect to delinquent payments of principal and interest on the Mortgage Loans other than balloon payments (each, a “Monthly Advance”), and delinquent payments of taxes, insurance premiums, foreclosure costs, and other escrowed items (each, a “Servicing Advance”), to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer in its capacity as successor servicer, will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so. Each of the Master Servicer and the Servicer, as applicable, will be entitled to recover any Monthly Advances and Servicing Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans to the extent such advances are deemed non-recoverable.

The purpose of making Monthly Advances is to ensure continuity in cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Monthly Payment owed by a borrower or a reduction of the applicable mortgage rate by application of the Servicemembers’ Civil Relief Act or similar laws.

Alternative to Foreclosure

Under the Transfer and Servicing Agreement, the Servicer will initiate foreclosure or comparable proceedings within 120 days of a default on a Mortgage Loan for which no satisfactory arrangements can be made for the collection of delinquent payments unless such proceedings are prevented by law. As an alternative to foreclosure, the Servicer, among other available alternatives, may, among other things, arrange for the sale of any such defaulted Mortgage Loan to a third party in an arms-length transaction and at fair market value, in accordance with accepted servicing practices.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents and permitted by law, maintain escrow accounts for the collection of standard hazard insurance premiums and real estate taxes and assessments with respect to the related Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer’s employees.

Evidence as to Servicing Compliance

The Servicer must provide the Master Servicer and the Securities Administrator with a statement from the firm of independent public accountants that prepared its financial statements to the effect that, in preparing these statements, it reviewed the results of the Servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers. In addition, the Servicer will be required to deliver an officer’s certificate to the effect that the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc., f/k/a The Murrayhill Company, will be the credit risk manager for the trust (the “Credit Risk Manager”). As such, it will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to Credit Risk Management Agreements to be entered into by the Credit Risk Manager and the Servicer or the Master Servicer. The Credit Risk Manager will rely upon mortgage loan data that are provided to it by the Servicer and the Master Servicer in performing its advisory and monitoring functions. On each Payment Date, the Credit Risk Manager will be entitled to a fee (“Credit Risk Manager Fee”) of one-twelfth of 0.0125% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Due Date in the prior calendar month. Such fee will be payable until the termination of the Trust or until the Credit Risk Manager’s removal by a vote of at least 51% of the Noteholders.

THE INDENTURE TRUSTEE

Deutsche Bank National Trust Company will act as Indenture Trustee of the trust (the “Indenture Trustee”). The mailing address of the Indenture Trustee’s corporate trust office (the “Corporate Trust Office”) is:

1761 East St. Andrew Place

Santa Ana, California 92705

Attn: Trust Administration—FM0505

The Indenture requires the Indenture Trustee to maintain, at its own expense, an office or agency where notices and demands to or upon the Indenture Trustee in respect of the Offered Notes pursuant to the Indenture may be delivered, which shall be the Corporate Trust Office.

THE OWNER TRUSTEE, SECURITIES ADMINISTRATOR AND CUSTODIAN

Wilmington Trust Company, a Delaware banking corporation, will act as owner trustee under the Trust Agreement. The owner trustee’s principal offices are located at: Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-0001. The Owner Trustee will be entitled to an annual fee (the “Owner Trustee Fee”) that will be paid by the Securities Administrator from funds on deposit in the Payment Account.

Wells Fargo Bank, National Association, a national banking association, will be the Securities Administrator (the “Securities Administrator”) for so long as it is the Master Servicer. The Securities Administrator will perform certain administrative functions required under the Trust Agreement, the Indenture and the Transfer and Servicing Agreement. The Indenture requires the Securities Administrator to maintain, at its own expense, an office or agency, which initially will be located at Six Street and Marquette Avenue, Minneapolis, Minnesota 55479, where the Offered Notes may be surrendered for registration of transfer or exchange of the Offered Notes and presentment of final payment.

The Master Servicer will pay the fees of the Securities Administrator. Wells Fargo Bank, National Association, also will serve as the Master Servicer.

Deutsche Bank National Trust Company will serve as the Custodian and will perform the duties required of the Custodian in the Custodial Agreement.

THE INDENTURE

The Notes will be issued in accordance with the indenture, dated as of November 1, 2005 (the “Indenture”), by and among the Trust, the Indenture Trustee and the Securities Administrator.

Reference is made to the prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Indenture and the Offered Notes. In addition to the provisions of the agreements summarized elsewhere in this Prospectus Supplement, there is, set forth below, a summary of certain other provisions of the Indenture. See also “Certain Terms of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the Indenture” in the Prospectus. This summary of the provisions of the Indenture does not purport to be complete.

Termination of the Indenture

The Indenture will terminate when (a) the Transfer and Servicing Agreement has been terminated; (b) either all Notes have been delivered to the Note Registrar for cancellation or all Notes not delivered to the Note Registrar for cancellation (1) have become due and payable, (2) will become due and payable at the applicable Maturity Date within one year or (3) are to be called for redemption within one year and the Issuer has deposited amounts to pay the Notes with the Securities Administrator; and (c) the Trust has paid or caused to be paid all other sums payable under the Indenture by the Trust and all other conditions under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

Supplemental Indentures

A supplemental indenture may be entered into without the consent of the Noteholders for the following purposes:

•	to correct the description of any property subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;

•	to evidence the succession of another person to the Trust, and the assumption by any such successor of the covenants of the Trust in the Indenture and in the Notes;

•	to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power conferred upon the Trust in the Indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

•

(A) to cure any ambiguity, (B) to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provisions in the Indenture or in any supplemental indenture or to conform the provisions thereof to those of the Prospectus and the Prospectus Supplement, (C) to obtain or maintain a rating for a class of Notes from a nationally recognized statistical rating organization, (D) to make any other provisions with respect to matters or questions arising under the Indenture. No such supplemental indenture shall adversely affect in any material respect the interests of any Noteholder not consenting thereto;

•	to evidence and provide for the acceptance of the appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one trustee; or

•	to modify, eliminate or add to the provisions of the Indenture to effect the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute and to add to the Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended.

In addition, a supplemental indenture may be entered into by the Trust and the Indenture Trustee, with the consent of the Noteholders representing not less than 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount and prior notice to each Rating Agency, to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture or to modify the rights of the Noteholders under the Indenture, except as provided in the following paragraph.

No supplemental indenture shall, without the consent of the Noteholder of each Note affected, adversely affect the interests of such Noteholders by

•	reducing the amount of, or delay the timing of, payments in respect of any Note,

•	altering the obligations of the Servicer or the Master Servicer to make a Monthly Advance or a Servicing Advance or altering the servicing standards set forth in the Transfer and Servicing Agreement,

•	resulting in an entity level tax on the Trust or causing the Notes, other than any Retained Notes, to lose their status as debt for United States federal income tax purposes,

•	reducing the aforesaid percentages of Notes the Noteholders of which are required to consent to any such supplemental indenture, without the consent of the Noteholders of all Notes affected thereby, or

•	permitting the creation of any lien ranking prior to or on parity with the lien of the Indenture with respect to any part of the Trust Fund or terminating the lien of the Indenture on any property at any time or depriving any Noteholder of the security provided by the lien of the Indenture.

Indenture Events of Default

An event of default under the Indenture (an “Indenture Event of Default”) will include:

•	a default in the payment of any Current Interest on the Offered Notes when such Current Interest becomes due and payable, and such default continues for a period of five days and, if the Class A Notes are no longer outstanding, a default in the payment of the related Deferred Interest with respect to the most senior class of Class M Notes outstanding;

•	a default in the payment of any interest on the Non-Offered Notes for a period of six consecutive months;

•	failure to pay the entire principal of any Note when such principal becomes due and payable on a Payment Date or on the Maturity Date;

•	failure to perform any covenant, agreement, representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant to or in connection with the Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default continues for a period of 30 days after notice has been given to the Trust by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing at least 25% of the then-outstanding Notes by aggregate Class Principal Amount. Such written notice shall specify the default, require it to be remedied and state that such notice is a notice of Indenture Default under the Indenture;

•	the filing of a decree or order for relief by a court in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Fund, or ordering the winding-up or liquidation of the Trust’s affairs, inasmuch as such decree or order remains unstayed and in effect for a period of 60 consecutive days;

•	if the Trust becomes subject to federal income tax;

•	if the Trust becomes an investment company required to be registered under the Investment Company Act of 1940, as amended; or

•	the commencement by the Trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Trust to the entry of an order for relief in an involuntary case under any such law, or the consent by the Trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust or for any substantial part of the Trust Fund, or the making by the Trust of any general assignment for the benefit of creditors, or the failure by the Trust generally to pay its debts as they become due, or the taking of any action by the Trust in furtherance of any of the foregoing.

Remedies

If an Indenture Event of Default occurs and is continuing, the Indenture Trustee may do one or more of the following:

•	institute proceedings to collect all amounts payable on the Notes, enforce any judgment obtained and collect any moneys adjudged due;

•	institute proceedings for the complete or partial foreclosure of the Indenture;

•	exercise any remedies of a UCC secured party and take appropriate action to enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

•	sell the Trust Fund at one or more public or private sales.

The Indenture Trustee may not sell or liquidate the Trust Fund unless

•	the proceeds paid to the Noteholders are sufficient to discharge all amounts due and unpaid on the Notes for principal and interest; or

•	if it is determined that the Trust Fund will not continue to provide sufficient funds to pay principal and interest on the Notes, and the Indenture Trustee receives the written direction to sell or liquidate from the Noteholders evidencing 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount.

Acceleration of Maturity; Rescission and Annulment

If an Indenture Event of Default occurs and is continuing, the Indenture Trustee may, or at the direction of the Noteholders representing a majority of the then-outstanding Notes by aggregate Class Principal Amount shall, declare all Notes to be immediately due and payable.

Prior to declaring the acceleration of the maturity of the Notes, Noteholders evidencing at least a majority of the then-outstanding Notes by aggregate Class Principal Amount may waive, in writing, any past default or Indenture Event of Default except a default (a) in payment of principal or interest on any Notes or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of each Noteholder. In the event of any such waiver, the Trust, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Event of Default shall be deemed to have been cured and not to have occurred.

After a declaration of acceleration of maturity, the Noteholders representing a majority of the then-outstanding Notes by aggregate Class Principal Amount may rescind the declaration if:

•	the Trust has deposited with the Securities Administrator a sum sufficient to pay all amounts due on all affected Notes and all sums paid or advanced by the Securities Administrator or the Indenture Trustee and reasonable compensation, expenses and advances of the Indenture Trustee; and

•	all Indenture Events of Default, other than nonpayment of principal due solely by declaration of acceleration, have been cured or waived.

Priorities

If the Indenture Trustee collects any money or property, it shall remit to the Securities Administrator, who will pay out the money or property in the following order:

•	First: to the Indenture Trustee, for costs or expenses, including reasonable out-of-pocket attorneys’ fees, incurred in connection with the enforcement of remedies and for any other unpaid amounts due to the Indenture Trustee to the Master Servicer, the Securities Administrator and all other agents for any amounts due and owing to them under the Transfer and Servicing Agreement and the other operative agreements, to the Owner Trustee, to the extent of any fees and expenses due and owing to it and for any other unpaid amounts due to the Owner Trustee, to the extent of any fees and expenses due and owing to it;

•	Second: to the Servicer for any fees then due and unpaid and any unreimbursed Advances;

•	Third: to the Notes, all accrued and unpaid interest thereon (including any Deferred Interest, Basis Risk Shortfalls and Deferred Interest Basis Risk Shortfalls) and amounts in respect of principal according to the priorities set forth in the Transfer and Servicing Agreement. Accrued and unpaid interest shall be paid to Noteholders of each class of Notes before any payments in respect of principal; and

•	Fourth: to the Certificateholder.

Limitation of Suits

No Noteholder has any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

•	such Noteholder has previously given written notice to the Indenture Trustee of a continuing Indenture Event of Default;

•	Noteholders evidencing at least 25% of the then-outstanding Notes by aggregate Class Principal Amount have made written request to the Indenture Trustee to institute such proceeding;

•	such Noteholder or Noteholders have offered reasonable indemnity to the Indenture Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

•	directions inconsistent with such written request have not been given to the Indenture Trustee during such 60-day period by Noteholders evidencing a majority of the then-outstanding Notes by aggregate Class Principal Amount.

Control by Noteholders

The Noteholders evidencing of a majority of the then-outstanding Notes by aggregate Class Principal Amount have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

•	such direction shall not conflict with any rule of law or with the Indenture;

•	in the case of the Noteholders exercising such right, any direction to the Indenture Trustee to sell or liquidate the Trust must be submitted by the Noteholders evidencing no less than 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount if the proceeds of such sale or liquidation would not be sufficient to pay the Notes in full and certain administrative expenses;

•	the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

The Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders.

Replacement of Indenture Trustee

No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until acceptance of such appointment by the successor Indenture Trustee. The Indenture Trustee may resign at any time by giving 90 days written notice to the Depositor, the Trust, each Noteholder and each Rating Agency. The Depositor may remove the Indenture Trustee if:

•	the Indenture Trustee fails to comply with the eligibility requirements;

•	the Indenture Trustee is adjudged bankrupt or insolvent;

•	a receiver or other public officer takes charge of the Indenture Trustee; or

•	the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the surviving or transferee corporation shall be the successor Indenture Trustee. Such corporation or banking association shall be otherwise qualified and eligible under the Indenture.

THE TRANSFER AND SERVICING AGREEMENT

Certain provisions regarding the Notes will be contained in the Transfer and Servicing Agreement. Reference is made to the prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Transfer and Servicing Agreement. In addition to the provisions of the agreements summarized elsewhere in this Prospectus Supplement, there is, set forth below, a summary of certain other provisions of the Transfer and Servicing Agreement. See also “Certain Terms of the Pooling and Servicing Agreement, Transfer and Servicing Agreement and the Indenture” in the Prospectus. This summary of the provisions of the Transfer and Servicing Agreement does not purport to be complete.

Voting Rights

Noteholders will hold 98% of all voting rights under the Transfer and Servicing Agreement. The voting rights of the Trust will be allocated to each class of Notes in proportion to their respective Class Principal Amounts. The Certificateholder will have the remaining 2% of all voting rights.

Amendment

The Transfer and Servicing Agreement may be amended from time to time by the parties thereto and the Certificateholder, without notice to or the consent of any of the Noteholders:

•	to cure any ambiguity;

•	to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes or the Certificate, the Trust or the Transfer and Servicing Agreement in the Prospectus, or to correct or supplement any provision in the Transfer and Servicing Agreement which may be inconsistent with any other provisions of the Prospectus Supplement or in any other operative agreement, to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement; or

•	to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations;

provided that, notwithstanding the foregoing, such amendment will not be permissible if it will result in an entity level tax on the Issuer, as evidenced by an opinion of counsel.

In addition, the Transfer and Servicing Agreement may be amended from time to time by the parties thereto, with the consent of the Noteholders representing 66-2/3% of the voting rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of the Notes except as provided in the following paragraph.

No amendment may, without the consent of the Noteholders of the affected class of Notes, as applicable:

•	reduce in any manner the amount of, or delay the timing of, payments which are required to be made on any class of Notes; or

•	reduce the aforesaid percentages of voting interest; or

•	cause an entity level tax on the Issuer.

Servicer Events of Default

Each of the following shall constitute an event of default on the part of the Servicer (each, a “Servicer Event of Default”):

•	any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of the Transfer and Servicing Agreement within the time period specified therein;

•	failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in the Transfer and Servicing Agreement, including, but not limited to, breach by the Servicer of any one or more of the representations, warranties and covenants of the Servicer, which continues unremedied for a period of 30 days (or such fewer number of days specified in the Transfer and Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the Indenture Trustee;

•	failure by the Servicer to maintain its license to do business in any jurisdiction where the mortgaged property is located if such license is required;

•	a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

•	the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its assets;

•	the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days;

•	the Servicer ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac; or

•	the Servicer attempts to assign its right to servicing compensation or to assign the Transfer and Servicing Agreement or the servicing responsibilities thereunder or to delegate its duties thereunder or any portion thereof in violation of the applicable provisions of the Transfer and Servicing Agreement.

Rights Upon Servicer Event of Default

So long as a Servicer Event of Default under the Transfer and Servicing Agreement remains unremedied, the Depositor or the Master Servicer may, and at the written direction of Noteholders representing 51% of the voting rights, the Master Servicer shall, terminate the Servicer. If this occurs, the Depositor will appoint a successor acceptable to the Master Servicer for all or a portion of the Servicing Fee to succeed to all of the responsibilities and duties of the Servicer under the Transfer and Servicing Agreement. If a successor is not appointed, the Master Servicer will be obligated to perform the obligations of the Servicer, or appoint an eligible successor, and receive compensation as provided in the Transfer and Servicing Agreement.

No assurance can be given that termination of the Servicer would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

The Noteholders representing 66-2/3% of the voting rights may waive any Servicer Event of Default, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Securities Administrator to make any required payment of principal of or interest on the Offered Notes may only be waived with the consent of 100% of the affected Noteholders.

Resignation of Servicer

The Servicer shall not resign from its obligations and duties under the Transfer and Servicing Agreement except (a) by mutual consent of the Servicer, the Master Servicer and the Depositor or (b) upon the determination that its duties under the Transfer and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor servicer acceptable to the Depositor and the Master Servicer shall have assumed the Servicer’s responsibilities and obligations.

Master Servicer Events of Default

An event of default with respect to the Master Servicer (a “Master Servicer Event of Default”) will consist of:

•	any failure by the Master Servicer (other than in its capacity as successor servicer) to remit to the Securities Administrator for payment to the Noteholders any funds required to be remitted by the Master Servicer (other than in its capacity as successor servicer) under the terms of the Transfer and Servicing Agreement;

•	after receipt of notice from the Indenture Trustee, any failure of the Master Servicer to make any Advances required to be made under the Transfer and Servicing Agreement;

•

any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Transfer and Servicing Agreement, or the breach by the Master Servicer of any representation and warranty contained in the Transfer and Servicing Agreement that materially and adversely affects the interests of the Noteholders, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the

Depositor, the Indenture Trustee or to the Master Servicer, the Depositor and the Indenture Trustee by the Noteholders representing 66- 2/3 percent of the total voting rights and (ii) actual knowledge of such failure by a servicing officer of the Master Servicer;

•	the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer;

•	a sale or pledge of any of the rights of the Master Servicer under the Transfer and Servicing Agreement or an assignment or delegation of the rights or duties of the Master Servicer under the Transfer and Servicing Agreement shall have occurred in any manner not otherwise permitted thereunder and without the prior written consent of the Noteholders representing 66- 2/3% voting rights;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

•	insolvency, readjustment of debt, marshalling of mortgage loans and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Master Servicer Events of Default

So long as a Master Servicer Event of Default under the Transfer and Servicing Agreement (other than in respect of failing to make a required advance) remains unremedied, the Indenture Trustee may and shall, if so directed by the Noteholders evidencing at least 66-2/3% of the voting rights, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer of the Mortgage Loans. If this occurs, the Indenture Trustee as successor master servicer will succeed to, or appoint another successor to succeed to, all of the responsibilities and duties of the Master Servicer under the Transfer and Servicing Agreement, including the obligation to make advances.

If a Master Servicer Event of Default resulting from the Master Servicer’s failure to make an Advance required under the Transfer and Servicing Agreement shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within two business days of the notice of such failure from the Indenture Trustee, the Indenture Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer thereunder and in and to the Mortgage Loans and the proceeds thereof.

No assurance can be given that termination of the rights and obligations of the Master Servicer under the Transfer and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

The Noteholders representing 66-2/3% of the voting rights may waive any Master Servicer Event of Default, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Securities Administrator to make any required payment of principal of or interest on the Offered Notes may only be waived with the consent of 100% of the affected Noteholders.

Payment Date Reports

On each Payment Date, the Securities Administrator shall make available to the Indenture Trustee, each Noteholder, the Depositor, the Credit Risk Manager, the Cap Provider, and the Certificateholder, a report containing information with respect to such Payment Date, including, without limitation, the following items:

•	the Current Interest of each class of the Notes and the calculation thereof;

•	the Note Interest Rate with respect to each class of Notes;

•	the Interest Proceeds with respect to each class of Notes;

•	the Principal Proceeds with respect to each class of the Notes, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to Scheduled Principal Payments and unscheduled payments in the nature of principal;

•	the Principal Payment Amount with respect to each class of the Notes, separately stating the Overcollateralization Release Amount;

•	the Class Principal Amount of each class of the Offered Notes, after giving effect to payments allocated to principal;

•	the amount of any payment to the Certificateholder;

•	the amount of any Realized Losses incurred with respect to the Mortgage Loans in the applicable Prepayment Period and in the aggregate since the Cut-off Date;

•	the amount of the Master Servicing Fees, Servicing Fees and Credit Risk Manager Fees paid for the Due Period to which such Payment Date relates;

•	the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal;

•	the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported by the Servicer: (i) remaining outstanding, (ii) delinquent 30 to 59 days on a contractual basis, (iii) delinquent 60 to 89 days on a contractual basis, (iv) delinquent 90 or more days on a contractual basis, (iv) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the related Prepayment Period, (v) in bankruptcy, and (vi) that are REO Properties;

•	the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related mortgaged property became an REO Property as of the close of business on the last Business Day of the related Prepayment Period;

•	with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan and of each Qualified Substitute Mortgage Loan;

•	the aggregate amount of Monthly Advances or Servicing Advances made by or on behalf of the Servicer (or the Master Servicer) solely to the extent reported to the Securities Administrator by the Master Servicer;

•	LIBOR with respect to such Payment Date and the following Interest Accrual Period; and

•	any other information specified in the Transfer and Servicing Agreement.

The Securities Administrator will make available each month to the Rating Agencies, Indenture Trustee, Certificateholder, Depositor, Credit Risk Manager, Cap Provider, and Noteholders the monthly statement via the Securities Administrator’s website. The Securities Administrator’s website address can be obtained by calling the Securities Administrator’s customer service desk at 301-815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at 301-815-6600. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification regarding any such changes.

Resignation of Master Servicer

The Master Servicer shall not resign from its obligations and duties under the Transfer and Servicing Agreement except (a) with consent of the Depositor (which consent may not be unreasonably withheld), or (b) upon the determination that its duties under the Transfer and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No resignation of the Master Servicer shall become effective until a successor Master Servicer shall have assumed the Master Servicer’s obligations under the Transfer and Servicing Agreement. Notice of resignation shall be given promptly (but no less than 30 days prior to effectiveness of such resignation) by the Master Servicer to the Depositor and the Indenture Trustee.

Limitation on Liability and Indemnification

Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Indenture Trustee, the Noteholders or the Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Transfer and Servicing Agreement, or for errors in judgment. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action or relating to the Transfer and Servicing Agreement, Offered Notes or the other operating agreements, other than loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.

The Master Servicer agrees to indemnify the Depositor, the Trust, the Indenture Trustee, the Owner Trustee and the Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trust, the Indenture Trustee, the Owner Trustee or the Servicer may sustain as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the operative agreements. No provision of the Transfer and Servicing Agreement relieves the Master Servicer from liability for its own negligence or its own willful misconduct. No implied covenants or obligations shall be read into the Transfer and Servicing Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of the Transfer and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of Hunton & Williams LLP, counsel to FBR Securitization, Inc., for federal income tax purposes, (a) the Offered Notes will be characterized as debt insofar as they are held by persons unrelated to the holder of the Certificate and (b) so long as 100% of the Certificate (and any Retained Notes that do not qualify as debt for federal income tax purposes) is owned exclusively by a single entity that qualifies as a “real estate investment trust,” or “REIT” or a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a REIT or a qualified REIT subsidiary, then the Trust will be treated as a “qualified REIT subsidiary” for federal income tax purposes. Because the Trust is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the Trust will be treated as a taxable mortgage pool (a “TMP”) for federal income tax purposes. In general, a TMP is treated as a separate corporation not includable with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a qualified REIT subsidiary will not be subject to corporate income taxation.

FBR Trust Investments, LLC will hold a 100% ownership interest in the Certificate. FBR Trust Investments, LLC represents it is an entity that is disregarded for federal income tax purposes, that it is owned by a parent entity that qualifies as a REIT, and that it will not undertake any action that would cause the trust to be subject to federal income tax. In rendering its opinion, Hunton & Williams LLP has not independently verified the qualification of the status of the parent of FBR Trust Investments, LLC as a REIT, but instead has relied solely upon the representation made by FBR Trust Investments, LLC concerning its parent entity’s REIT status.

In the event that the Certificate is no longer wholly owned by a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or a qualified REIT subsidiary, the Trust would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. In the event that federal income taxes are imposed on the Trust, the cash flow available to make payments on the Offered Notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the Trust, which could result in a temporary stay of payments on the Offered Notes or a consequential redemption of the Offered Notes at a time earlier than anticipated. In order to prevent the Trust from becoming subject to corporate income tax, the Trust Agreement sets out certain restrictions on the transferability of the Certificate (and any Retained Notes that do not qualify as debt for federal income tax purposes). These restrictions are intended to limit the transfer of the Certificate (and any Retained Notes that do not qualify as debt for federal income tax purposes) to (i) a single entity that qualifies as a REIT, a qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary or (ii) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes (each of (i) and (ii) above a “Permitted Transferee”). As a result, it is not anticipated that the Trust will become subject to corporate income tax. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Offered Notes, depending on their issue prices, may be treated as having been issued with original issue discount. As a result, holders of the Offered Notes may be required to recognize income with respect to the Offered Notes somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for the purpose of computing original issue discount for federal income tax purposes will be a rate equal to 100% of the Prepayment Assumption.

The Offered Notes will not be treated as mortgages described in Section 7701(a)(19)(C) of the Code or “real estate mortgages” under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Retained Notes

Upon the issuance of the Offered Notes, the owner of the Certificate or one of its affiliates that is a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary may also acquire beneficial ownership of certain classes or a portion of certain classes of Notes (the “Retained Notes”). In this event, because the owner of the Retained Notes will also be the owner of the Certificate, the Retained Notes would not be considered issued and outstanding for federal income tax purposes. Consequently, any such Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party is treated as holding both the Retained Notes and the Certificate for federal income tax purposes. If the Retained Notes were sold or transferred to a taxable REIT subsidiary or a party unaffiliated with the owner of the Certificate, then the Retained Notes would become characterized as debt instruments for federal income tax purposes as of the time of the sale or transfer if: (i) the owner of the Certificate is a Permitted Transferee; (ii) no modifications have been made to the transaction documents as of the date of such sale or transfer; (iii) the rating of the Retained Notes as of the date of such sale or transfer is not lower than the rating for such Retained Note as of the Closing Date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the Closing Date tax opinion. Unless the Retained Notes are sold or transferred to a taxable REIT subsidiary or a party unaffiliated with the owner of the Certificate and meet the conditions described above, they will be subject to the same transfer restrictions as the Certificate.

Possible Alternative Characterization of the Notes

If the Internal Revenue Service successfully asserted that any of the Notes held by a holder other than the owner of the Certificate did not represent debt instruments for federal income tax purposes, such Notes would likely be treated as equity interests in the Trust. Then, if those Notes and the Certificate were not wholly-owned by a single REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes and that is wholly-owned by a REIT or a qualified REIT subsidiary, the Trust would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. In the event that federal income taxes were imposed on the Trust, the cash flow available to make payments on the Offered Notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the Trust, which could result in a temporary stay of payments on the Offered Notes or a consequential redemption of the Offered Notes at a time earlier than anticipated.

Prospective investors in the Offered Notes should see “Material Federal Income Tax Consequences” and “State Tax Considerations” in the accompanying prospectus for a discussion of the application of certain federal income and state and local tax laws to the issuer and purchasers of the Offered Notes.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Offered Notes also will be subject to general regulatory considerations governing investment practices under state and federal laws.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

General

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), impose restrictions on retirement plans and other employee benefits plans or arrangements (the “Plans”) and on persons who are parties in interest or disqualified persons (“Parties in Interest”) with respect to the Plans. Some employee benefit plans, such as governmental plans and church plans, are not subject to the restrictions of ERISA, and assets of these plans may be invested in the Offered Notes without regard to ERISA considerations, subject to other federal and state law. However, a governmental or church plan that is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules of section 503 of the Code. Any plan fiduciary that proposes to cause a plan to acquire any of the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of the Offered Notes. See “ERISA Considerations” in the accompanying prospectus.

Investments by Plans are also subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.

Prohibited Transactions and The Plan Asset Regulation

Section 406 of ERISA prohibits Parties in Interest from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes, or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA, on Parties in Interest that engage in non-exempt prohibited transactions.

The United States Department of Labor (“DOL”) has issued regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the “Plan Asset Regulation”). The Plan Asset Regulation describes the circumstances under which the mortgage loans of an entity in which a Plan invests will be considered to be “plan assets” such that any person who exercises control over such assets would be subject to ERISA’s fiduciary standards. Under the Plan Asset Regulation, generally, when a Plan invests in another entity, the Plan’s assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an “equity interest” in an entity, the assets of the entity will be treated as assets of the Plan investor unless exceptions not applicable here apply.

Under the Plan Asset Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although the Plan Asset Regulation is silent with respect to the question of which law constitutes “applicable local law” for this purpose, DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in questions. In the preamble to the Plan Asset Regulation, DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered “substantial,” noting that the question of whether a Plan’s interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan’s investment would be a practical vehicle for the indirect provision of investment management services.

If the Offered Notes are deemed to be equity interests in the Trust and no exception applies, the Trust could be considered to hold plan assets by reason of a Plan’s investment in the Offered Notes. In such an event, the Master Servicer, the Servicer and other persons exercising management or discretionary control over the assets of the Trust may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, with respect to transactions involving the Trust’s assets. There can be no assurance that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Trust by a Plan. If the Offered Notes are not treated as equity interests in the Trust for purposes of the Plan Asset Regulation, a Plan’s investment in the Offered Notes would not cause the assets of the Trust to be deemed plan assets. The Issuer expects that the Offered Notes will be classified as indebtedness without substantial equity features for ERISA purposes as long as the Offered Notes have an investment-grade rating.

The Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Indenture Trustee, and the Owner Trustee may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using plan assets over which any of such parties has investment authority might be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code. Accordingly, any Plan for which the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Indenture Trustee, or the Owner Trustee has investment authority with respect to such purchase of the Offered Notes should consider whether such purchase constitutes a conflict of interest or other prohibited transaction and whether an exemption is available.

Consistent with the foregoing, whether or not the Offered Notes constitute equity interests under the Plan Asset Regulation, the purchase and holding of Offered Notes could give rise to a prohibited transaction if the Depositor, the holder of the equity interest in the Issuer, the Securities Administrator, the Indenture Trustee, the Owner Trustee, an Underwriter, or an affiliate of one of these parties were a Party in Interest of an investing Plan. In that event, one or more exemptions from the prohibited transaction rules may be available to the Investing Person, such as prohibited transaction class exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.” Each purchaser or proposed transferee of an Offered Note will be required to represent to the Securities Administrator either (a) that it is not, and is not purchasing the Offered Notes with the assets of, an employee benefit plan subject to Title I of ERISA, or a plan subject to section 4975 of the Code, or a governmental plan or church plan that is subject to any provisions of applicable federal, state or local law substantially similar to the foregoing provisions of ERISA or the Code (“Similar Law”), or (b) that its acquisition and holding of the Offered Notes will not constitute or result in a nonexempt prohibited transaction under ERISA, the Code or Similar Law. Any holder of a book-entry Note will be deemed to make the representation in either (a) or (b) above.

Review by Plan Fiduciaries

Any plan fiduciary considering whether to purchase any Offered Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any prohibited transaction exemptions. The sale of Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Notes will be applied by the Depositor to acquire the Mortgage Loans from the Seller and to make certain initial payments under the Cap Agreement.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”), dated on or about the date of this Prospectus Supplement, among the Depositor, Friedman, Billings, Ramsey & Co., Inc. and Bear, Stearns & Co. Inc. (collectively, the “Underwriters”), the Depositor has agreed to sell, and the Underwriters have severally agreed to purchase from the Depositor, the initial Class Principal Amount of the Offered Notes set forth under their name below.

Class	Friedman, Billings, Ramsey & Co., Inc.	Bear, Stearns & Co. Inc.
AV1	$144,100,000	$144,100,000
AV2-1	$68,452,000	$68,452,000
AV2-2	$30,413,500	$30,413,500
AV2-3	$33,197,000	$33,197,000
AV2-4	$20,559,500	$20,559,500
M-1	$15,110,500	$15,110,500
M-2	$13,933,000	$13,933,000
M-3	$9,615,500	$9,615,500
M-4	$6,672,000	$6,672,000
M-5	$6,672,000	$6,672,000
M-6	$6,279,500	$6,279,500
M-7	$6,083,500	$6,083,500
M-8	$4,317,000	$4,317,000
M-9	$4,906,000	$4,906,000
M-10	$3,728,500	$3,728,500
M-11	$3,924,500	$3,924,500
M-12	$6,672,500	$6,672,500

The Depositor has been advised that the Underwriters may distribute the Offered Notes by selling the Offered Notes purchased by them to or through dealers, at the prices set forth on the cover page, and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions, and that the Underwriters may allow and such dealers may reallow a reallowance discount.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase their allocated portion of the Offered Notes offered hereby if they purchase any of such Offered Notes.

Until the distribution of the Offered Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Offered Notes.

Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the related Underwriter may be required to make for these liabilities.

LEGAL MATTERS

Certain legal matters with respect to the Offered Notes will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by Sidley Austin Brown & Wood LLP. Hunton & Williams LLP also represents the Lead Underwriter from time to time in other matters.

RATINGS

It is a condition to the issuance of the Offered Notes that they receive ratings as set forth on page S-vii. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of Scheduled Monthly Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments. The ratings do not address the possibility of Noteholders receiving payments in respect of Basis Risk Shortfalls, if any.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than the rating agencies identified on page S-vii. There can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the rating agencies.

Index of Terms

Page
Adjustable Rate Mortgage Loans	S-47
Adjusted Class Principal Amount	S-24
Adjusted Net Mortgage Rate	S-24
Adjustment Date	S-48
Aggregate Early Principal Payment Amount	S-24
Allocation Percentage	S-24
Available Funds	S-24
Available Funds Rate	S-24
Balloon Mortgage Loans	S-47
Basis Risk Shortfall	S-24
Beneficial Owner	S-20
Book-Entry Notes	S-20
Business Day	S-25
Cap Agreement	S-44
Cap Default	S-45
Cap Early Termination	S-45
Cap Notional	S-44
Cap Payment	S-44
Cap Provider Trigger Event	S-45
Cap Termination Payment	S-45
Certificate	S-41
CHF	S-55
CHF Subprime Securitized Servicing Portfolio	S-56
Class A Notes	S-19
Class AV2 Notes	S-19
Class Impairment Amount	S-25
Class M Notes	S-19
Class M-1 Principal Payment Amount	S-25
Class M-10 Principal Payment Amount	S-27
Class M-11 Principal Payment Amount	S-27
Class M-12 Principal Payment Amount	S-27
Class M-2 Principal Payment Amount	S-25
Class M-3 Principal Payment Amount	S-25
Class M-4 Principal Payment Amount	S-25
Class M-5 Principal Payment Amount	S-26
Class M-6 Principal Payment Amount	S-26
Class M-7 Principal Payment Amount	S-26
Class M-8 Principal Payment Amount	S-26
Class M-9 Principal Payment Amount	S-27
Class Principal Amount	S-28
Closing Date	S-2
CMMC	S-55
Code	S-77
Collateralization Requirement	S-45
Compensating Interest Payment	S-58
Corporate Trust Office	S-60
CPR	S-38
Credit Risk Manager	S-60
Credit Risk Manager Fee	S-60
Cumulative Realized Loss Percentage	S-28
Current Interest	S-28
Custodial Account	S-20
Custodian	S-42
Cut-off Date	S-47
Cut-off Date Balance	S-47
Deferred Interest	S-28
Deferred Interest Basis Risk Shortfall	S-28
Definitive Note	S-20
Delinquency Rate	S-28
Depositor	S-20
DOL	S-77
Downgrade Provisions	S-45
DTC	S-20
Due Date	S-28
Due Period	S-28
Early Principal Payment Amount	S-28
ERISA	S-6, S-77
Excess Cashflow	S-29
FEMA	S-16
Fixed Rate Mortgage Loans	S-47
Formula Rate	S-29
Gross Margin	S-49
Group 1 Mortgage Loans	S-19
Group 1 Principal Payment Amount	S-29
Group 2 Mortgage Loans	S-19
Group 2 Principal Payment Amount	S-29
Indenture	S-62

Indenture Event of Default	S-63
Indenture Trustee	S-60
Index	S-49
Initial Cap	S-49
Initial Trust Agreement	S-41
Interest Accrual Period	S-29
Interest Proceeds	S-29
Loan-to-Value Ratio	S-48
Margin Stepup Date	S-29
Master Servicer	S-55
Master Servicer Event of Default	S-70
Master Servicing Fee	S-58
Master Servicing Fee Rate	S-58
Maturity Date	S-34
Maximum Rate	S-49
MERS	S-42
Minimum Rate	S-49
Modeling Assumptions	S-39
Monthly Advance	S-59
Mortgage Loans	S-19
Mortgage Schedule	S-42
Non-Offered Notes	S-19
Note Interest Rate	S-29
Noteholders	S-20
Notes	S-19
Offered Notes	S-19
Originator	S-41
Overcollateralization	S-9
Overcollateralization Deficiency Amount	S-29
Overcollaterlization Amount	S-29
Overcollaterlization Release Amount	S-30
Owner Trustee Fee	S-61
Parties in Interest	S-77
Payment Account	S-20
Payment Date	S-2
Penalty Period	S-48
Percentage Interest	S-21
Periodic Cap	S-49
Permitted Transferee	S-75
Plan Asset Regulation	S-77
Plans	S-77
Prepayment Assumption	S-38
Prepayment Interest Excess	S-58
Prepayment Period	S-30
Prepayment Premium	S-48
Principal Payment Amount	S-30
Principal Proceeds	S-30
PTCE	S-78
Qualified Substitute Mortgage	S-43
Realized Loss	S-30
Record Date	S-21
Repurchase Price	S-43
Retained Notes	S-76
Risks Related to the Offered Notes	S-8
Rolling Three Month Delinquency Rate	S-30
Scheduled Monthly Payment	S-47
Scheduled Principal Balance	S-47
Securities Act	S-81
Securities Administrator	S-61
Seller	S-41
Senior Enhancement Percentage	S-30
Senior Principal Payment Amount	S-30
Servicer	S-55
Servicer Event of Default	S-69
Servicer Remittance Date	S-20
Servicing Advance	S-59
Servicing Fee	S-58
Servicing Fee Rate	S-58
Similar Law	S-78
Six-Month LIBOR Index	S-49
SMMEA	S-76
Stepdown Date	S-31
Strike Rate	S-44
Substitution Requirement	S-45
Target Overcollateralization Amount	S-31
Termination Events	S-45
TMP	S-75
Transfer and Servicing Agreement	S-55
Trigger Event	S-31
Trust	S-41
Trust Agreement	S-41
Trust Fund	S-19
Underwriters	S-80
Underwriting Agreement	S-80

Annex A

Certain Characteristics of the Mortgage Loans

The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the aggregates due to rounding. The Original Loan-to-Value Ratio or Original LTV shown in the tables is the original Loan-to-Value Ratio as defined in the Prospectus Supplement.

Cut-Off Date Scheduled Principal Balance — Aggregate Mortgage Loans

Range of Outstanding Principal Balances ($)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 50,000.00	944	$31,206,210.09	3.98%	9.977%	631	95.14%
50,000.01 - 100,000.00	1,182	88,206,762.33	11.24	8.697	615	83.95
100,000.01 - 150,000.00	973	121,226,234.50	15.44	7.685	610	78.40
150,000.01 - 200,000.00	764	132,471,994.35	16.88	7.247	608	76.93
200,000.01 - 250,000.00	503	112,588,120.15	14.34	7.163	615	77.59
250,000.01 - 300,000.00	345	94,803,037.50	12.08	7.089	615	77.56
300,000.01 - 350,000.00	196	63,407,246.24	8.08	7.068	628	77.98
350,000.01 - 400,000.00	135	50,542,324.40	6.44	6.955	622	78.48
400,000.01 - 450,000.00	66	28,009,430.85	3.57	7.069	628	80.54
450,000.01 - 500,000.00	68	32,384,799.67	4.13	6.922	626	79.43
500,000.01 - 550,000.00	25	12,980,315.14	1.65	7.090	625	79.83
550,000.01 - 600,000.00	13	7,484,224.48	0.95	7.065	623	76.64
600,000.01 - 650,000.00	6	3,813,305.01	0.49	6.002	653	74.75
650,000.01 - 700,000.00	2	1,317,099.64	0.17	6.600	745	70.00
700,000.01 - 750,000.00	1	716,800.00	0.09	6.810	658	80.00
750,000.01 - 800,000.00	5	3,820,960.10	0.49	6.288	634	77.00

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

The average Cut-off Date Scheduled Principal Balance is approximately $150,148.98.

Mortgage Rate — Aggregate Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
4.501 - 5.000	2	$969,489.06	0.12%	4.940%	682	76.00%
5.001 - 5.500	74	18,943,809.78	2.41	5.397	655	75.40
5.501 - 6.000	380	88,955,586.96	11.33	5.844	648	74.15
6.001 - 6.500	496	102,596,414.97	13.07	6.306	638	76.52
6.501 - 7.000	762	155,967,978.26	19.87	6.792	629	77.36
7.001 - 7.500	544	101,939,190.16	12.99	7.282	621	77.56
7.501 - 8.000	518	90,262,134.23	11.50	7.770	599	77.53
8.001 - 8.500	338	53,420,724.16	6.81	8.274	582	79.75
8.501 - 9.000	528	58,381,693.81	7.44	8.778	589	83.88
9.001 - 9.500	311	30,048,275.60	3.83	9.305	572	84.54
9.501 - 10.000	574	39,733,853.09	5.06	9.861	601	90.34
10.001 - 10.500	282	17,820,333.70	2.27	10.307	603	91.28
10.501 - 11.000	224	14,920,090.58	1.90	10.751	599	91.88
11.001 - 11.500	55	4,250,933.85	0.54	11.266	579	89.06
11.501 - 12.000	129	6,155,816.47	0.78	11.916	607	97.47
12.001 - 12.500	7	366,692.21	0.05	12.206	576	85.70
12.501 - 13.000	4	245,847.56	0.03	12.797	591	92.31

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

The weighted average Mortgage Rate is approximately 7.485%.

Loan Type — Aggregate Mortgage Loans

Loan Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
ARM 2/28	2,287	$393,534,646.78	50.13%	7.590%	593	77.51%
ARM 2/28 - 60 mo. IO	407	105,734,994.18	13.47	6.788	655	79.65
ARM 2/28 - Balloon 40/30	281	63,933,516.99	8.14	6.608	637	77.55
ARM 5/25	317	56,917,302.30	7.25	7.133	617	77.63
Fixed - Balloon 30/15	1,057	51,386,559.99	6.55	10.012	646	99.36
Fixed 30 yr	278	43,551,906.37	5.55	6.912	637	72.55
ARM 5/25 - 60 mo. IO	74	18,988,943.89	2.42	6.522	653	77.77
Fixed 20 yr	339	18,184,569.77	2.32	9.769	648	95.11
ARM 5/25 - Balloon 40/30	56	12,740,391.01	1.62	6.378	646	76.33
ARM 3/27	49	8,865,958.19	1.13	7.370	602	73.67
ARM 3/27 - 60 mo. IO	15	3,573,799.89	0.46	6.644	641	79.40
Fixed 15 yr	35	3,414,699.61	0.44	7.166	647	71.97
ARM 3/27 - Balloon 40/30	10	2,370,475.70	0.30	7.216	622	76.41
Fixed 10 yr	14	784,134.87	0.10	8.124	620	69.65
Fixed - Balloon 40/30	2	471,514.12	0.06	5.919	693	66.03
Fixed 25 yr	5	410,731.55	0.05	7.984	585	67.79
Fixed - Balloon 20/15	2	114,719.24	0.01	11.389	633	100.00

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Amortization Type — Aggregate Mortgage Loans

Amortization Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Adjustable	3,149	$587,615,645.23	74.86%	7.358%	609	77.87%
Adjustable Balloon	347	79,044,383.70	10.07	6.589	638	77.32
Fixed	671	66,346,042.17	8.45	7.729	640	78.64
Fixed Balloon	1,061	51,972,793.35	6.62	9.978	646	99.06

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Lien Position — Aggregate Mortgage Loans

Lien Position	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
1	3,833	$716,981,711.29	91.34%	7.242%	614	77.39%
2	1,395	67,997,153.16	8.66	10.052	647	99.30

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Remaining Term to Maturity — Aggregate Mortgage Loans

Range of Remaining Terms to Maturity (Months)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
109 - 120	14	$784,134.87	0.10%	8.124%	620	69.65%
169 - 180	1,094	54,915,978.84	7.00	9.838	646	97.66
229 - 240	339	18,184,569.77	2.32	9.769	648	95.11
289 - 300	5	410,731.55	0.05	7.984	585	67.79
349 - 360	3,776	710,683,449.42	90.54	7.244	614	77.48

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

The weighted average remaining term to maturity is approximately 342 months.

Mortgage Loan Age — Aggregate Mortgage Loans

Mortgage Loan Age (Months)	Number Of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
1	801	$150,767,482.13	19.21%	7.427%	613	77.88%
2	3,009	496,431,850.11	63.24	7.319	615	78.34
3	1,258	130,207,904.55	16.59	8.036	628	83.43
4	113	5,066,275.68	0.65	10.008	640	98.27
5	33	1,533,327.30	0.20	10.443	658	98.83
6	12	823,308.59	0.10	9.415	637	93.61
8	2	148,716.09	0.02	10.552	607	92.59

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

The weighted average mortgage loan age is approximately 2 months.

Original Loan-to-Value Ratio — Aggregate Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
5.01 - 10.00	1	$56,818.21	0.01%	7.592%	593	9.42%
10.01 - 15.00	2	119,437.94	0.02	7.479	657	13.58
15.01 - 20.00	5	424,469.95	0.05	7.081	626	19.36
20.01 - 25.00	14	1,298,824.91	0.17	7.233	596	22.40
25.01 - 30.00	13	1,420,533.81	0.18	7.482	596	28.02
30.01 - 35.00	18	2,089,858.70	0.27	6.987	596	33.18
35.01 - 40.00	15	1,945,269.15	0.25	7.198	614	37.86
40.01 - 45.00	22	2,798,779.93	0.36	6.884	598	42.41
45.01 - 50.00	36	5,061,628.51	0.64	7.297	596	47.70
50.01 - 55.00	52	8,140,482.49	1.04	6.895	596	52.73
55.01 - 60.00	121	20,881,459.43	2.66	6.975	600	57.91
60.01 - 65.00	137	21,755,475.59	2.77	7.058	595	63.29
65.01 - 70.00	293	51,408,255.56	6.55	7.312	588	68.65
70.01 - 75.00	358	71,747,888.80	9.14	7.072	594	73.95
75.01 - 80.00	2,160	417,073,758.92	53.13	7.057	628	79.80
80.01 - 85.00	235	46,170,152.94	5.88	8.135	581	84.56
85.01 - 90.00	286	50,306,999.90	6.41	7.854	619	89.41
90.01 - 95.00	167	19,501,965.30	2.48	9.365	591	94.78
95.01 - 100.00	1,293	62,776,804.41	8.00	10.060	647	99.90

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

The weighted average Original Loan-to-Value ratio is approximately 79.28%.

Credit Score — Aggregate Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
480 - 499	1	$245,481.69	0.03%	10.000%	485	70.00%
500 - 519	250	39,358,955.84	5.01	8.796	510	73.15
520 - 539	268	42,879,873.95	5.46	8.346	530	74.89
540 - 559	320	53,831,313.59	6.86	8.091	550	77.13
560 - 579	308	53,476,559.09	6.81	7.888	569	77.13
580 - 599	622	94,036,521.96	11.98	7.335	590	78.20
600 - 619	919	122,865,032.78	15.65	7.714	610	80.52
620 - 639	850	117,646,247.60	14.99	7.272	630	81.45
640 - 659	637	93,477,511.20	11.91	7.047	649	80.45
660 - 679	421	65,786,682.78	8.38	7.013	669	81.40
680 - 699	275	45,556,406.55	5.80	6.770	688	80.15
700 - 719	142	21,344,259.70	2.72	7.034	709	81.21
720 - 739	114	18,025,565.69	2.30	7.031	728	81.79
740 - 759	50	8,182,609.25	1.04	6.838	749	76.67
760 - 779	30	5,468,205.43	0.70	6.906	768	78.78
780 - 799	18	2,546,491.17	0.32	7.011	788	82.34
800 - 819	3	251,146.18	0.03	7.473	804	82.57

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

The weighted average credit score at the time of origination is approximately 617.

Geographic Distribution — Aggregate Mortgage Loans

State	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Arizona	134	$21,896,291.94	2.79%	7.206%	602	77.31%
California	713	169,080,780.97	21.54	7.091	626	77.82
Colorado	33	4,321,129.98	0.55	7.414	628	81.27
Connecticut	73	11,079,479.95	1.41	7.569	623	77.96
Delaware	17	2,347,330.54	0.30	7.558	595	79.96
Florida	1,355	203,647,051.05	25.94	7.402	622	80.66
Georgia	207	20,170,377.66	2.57	7.985	617	83.47
Hawaii	2	303,176.09	0.04	10.878	540	81.47
Idaho	3	152,717.17	0.02	8.088	627	86.98
Illinois	19	1,796,247.83	0.23	8.102	580	85.39
Indiana	13	890,911.71	0.11	8.176	621	84.30
Iowa	3	311,664.31	0.04	7.514	595	80.00
Kansas	20	1,703,543.65	0.22	7.821	617	80.67
Kentucky	8	922,972.38	0.12	7.639	600	80.04
Louisiana	12	1,003,028.36	0.13	7.716	604	84.30
Maine	2	225,262.12	0.03	8.319	606	87.83
Maryland	159	28,871,601.74	3.68	7.788	599	78.54
Massachusetts	78	13,868,820.37	1.77	7.714	623	77.90
Michigan	73	7,333,832.91	0.93	7.705	621	80.91
Minnesota	30	4,744,258.71	0.60	7.060	613	80.06
Mississippi	5	441,589.31	0.06	8.740	612	85.37
Missouri	60	5,190,120.97	0.66	7.835	614	80.89
Nebraska	1	16,558.48	0.00	9.500	648	100.00
Nevada	82	13,300,472.70	1.69	6.952	633	78.11
New Hampshire	12	1,787,763.01	0.23	7.529	602	80.27
New Jersey	238	51,125,604.29	6.51	7.674	612	75.31
New Mexico	1	174,070.63	0.02	7.700	600	79.96
New York	234	50,832,408.70	6.48	7.595	611	76.34
North Carolina	96	9,653,745.61	1.23	7.560	619	82.11
Ohio	145	12,113,600.18	1.54	8.013	603	82.29
Oklahoma	89	6,880,294.66	0.88	7.662	626	84.77
Oregon	75	10,270,430.78	1.31	7.291	614	80.58
Pennsylvania	57	5,646,036.00	0.72	7.823	606	79.93
Rhode Island	43	6,787,189.99	0.86	7.641	630	81.25
South Carolina	55	5,032,744.07	0.64	8.618	603	83.65
South Dakota	1	151,613.56	0.02	6.860	646	80.00
Tennessee	86	6,830,471.78	0.87	8.084	589	82.05
Texas	680	56,340,114.92	7.18	8.063	602	81.23
Utah	41	4,159,328.18	0.53	7.810	621	83.99
Virginia	138	24,168,747.82	3.08	7.500	610	77.38
Washington	100	15,475,574.06	1.97	7.123	622	80.82
West Virginia	2	338,814.43	0.04	9.032	525	79.99
Wisconsin	32	3,563,640.95	0.45	8.760	609	80.15
Wyoming	1	27,449.93	0.00	9.850	583	100.00

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Property Type — Aggregate Mortgage Loans

Property Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Single Family	4,660	$691,543,685.70	88.10%	7.480%	615	79.32%
Condo	373	51,913,261.03	6.61	7.573	634	80.85
Duplex	164	32,225,496.20	4.11	7.496	633	78.21
3-4 Unit	31	9,296,421.52	1.18	7.377	632	71.55

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Loan Purpose — Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Cashout Refinance	2,247	$412,787,688.23	52.59%	7.288%	601	75.27%
Purchase	2,425	317,638,869.14	40.46	7.599	639	83.61
Rate/Term Refinance	556	54,552,307.08	6.95	8.319	608	84.49

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Occupancy Status — Aggregate Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Owner Occupied	5,059	$759,001,690.50	96.69%	7.478%	617	79.41%
Non-Owner Occupied	142	20,904,549.17	2.66	7.696	633	74.62
Second Home	27	5,072,624.78	0.65	7.642	604	79.37

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Documentation Type — Aggregate Mortgage Loans

Documentation Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Stated	2,361	$368,533,934.49	46.95%	7.769%	626	79.32%
Full	1,950	265,978,788.14	33.88	7.328	611	80.55
Full Doc Plus	912	148,518,979.72	18.92	7.065	605	76.91
Limited	5	1,947,162.10	0.25	7.333	578	81.01

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Credit Grade — Aggregate Mortgage Loans

Credit Grade	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
A	4,854	$724,749,682.60	92.33%	7.404%	622	79.90%
B	250	42,183,801.06	5.37	8.190	560	73.79
C	124	18,045,380.79	2.30	9.090	549	67.25

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Prepayment Premium Term — Aggregate Mortgage Loans

Prepayment Premium Term (Months)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
N/A	1,710	$229,650,037.42	29.26%	7.897%	609	78.75%
12	143	24,124,768.23	3.07	7.456	642	79.97
24	2,481	422,242,815.01	53.79	7.270	615	79.27
36	894	108,961,243.79	13.88	7.459	636	80.28

Total	5,228	$784,978,864.45	100.00%	7.485%	617	79.28%

Gross Margin — Aggregate Adjustable Rate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
5.001 - 5.500	2,582	$502,848,861.10	75.43%	7.062%	627	78.88%
5.501 - 6.000	364	72,596,758.19	10.89	7.440	581	77.02
6.001 - 6.500	431	73,312,089.93	11.00	8.075	561	73.71
6.501 - 7.000	119	17,902,319.71	2.69	9.004	551	67.69

Total	3,496	$666,660,028.93	100.00%	7.267%	612	77.81%

The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 5.661%.

Maximum Mortgage Rate — Aggregate Adjustable Rate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
10.001 - 10.500	17	$3,995,819.09	0.60%	5.359%	659	76.44%
10.501 - 11.000	60	14,190,672.04	2.13	5.822	663	73.61
11.001 - 11.500	140	32,419,110.92	4.86	5.895	649	77.01
11.501 - 12.000	347	77,730,115.86	11.66	6.088	636	75.87
12.001 - 12.500	443	91,686,624.39	13.75	6.438	634	77.12
12.501 - 13.000	659	136,863,559.99	20.53	6.859	627	77.58
13.001 - 13.500	478	88,986,471.13	13.35	7.330	618	77.87
13.501 - 14.000	434	78,640,823.05	11.80	7.811	594	77.60
14.001 - 14.500	279	46,831,714.18	7.02	8.285	581	80.02
14.501 - 15.000	266	43,279,398.98	6.49	8.823	563	79.72
15.001 - 15.500	142	21,228,884.90	3.18	9.304	548	80.63
15.501 - 16.000	121	16,777,069.29	2.52	9.778	554	81.64
16.001 - 16.500	47	5,979,629.89	0.90	10.226	533	79.45
16.501 - 17.000	38	5,188,957.54	0.78	10.688	554	81.74
17.001 - 17.500	16	2,252,287.80	0.34	11.230	543	82.00
17.501 - 18.000	5	369,487.60	0.06	11.633	539	70.42
18.001 - 18.500	3	176,418.19	0.03	12.245	523	70.27
18.501 - 19.000	1	62,984.09	0.01	12.560	513	70.00

Total	3,496	$666,660,028.93	100.00%	7.267%	612	77.81%

The weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 13.133%.

Minimum Mortgage Rate — Aggregate Adjustable Rate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
5.001 - 5.500	72	$18,530,239.92	2.78%	5.409%	653	76.03%
5.501 - 6.000	308	71,433,588.52	10.72	5.835	644	74.94
6.001 - 6.500	467	97,658,351.43	14.65	6.307	637	77.06
6.501 - 7.000	709	148,186,457.64	22.23	6.793	628	77.50
7.001 - 7.500	508	96,610,180.62	14.49	7.281	620	77.90
7.501 - 8.000	464	84,517,350.52	12.68	7.770	598	77.65
8.001 - 8.500	302	50,489,684.44	7.57	8.271	582	79.89
8.501 - 9.000	273	44,431,442.04	6.66	8.769	565	79.85
9.001 - 9.500	148	21,648,284.51	3.25	9.293	549	80.83
9.501 - 10.000	130	18,497,720.90	2.77	9.764	550	81.24
10.001 - 10.500	48	6,151,527.36	0.92	10.218	533	79.47
10.501 - 11.000	41	5,604,037.13	0.84	10.691	554	81.31
11.001 - 11.500	17	2,292,274.02	0.34	11.229	543	81.96
11.501 - 12.000	5	369,487.60	0.06	11.633	539	70.42
12.001 - 12.500	3	176,418.19	0.03	12.245	523	70.27
12.501 - 13.000	1	62,984.09	0.01	12.560	513	70.00

Total	3,496	$666,660,028.93	100.00%	7.267%	612	77.81%

The weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 7.266%.

Initial Reset Cap — Aggregate Adjustable Rate Mortgage Loans

Initial Reset Cap (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
2.000	2,870	$543,085,974.32	81.46%	7.318%	609	77.84%
3.000	179	34,927,417.41	5.24	7.422	618	78.12
5.000	447	88,646,637.20	13.30	6.894	629	77.47

Total	3,496	$666,660,028.93	100.00%	7.267%	612	77.81%

The weighted average Initial Reset Cap of the Adjustable Rate Mortgage Loans is approximately 2.451%.

Subsequent Reset Cap — Aggregate Adjustable Rate Mortgage Loans

Subsequent Reset Cap (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
1.000	3,496	$666,660,028.93	100.00%	7.267%	612	77.81%

Total	3,496	$666,660,028.93	100.00%	7.267%	612	77.81%

The weighted average Subsequent Reset Cap of the Adjustable Rate Mortgage Loans is approximately 1.000%.

Months to Next Adjustment Date — Aggregate Adjustable Rate Mortgage Loans

Months to Next Adjustment Date	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
21	308	$65,176,546.14	9.78%	7.160%	619	78.48%
22	1,998	371,248,601.80	55.69	7.298	608	77.80
23	669	126,778,010.01	19.02	7.502	610	77.99
33	14	2,355,903.62	0.35	6.991	604	74.50
34	45	9,662,549.84	1.45	7.222	615	75.40
35	15	2,791,780.32	0.42	7.140	623	76.63
57	36	6,668,169.28	1.00	6.768	638	77.79
58	294	60,780,776.12	9.12	6.863	629	77.46
59	117	21,197,691.80	3.18	7.022	627	77.39

Total	3,496	$666,660,028.93	100.00%	7.267%	612	77.81%

The weighted average Months to the Next Adjustment Date of the Adjustable Rate Mortgage Loans is approximately 27 months.

Cut-Off Date Scheduled Principal Balance — Group 1 Mortgage Loans

Range of Outstanding Principal Balances ($)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 50,000.00	555	$17,299,243.78	4.54%	9.926%	627	93.52%
50,000.01 - 100,000.00	597	45,130,178.62	11.84	8.177	600	77.80
100,000.01 - 150,000.00	606	75,912,258.22	19.91	7.549	603	76.15
150,000.01 - 200,000.00	478	82,835,956.67	21.73	7.284	602	75.92
200,000.01 - 250,000.00	280	62,676,128.50	16.44	7.139	606	76.25
250,000.01 - 300,000.00	187	51,194,910.15	13.43	7.206	602	76.30
300,000.01 - 350,000.00	106	34,338,889.16	9.01	7.182	613	75.98
350,000.01 - 400,000.00	20	7,301,405.23	1.92	6.992	616	77.44
400,000.01 - 450,000.00	5	2,138,182.39	0.56	7.434	624	77.32
450,000.01 - 500,000.00	4	1,869,915.58	0.49	6.900	629	75.82
500,000.01 - 550,000.00	1	520,000.00	0.14	6.990	638	75.91

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

The average Cut-off Date Scheduled Principal Balance of the Group 1 Mortgage Loans is approximately $134,278.64.

Mortgage Rate — Group 1 Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
5.001 - 5.500	33	$7,583,413.67	1.99%	5.414%	646	72.18%
5.501 - 6.000	198	40,050,585.14	10.51	5.852	643	71.62
6.001 - 6.500	274	47,477,258.85	12.45	6.301	632	75.37
6.501 - 7.000	416	70,783,205.34	18.57	6.802	615	75.84
7.001 - 7.500	317	51,322,594.81	13.46	7.266	612	75.93
7.501 - 8.000	336	52,356,211.05	13.73	7.770	597	76.34
8.001 - 8.500	218	30,401,571.75	7.97	8.273	576	77.85
8.501 - 9.000	279	29,827,721.44	7.82	8.791	572	80.50
9.001 - 9.500	173	15,067,335.22	3.95	9.308	560	81.39
9.501 - 10.000	269	18,229,027.64	4.78	9.829	576	86.09
10.001 - 10.500	136	7,870,184.91	2.06	10.298	574	86.33
10.501 - 11.000	105	6,121,436.20	1.61	10.751	579	86.47
11.001 - 11.500	27	1,951,850.36	0.51	11.192	562	85.01
11.501 - 12.000	57	2,150,507.46	0.56	11.929	605	96.24
12.501 - 13.000	1	24,164.46	0.01	12.600	631	100.00

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

The weighted average Mortgage Rate of the Group 1 Mortgage Loans is approximately 7.512%.

Loan Type — Group 1 Mortgage Loans

Loan Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
ARM 2/28	1,425	$218,356,287.76	57.28%	7.679%	586	76.26%
ARM 2/28 - 60 mo. IO	164	31,554,788.56	8.28	6.904	641	78.71
ARM 2/28 - Balloon 40/30	158	31,323,874.39	8.22	6.559	632	75.67
ARM 5/25	180	28,753,238.23	7.54	7.254	612	76.92
Fixed 30 yr	175	24,914,150.76	6.54	6.996	633	71.55
Fixed - Balloon 30/15	435	14,771,820.63	3.87	10.006	637	99.17
ARM 5/25 - 60 mo. IO	40	7,726,129.93	2.03	6.462	655	76.80
ARM 5/25 - Balloon 40/30	34	6,901,936.66	1.81	6.394	652	75.06
Fixed 20 yr	138	5,628,920.95	1.48	9.514	638	91.12
ARM 3/27	35	5,594,344.73	1.47	7.513	588	71.80
Fixed 15 yr	25	1,786,442.59	0.47	7.913	621	67.37
ARM 3/27 - Balloon 40/30	7	1,455,179.62	0.38	7.329	610	76.47
ARM 3/27 - 60 mo. IO	6	946,749.90	0.25	7.147	642	80.55
Fixed 10 yr	9	552,996.29	0.15	8.316	624	73.55
Fixed - Balloon 40/30	2	471,514.12	0.12	5.919	693	66.03
Fixed 25 yr	5	410,731.55	0.11	7.984	585	67.79
Fixed - Balloon 20/15	1	67,961.63	0.02	12.000	612	100.00

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Amortization Type — Group 1 Mortgage Loans

Amortization Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Adjustable	1,850	$292,931,539.11	76.84%	7.517%	597	76.53%
Adjustable Balloon	199	39,680,990.67	10.41	6.558	635	75.59
Fixed	352	33,293,242.14	8.73	7.505	633	74.62
Fixed Balloon	438	15,311,296.38	4.02	9.889	639	98.15

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Lien Position — Group 1 Mortgage Loans

Lien Position	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
1	2,268	$361,825,058.52	94.91%	7.375%	604	75.95%
2	571	19,392,009.78	5.09	10.060	638	99.19

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Remaining Term to Maturity — Group 1 Mortgage Loans

Range of Remaining Terms to Maturity (Months)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
109 - 120	9	$552,996.29	0.15%	8.316%	624	73.55%
169 - 180	461	16,626,224.85	4.36	9.789	636	95.76
229 - 240	138	5,628,920.95	1.48	9.514	638	91.12
289 - 300	5	410,731.55	0.11	7.984	585	67.79
349 - 360	2,226	357,998,194.66	93.91	7.373	604	76.06

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

The weighted average remaining term to maturity of the Group 1 Mortgage Loans is approximately 348 months.

Mortgage Loan Age — Group 1 Mortgage Loans

Mortgage Loan Age (Months)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
1	452	$74,339,156.70	19.50%	7.485%	602	76.44%
2	1,718	248,192,081.65	65.11	7.411	604	76.64
3	588	55,730,569.62	14.62	7.873	617	79.20
4	57	1,937,411.51	0.51	9.838	640	98.51
5	19	635,432.19	0.17	10.455	642	97.59
6	4	350,117.59	0.09	8.624	595	84.98
8	1	32,299.04	0.01	10.740	587	100.00

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

The weighted average mortgage loan age of the Group 1 Mortgage Loans is approximately 2 months.

Original Loan-to-Value Ratio — Group 1 Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
5.01 - 10.00	1	$56,818.21	0.01%	7.592%	593	9.42%
10.01 - 15.00	2	119,437.94	0.03	7.479	657	13.58
15.01 - 20.00	4	359,507.89	0.09	6.792	638	19.24
20.01 - 25.00	10	875,528.25	0.23	7.002	631	21.83
25.01 - 30.00	8	982,581.23	0.26	7.280	613	28.43
30.01 - 35.00	15	1,779,298.38	0.47	6.982	595	33.18
35.01 - 40.00	13	1,813,581.72	0.48	7.261	612	37.70
40.01 - 45.00	18	2,330,173.21	0.61	6.861	600	42.50
45.01 - 50.00	29	4,119,854.79	1.08	7.452	585	47.76
50.01 - 55.00	32	4,470,371.81	1.17	7.058	593	52.78
55.01 - 60.00	88	13,857,664.89	3.64	7.124	589	57.79
60.01 - 65.00	99	15,213,854.79	3.99	7.071	592	63.21
65.01 - 70.00	219	35,846,393.50	9.40	7.389	587	68.63
70.01 - 75.00	259	47,210,894.43	12.38	7.313	591	74.07
75.01 - 80.00	1,114	174,490,688.05	45.77	7.190	615	79.73
80.01 - 85.00	145	24,528,022.01	6.43	8.167	586	84.53
85.01 - 90.00	169	26,363,664.91	6.92	7.903	621	89.30
90.01 - 95.00	88	9,047,284.54	2.37	9.314	588	94.71
95.01 - 100.00	526	17,751,447.75	4.66	10.071	638	99.88

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

The weighted average Original Loan-to-Value ratio of the Group 1 Mortgage Loans is approximately 77.13%.

Credit Score — Group 1 Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
480 - 499	1	$245,481.69	0.06%	10.000%	485	70.00%
500 - 519	181	26,717,996.04	7.01	8.866	509	72.24
520 - 539	185	27,693,812.36	7.26	8.336	530	74.17
540 - 559	224	34,057,438.12	8.93	8.094	550	75.28
560 - 579	203	31,681,345.23	8.31	7.844	569	76.43
580 - 599	378	51,679,350.94	13.56	7.260	590	76.30
600 - 619	466	54,416,262.54	14.27	7.575	609	78.66
620 - 639	463	56,325,126.64	14.78	7.179	629	80.12
640 - 659	305	39,044,564.72	10.24	6.958	649	78.18
660 - 679	173	22,494,370.93	5.90	6.974	669	78.63
680 - 699	119	18,046,094.96	4.73	6.580	688	77.28
700 - 719	60	8,459,601.17	2.22	6.983	708	80.06
720 - 739	40	4,667,805.04	1.22	6.851	729	79.01
740 - 759	23	2,918,935.20	0.77	6.731	752	70.95
760 - 779	9	1,514,530.88	0.40	7.023	767	75.76
780 - 799	7	1,079,124.18	0.28	6.841	790	76.64
800 - 819	2	175,227.66	0.05	8.281	804	85.41

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

The weighted average credit score at the time of origination of the Group 1 Mortgage Loans is approximately 605.

Geographic Distribution — Group 1 Mortgage Loans

State	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Arizona	88	$13,042,710.85	3.42%	7.292%	603	76.67%
California	273	58,907,715.37	15.45	6.880	610	72.05
Colorado	29	3,645,547.28	0.96	7.564	620	81.56
Connecticut	59	9,179,572.03	2.41	7.571	622	77.76
Delaware	10	1,163,335.80	0.31	8.116	585	82.55
Florida	638	88,051,489.74	23.10	7.362	608	78.18
Georgia	131	11,958,698.65	3.14	7.865	620	82.98
Hawaii	2	303,176.09	0.08	10.878	540	81.47
Idaho	2	124,250.05	0.03	7.821	620	83.99
Illinois	15	1,291,697.70	0.34	8.076	569	85.10
Indiana	9	556,974.06	0.15	8.165	624	85.06
Iowa	3	311,664.31	0.08	7.514	595	80.00
Kansas	13	878,853.57	0.23	8.304	597	82.66
Kentucky	5	490,327.36	0.13	8.353	588	79.48
Louisiana	6	377,744.57	0.10	8.663	609	90.57
Maine	2	225,262.12	0.06	8.319	606	87.83
Maryland	104	17,510,803.24	4.59	7.704	596	77.66
Massachusetts	43	7,594,076.16	1.99	7.957	610	73.57
Michigan	51	5,301,087.35	1.39	7.700	620	80.06
Minnesota	21	3,347,738.75	0.88	6.829	623	79.21
Mississippi	1	51,127.00	0.01	6.620	695	90.00
Missouri	40	3,555,396.45	0.93	7.934	614	81.07
Nebraska	1	16,558.48	0.00	9.500	648	100.00
Nevada	48	7,314,422.02	1.92	6.906	627	77.70
New Hampshire	9	1,337,958.78	0.35	7.527	600	80.03
New Jersey	128	25,360,403.63	6.65	7.857	592	71.97
New York	116	25,859,573.36	6.78	7.570	594	73.71
North Carolina	53	4,581,162.10	1.20	7.709	617	83.27
Ohio	106	7,685,279.49	2.02	8.163	601	81.82
Oklahoma	46	3,076,535.45	0.81	7.709	625	83.81
Oregon	52	7,070,093.09	1.85	7.212	616	80.67
Pennsylvania	38	3,894,052.12	1.02	7.755	607	79.40
Rhode Island	19	2,847,854.29	0.75	7.403	624	80.22
South Carolina	36	3,288,303.69	0.86	8.423	600	84.71
South Dakota	1	151,613.56	0.04	6.860	646	80.00
Tennessee	59	4,587,151.62	1.20	8.230	582	82.87
Texas	388	28,955,052.10	7.60	8.183	590	79.48
Utah	25	2,278,802.12	0.60	7.488	610	81.29
Virginia	78	13,559,382.11	3.56	7.334	602	75.30
Washington	63	8,419,731.06	2.21	7.268	620	80.67
West Virginia	2	338,814.43	0.09	9.032	525	79.99
Wisconsin	25	2,697,626.37	0.71	9.050	603	81.56
Wyoming	1	27,449.93	0.01	9.850	583	100.00

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Property Type — Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Single Family	2,537	$331,664,086.67	87.00%	7.517%	603	77.26%
Condo	192	24,122,341.98	6.33	7.570	619	79.34
Duplex	81	17,084,606.94	4.48	7.375	620	74.97
3-4 Unit	29	8,346,032.71	2.19	7.427	627	70.06

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Loan Purpose — Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Cashout Refinance	1,590	$268,805,456.92	70.51%	7.381%	599	74.58%
Purchase	893	80,503,196.82	21.12	7.663	628	83.28
Rate/Term Refinance	356	31,908,414.56	8.37	8.229	605	83.13

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Occupancy Status — Group 1 Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Owner Occupied	2,710	$361,230,268.75	94.76%	7.508%	604	77.31%
Non-Owner Occupied	108	16,224,727.40	4.26	7.607	638	73.08
Second Home	21	3,762,072.15	0.99	7.413	607	77.53

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Documentation Type — Group 1 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Stated	1,308	$183,812,397.27	48.22%	7.756%	609	76.07%
Full	993	116,855,750.39	30.65	7.393	603	79.21
Full Doc Plus	536	80,122,088.03	21.02	7.129	602	76.48
Limited	2	426,832.61	0.11	6.553	626	86.82

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Credit Grade — Group 1 Mortgage Loans

Credit Grade	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
A	2,574	$340,688,850.71	89.37%	7.406%	611	77.92%
B	175	27,525,037.02	7.22	8.140	560	72.36
C	90	13,003,180.57	3.41	8.952	547	66.58

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Prepayment Premium Term — Group 1 Mortgage Loans

Prepayment Premium Term (Months)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
N/A	1,028	$126,251,221.25	33.12%	7.961%	598	77.09%
12	54	8,330,712.64	2.19	7.165	633	75.79
24	1,295	194,244,098.41	50.95	7.310	603	77.44
36	462	52,391,036.00	13.74	7.232	629	76.30

Total	2,839	$381,217,068.30	100.00%	7.512%	605	77.13%

Gross Margin — Group 1 Adjustable Rate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
5.001 - 5.500	1,421	$230,561,894.50	69.32%	7.148%	618	77.84%
5.501 - 6.000	237	40,681,424.81	12.23	7.479	576	75.81
6.001 - 6.500	307	48,633,599.46	14.62	8.172	557	72.76
6.501 - 7.000	84	12,735,611.01	3.83	8.833	548	66.56

Total	2,049	$332,612,529.78	100.00%	7.403%	601	76.42%

The weighted average Gross Margin of the Group 1 Adjustable Rate Mortgage Loans is approximately 5.707%.

Maximum Mortgage Rate — Group 1 Adjustable Rate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
10.001 - 10.500	9	$2,079,174.11	0.63%	5.369%	666	74.69%
10.501 - 11.000	28	5,233,625.91	1.57	5.825	664	68.52
11.001 - 11.500	71	13,868,463.54	4.17	5.992	642	76.06
11.501 - 12.000	183	35,415,209.14	10.65	6.105	631	74.05
12.001 - 12.500	240	41,444,264.62	12.46	6.426	627	75.93
12.501 - 13.000	369	63,441,148.50	19.07	6.901	611	75.98
13.001 - 13.500	280	45,132,309.82	13.57	7.337	608	76.35
13.501 - 14.000	270	42,571,391.48	12.80	7.790	591	76.36
14.001 - 14.500	175	25,960,379.85	7.80	8.285	572	78.07
14.501 - 15.000	171	25,865,069.57	7.78	8.844	557	78.17
15.001 - 15.500	92	11,868,509.78	3.57	9.307	545	78.20
15.501 - 16.000	84	10,610,917.08	3.19	9.773	550	81.62
16.001 - 16.500	39	4,475,427.51	1.35	10.254	533	78.70
16.501 - 17.000	26	3,153,723.79	0.95	10.716	548	78.78
17.001 - 17.500	10	1,282,495.83	0.39	11.178	532	80.01
17.501 - 18.000	2	210,419.25	0.06	11.672	516	76.98

Total	2,049	$332,612,529.78	100.00%	7.403%	601	76.42%

The weighted average Maximum Mortgage Rate of the Group 1 Adjustable Rate Mortgage Loans is approximately 13.272%.

Minimum Mortgage Rate — Group 1 Adjustable Rate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
5.001 - 5.500	30	$6,862,458.58	2.06%	5.422%	639	73.35%
5.501 - 6.000	159	31,346,678.56	9.42	5.851	638	72.04
6.001 - 6.500	255	44,985,046.64	13.52	6.301	632	76.06
6.501 - 7.000	387	66,365,010.09	19.95	6.802	613	76.02
7.001 - 7.500	292	47,785,301.74	14.37	7.265	611	76.39
7.501 - 8.000	297	48,064,018.43	14.45	7.772	594	76.51
8.001 - 8.500	193	28,448,461.42	8.55	8.269	574	78.03
8.501 - 9.000	169	25,292,612.44	7.60	8.781	559	78.46
9.001 - 9.500	97	12,271,833.34	3.69	9.304	546	78.45
9.501 - 10.000	92	11,989,072.81	3.60	9.780	547	80.83
10.001 - 10.500	38	4,435,441.29	1.33	10.246	533	78.69
10.501 - 11.000	27	3,233,693.14	0.97	10.715	550	78.52
11.001 - 11.500	11	1,322,482.05	0.40	11.178	532	80.01
11.501 - 12.000	2	210,419.25	0.06	11.672	516	76.98

Total	2,049	$332,612,529.78	100.00%	7.403%	601	76.42%

The weighted average Minimum Mortgage Rate of the Group 1 Adjustable Rate Mortgage Loans is approximately 7.403%.

Initial Reset Cap — Group 1 Adjustable Rate Mortgage Loans

Initial Reset Cap (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
2.000	1,686	$271,502,468.20	81.63%	7.457%	597	76.42%
3.000	109	17,728,756.76	5.33	7.614	605	75.83
5.000	254	43,381,304.82	13.04	6.976	626	76.60

Total	2,049	$332,612,529.78	100.00%	7.403%	601	76.42%

The weighted average Initial Reset Cap of the Group 1 Adjustable Rate Mortgage Loans is approximately 2.445%.

Subsequent Reset Cap — Group 1 Adjustable Rate Mortgage Loans

Subsequent Reset Cap (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
1.000	2,049	$332,612,529.78	100.00%	7.403%	601	76.42%

Total	2,049	$332,612,529.78	100.00%	7.403%	601	76.42%

The weighted average Subsequent Reset Cap of the Group 1 Adjustable Rate Mortgage Loans is approximately 1.000%.

Months to Next Adjustment Date — Group 1 Adjustable Rate Mortgage Loans

Months to Next Adjustment Date	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
21	171	$28,978,749.56	8.71%	7.452%	608	76.84%
22	1,202	190,937,803.75	57.41	7.437	596	76.48
23	374	61,318,397.40	18.44	7.570	597	76.25
33	12	1,831,903.62	0.55	7.074	606	72.93
34	29	5,028,228.10	1.51	7.530	595	74.13
35	7	1,136,142.53	0.34	7.608	604	72.91
57	21	3,469,917.07	1.04	6.736	625	75.25
58	162	28,026,770.98	8.43	6.980	625	76.28
59	71	11,884,616.77	3.57	7.038	627	77.76

Total	2,049	$332,612,529.78	100.00%	7.403%	601	76.42%

The weighted average Months to the Next Adjustment Date of the Group 1 Adjustable Rate Mortgage Loans is approximately 27 months.

Cut-Off Date Scheduled Principal Balance — Group 2 Mortgage Loans

Range of Outstanding Principal Balances ($)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 50,000.00	389	$13,906,966.31	3.44%	10.039%	637	97.15%
50,000.01 - 100,000.00	585	43,076,583.71	10.67	9.243	632	90.40
100,000.01 - 150,000.00	367	45,313,976.28	11.22	7.912	621	82.16
150,000.01 - 200,000.00	286	49,636,037.68	12.29	7.186	618	78.61
200,000.01 - 250,000.00	223	49,911,991.65	12.36	7.193	626	79.29
250,000.01 - 300,000.00	158	43,608,127.35	10.80	6.951	630	79.04
300,000.01 - 350,000.00	90	29,068,357.08	7.20	6.933	645	80.35
350,000.01 - 400,000.00	115	43,240,919.17	10.71	6.949	623	78.66
400,000.01 - 450,000.00	61	25,871,248.46	6.41	7.039	629	80.81
450,000.01 - 500,000.00	64	30,514,884.09	7.56	6.924	626	79.65
500,000.01 - 550,000.00	24	12,460,315.14	3.09	7.094	624	79.99
550,000.01 - 600,000.00	13	7,484,224.48	1.85	7.065	623	76.64
600,000.01 - 650,000.00	6	3,813,305.01	0.94	6.002	653	74.75
650,000.01 - 700,000.00	2	1,317,099.64	0.33	6.600	745	70.00
700,000.01 - 750,000.00	1	716,800.00	0.18	6.810	658	80.00
750,000.01 - 800,000.00	5	3,820,960.10	0.95	6.288	634	77.00

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

The average Cut-off Date Scheduled Principal Balance of the Group 2 Mortgage Loans is approximately $169,008.70.

Mortgage Rate — Group 2 Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
4.501 - 5.000	2	$969,489.06	0.24%	4.940%	682	76.00%
5.001 - 5.500	41	11,360,396.11	2.81	5.385	662	77.54
5.501 - 6.000	182	48,905,001.82	12.11	5.837	652	76.22
6.001 - 6.500	222	55,119,156.12	13.65	6.311	643	77.52
6.501 - 7.000	346	85,184,772.92	21.10	6.784	640	78.62
7.001 - 7.500	227	50,616,595.35	12.54	7.298	629	79.21
7.501 - 8.000	182	37,905,923.18	9.39	7.772	603	79.18
8.001 - 8.500	120	23,019,152.41	5.70	8.276	591	82.26
8.501 - 9.000	249	28,553,972.37	7.07	8.764	607	87.41
9.001 - 9.500	138	14,980,940.38	3.71	9.302	583	87.71
9.501 - 10.000	305	21,504,825.45	5.33	9.888	622	93.95
10.001 - 10.500	146	9,950,148.79	2.46	10.314	627	95.20
10.501 - 11.000	119	8,798,654.38	2.18	10.752	614	95.64
11.001 - 11.500	28	2,299,083.49	0.57	11.329	594	92.50
11.501 - 12.000	72	4,005,309.01	0.99	11.909	608	98.13
12.001 - 12.500	7	366,692.21	0.09	12.206	576	85.70
12.501 - 13.000	3	221,683.10	0.05	12.819	586	91.48

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

The weighted average Mortgage Rate of the Group 2 Mortgage Loans is approximately 7.460%.

Loan Type — Group 2 Mortgage Loans

Loan Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
ARM 2/28	862	$175,178,359.02	43.39%	7.479%	602	79.08%
ARM 2/28 - 60 mo. IO	243	74,180,205.62	18.37	6.738	662	80.06
Fixed - Balloon 30/15	622	36,614,739.36	9.07	10.015	649	99.44
ARM 2/28 - Balloon 40/30	123	32,609,642.60	8.08	6.654	641	79.36
ARM 5/25	137	28,164,064.07	6.98	7.010	622	78.34
Fixed 30 yr	103	18,637,755.61	4.62	6.800	642	73.88
Fixed 20 yr	201	12,555,648.82	3.11	9.883	653	96.90
ARM 5/25 - 60 mo. IO	34	11,262,813.96	2.79	6.563	653	78.44
ARM 5/25 - Balloon 40/30	22	5,838,454.35	1.45	6.359	640	77.83
ARM 3/27	14	3,271,613.46	0.81	7.124	625	76.87
ARM 3/27 - 60 mo. IO	9	2,627,049.99	0.65	6.463	640	78.98
Fixed 15 yr	10	1,628,257.02	0.40	6.347	674	77.01
ARM 3/27 - Balloon 40/30	3	915,296.08	0.23	7.037	643	76.31
Fixed 10 yr	5	231,138.58	0.06	7.664	611	60.33
Fixed - Balloon 20/15	1	46,757.61	0.01	10.500	664	100.00

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Amortization Type — Group 2 Mortgage Loans

Amortization Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Adjustable	1,299	$294,684,106.12	72.98%	7.200%	621	79.21%
Adjustable Balloon	148	39,363,393.03	9.75	6.619	641	79.06
Fixed	319	33,052,800.03	8.19	7.955	647	82.68
Fixed Balloon	623	36,661,496.97	9.08	10.016	649	99.44

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Lien Position — Group 2 Mortgage Loans

Lien Position	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
1	1,565	$355,156,652.77	87.96%	7.106%	625	78.85%
2	824	48,605,143.38	12.04	10.049	650	99.34

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Remaining Term to Maturity — Group 2 Mortgage Loans

Range of Remaining Terms to Maturity (Months)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
109 - 120	5	$231,138.58	0.06%	7.664%	611	60.33%
169 - 180	633	38,289,753.99	9.48	9.860	650	98.49
229 - 240	201	12,555,648.82	3.11	9.883	653	96.90
349 - 360	1,550	352,685,254.76	87.35	7.114	625	78.91

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

The weighted average remaining term to maturity of the Group 2 Mortgage Loans is approximately 337 months.

Mortgage Loan Age — Group 2 Mortgage Loans

Mortgage Loan Age (Months)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
1	349	$76,428,325.43	18.93%	7.371%	624	79.28%
2	1,291	248,239,768.46	61.48	7.228	626	80.03
3	670	74,477,334.93	18.45	8.159	636	86.61
4	56	3,128,864.17	0.77	10.113	639	98.13
5	14	897,895.11	0.22	10.434	669	99.70
6	8	473,191.00	0.12	10.001	667	100.00
8	1	116,417.05	0.03	10.500	612	90.54

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

The weighted average mortgage loan age of the Group 2 Mortgage Loans is approximately 2 months.

Original Loan-to-Value Ratio — Group 2 Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
15.01 - 20.00	1	$64,962.06	0.02%	8.680%	560	20.00%
20.01 - 25.00	4	423,296.66	0.10	7.712	526	23.58
25.01 - 30.00	5	437,952.58	0.11	7.937	558	27.11
30.01 - 35.00	3	310,560.32	0.08	7.015	598	33.15
35.01 - 40.00	2	131,687.43	0.03	6.332	647	40.00
40.01 - 45.00	4	468,606.72	0.12	6.996	588	41.95
45.01 - 50.00	7	941,773.72	0.23	6.616	644	47.47
50.01 - 55.00	20	3,670,110.68	0.91	6.696	599	52.67
55.01 - 60.00	33	7,023,794.54	1.74	6.681	622	58.15
60.01 - 65.00	38	6,541,620.80	1.62	7.027	602	63.49
65.01 - 70.00	74	15,561,862.06	3.85	7.133	591	68.71
70.01 - 75.00	99	24,536,994.37	6.08	6.609	602	73.71
75.01 - 80.00	1,046	242,583,070.87	60.08	6.961	638	79.85
80.01 - 85.00	90	21,642,130.93	5.36	8.099	575	84.61
85.01 - 90.00	117	23,943,334.99	5.93	7.801	617	89.52
90.01 - 95.00	79	10,454,680.76	2.59	9.409	594	94.83
95.01 - 100.00	767	45,025,356.66	11.15	10.055	651	99.90

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

The weighted average Original Loan-to-Value ratio of the Group 2 Mortgage Loans is approximately 81.32%.

Credit Score — Group 2 Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
500 - 519	69	$12,640,959.80	3.13%	8.648%	511	75.08%
520 - 539	83	15,186,061.59	3.76	8.365	530	76.22
540 - 559	96	19,773,875.47	4.90	8.085	551	80.31
560 - 579	105	21,795,213.86	5.40	7.950	569	78.16
580 - 599	244	42,357,171.02	10.49	7.426	590	80.53
600 - 619	453	68,448,770.24	16.95	7.826	610	82.00
620 - 639	387	61,321,120.96	15.19	7.357	630	82.66
640 - 659	332	54,432,946.48	13.48	7.111	649	82.07
660 - 679	248	43,292,311.85	10.72	7.033	669	82.84
680 - 699	156	27,510,311.59	6.81	6.895	689	82.03
700 - 719	82	12,884,658.53	3.19	7.068	710	81.96
720 - 739	74	13,357,760.65	3.31	7.094	728	82.77
740 - 759	27	5,263,674.05	1.30	6.897	747	79.84
760 - 779	21	3,953,674.55	0.98	6.861	769	79.94
780 - 799	11	1,467,366.99	0.36	7.136	787	86.52
800 - 819	1	75,918.52	0.02	5.610	802	76.00

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

The weighted average credit score at the time of origination of the Group 2 Mortgage Loans is approximately 628.

Geographic Distribution — Group 2 Mortgage Loans

State	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Arizona	46	$8,853,581.09	2.19%	7.080%	600	78.25%
California	440	110,173,065.60	27.29	7.203	634	80.90
Colorado	4	675,582.70	0.17	6.602	670	79.70
Connecticut	14	1,899,907.92	0.47	7.556	626	78.94
Delaware	7	1,183,994.74	0.29	7.010	606	77.42
Florida	717	115,595,561.31	28.63	7.433	633	82.54
Georgia	76	8,211,679.01	2.03	8.161	614	84.18
Idaho	1	28,467.12	0.01	9.250	660	100.00
Illinois	4	504,550.13	0.12	8.170	608	86.14
Indiana	4	333,937.65	0.08	8.195	615	83.05
Kansas	7	824,690.08	0.20	7.307	638	78.55
Kentucky	3	432,645.02	0.11	6.828	614	80.67
Louisiana	6	625,283.79	0.15	7.145	600	80.51
Maryland	55	11,360,798.50	2.81	7.916	604	79.90
Massachusetts	35	6,274,744.21	1.55	7.420	639	83.15
Michigan	22	2,032,745.56	0.50	7.718	625	83.14
Minnesota	9	1,396,519.96	0.35	7.614	590	82.11
Mississippi	4	390,462.31	0.10	9.018	601	84.77
Missouri	20	1,634,724.52	0.40	7.619	615	80.51
Nevada	34	5,986,050.68	1.48	7.007	641	78.61
New Hampshire	3	449,804.23	0.11	7.538	606	81.01
New Jersey	110	25,765,200.66	6.38	7.494	632	78.60
New Mexico	1	174,070.63	0.04	7.700	600	79.96
New York	118	24,972,835.34	6.19	7.621	627	79.06
North Carolina	43	5,072,583.51	1.26	7.425	620	81.06
Ohio	39	4,428,320.69	1.10	7.752	605	83.11
Oklahoma	43	3,803,759.21	0.94	7.624	628	85.55
Oregon	23	3,200,337.69	0.79	7.465	609	80.38
Pennsylvania	19	1,751,983.88	0.43	7.976	605	81.12
Rhode Island	24	3,939,335.70	0.98	7.813	634	82.00
South Carolina	19	1,744,440.38	0.43	8.985	609	81.65
Tennessee	27	2,243,320.16	0.56	7.786	604	80.37
Texas	292	27,385,062.82	6.78	7.937	615	83.09
Utah	16	1,880,526.06	0.47	8.199	635	87.27
Virginia	60	10,609,365.71	2.63	7.712	619	80.03
Washington	37	7,055,843.00	1.75	6.951	625	81.00
Wisconsin	7	866,014.58	0.21	7.856	626	75.74

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Property Type — Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Single Family	2,123	$359,879,599.03	89.13%	7.446%	625	81.22%
Condo	181	27,790,919.05	6.88	7.576	647	82.15
Duplex	83	15,140,889.26	3.75	7.632	647	81.87
3-4 Unit	2	950,388.81	0.24	6.943	674	84.60

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Loan Purpose — Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	1,532	$237,135,672.32	58.73%	7.577%	643	83.72%
Cashout Refinance	657	143,982,231.31	35.66	7.113	605	76.55
Rate/Term Refinance	200	22,643,892.52	5.61	8.447	613	86.41

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Occupancy Status — Group 2 Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Owner Occupied	2,349	$397,771,421.75	98.52%	7.451%	628	81.32%
Non-Owner Occupied	34	4,679,821.77	1.16	8.006	617	79.93
Second Home	6	1,310,552.63	0.32	8.301	594	84.66

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Documentation Type — Group 2 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
Stated	1,053	$184,721,537.22	45.75%	7.782%	643	82.55%
Full	957	149,123,037.75	36.93	7.277	618	81.60
Full Doc Plus	376	68,396,891.69	16.94	6.990	609	77.40
Limited	3	1,520,329.49	0.38	7.552	565	79.38

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Credit Grade — Group 2 Mortgage Loans

Credit Grade	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
A	2,280	$384,060,831.89	95.12%	7.403%	631	81.66%
B	75	14,658,764.04	3.63	8.283	561	76.47
C	34	5,042,200.22	1.25	9.445	555	68.97

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Prepayment Premium Term — Group 2 Mortgage Loans

Prepayment Premium Term (Months)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
N/A	682	$103,398,816.17	25.61%	7.818%	623	80.78%
12	89	15,794,055.59	3.91	7.610	647	82.17
24	1,186	227,998,716.60	56.47	7.236	625	80.84
36	432	56,570,207.79	14.01	7.670	643	83.97

Total	2,389	$403,761,796.15	100.00%	7.460%	628	81.32%

Gross Margin — Group 2 Adjustable Rate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
5.001 - 5.500	1,161	$272,286,966.60	81.51%	6.989%	634	79.76%
5.501 - 6.000	127	31,915,333.38	9.55	7.390	587	78.56
6.001 - 6.500	124	24,678,490.47	7.39	7.883	569	75.57
6.501 - 7.000	35	5,166,708.70	1.55	9.426	558	70.47

Total	1,447	$334,047,499.15	100.00%	7.131%	624	79.19%

The weighted average Gross Margin of the Group 2 Adjustable Rate Mortgage Loans is approximately 5.616%.

Maximum Mortgage Rate — Group 2 Adjustable Rate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
10.001 - 10.500	8	$1,916,644.98	0.57%	5.348%	652	78.33%
10.501 - 11.000	32	8,957,046.13	2.68	5.820	662	76.58
11.001 - 11.500	69	18,550,647.38	5.55	5.822	654	77.72
11.501 - 12.000	164	42,314,906.72	12.67	6.074	641	77.40
12.001 - 12.500	203	50,242,359.77	15.04	6.447	640	78.11
12.501 - 13.000	290	73,422,411.49	21.98	6.823	640	78.97
13.001 - 13.500	198	43,854,161.31	13.13	7.323	628	79.43
13.501 - 14.000	164	36,069,431.57	10.80	7.835	598	79.05
14.001 - 14.500	104	20,871,334.33	6.25	8.285	592	82.44
14.501 - 15.000	95	17,414,329.41	5.21	8.793	571	82.02
15.001 - 15.500	50	9,360,375.12	2.80	9.300	552	83.71
15.501 - 16.000	37	6,166,152.21	1.85	9.787	560	81.69
16.001 - 16.500	8	1,504,202.38	0.45	10.141	533	81.69
16.501 - 17.000	12	2,035,233.75	0.61	10.644	563	86.33
17.001 - 17.500	6	969,791.97	0.29	11.298	558	84.63
17.501 - 18.000	3	159,068.35	0.05	11.582	569	61.75
18.001 - 18.500	3	176,418.19	0.05	12.245	523	70.27
18.501 - 19.000	1	62,984.09	0.02	12.560	513	70.00

Total	1,447	$334,047,499.15	100.00%	7.131%	624	79.19%

The weighted average Maximum Mortgage Rate of the Group 2 Adjustable Rate Mortgage Loans is approximately 12.995%.

Minimum Mortgage Rate — Group 2 Adjustable Rate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
5.001 - 5.500	42	$11,667,781.34	3.49%	5.401%	662	77.61%
5.501 - 6.000	149	40,086,909.96	12.00	5.823	648	77.20
6.001 - 6.500	212	52,673,304.79	15.77	6.312	642	77.92
6.501 - 7.000	322	81,821,447.55	24.49	6.785	639	78.71
7.001 - 7.500	216	48,824,878.88	14.62	7.298	629	79.37
7.501 - 8.000	167	36,453,332.09	10.91	7.768	602	79.15
8.001 - 8.500	109	22,041,223.02	6.60	8.272	591	82.30
8.501 - 9.000	104	19,138,829.60	5.73	8.752	574	81.69
9.001 - 9.500	51	9,376,451.17	2.81	9.278	553	83.94
9.501 - 10.000	38	6,508,648.09	1.95	9.734	556	82.00
10.001 - 10.500	10	1,716,086.07	0.51	10.145	533	81.48
10.501 - 11.000	14	2,370,343.99	0.71	10.658	559	85.12
11.001 - 11.500	6	969,791.97	0.29	11.298	558	84.63
11.501 - 12.000	3	159,068.35	0.05	11.582	569	61.75
12.001 - 12.500	3	176,418.19	0.05	12.245	523	70.27
12.501 -13.000	1	62,984.09	0.02	12.560	513	70.00

Total	1,447	$334,047,499.15	100.00%	7.131%	624	79.19%

The weighted average Minimum Mortgage Rate of the Group 2 Adjustable Rate Mortgage Loans is approximately 7.131%.

Initial Reset Cap — Group 2 Adjustable Rate Mortgage Loans

Initial Reset Cap (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
2.000	1,184	$271,583,506.12	81.30%	7.178%	622	79.26%
3.000	70	17,198,660.65	5.15	7.224	632	80.47
5.000	193	45,265,332.38	13.55	6.815	632	78.30

Total	1,447	$334,047,499.15	100.00%	7.131%	624	79.19%

The weighted average Initial Reset Cap of the Group 2 Adjustable Rate Mortgage Loans is approximately 2.458%.

Subsequent Reset Cap — Group 2 Adjustable Rate Mortgage Loans

Subsequent Reset Cap (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
1.000	1,447	$334,047,499.15	100.00%	7.131%	624	79.19%

Total	1,447	$334,047,499.15	100.00%	7.131%	624	79.19%

The weighted average Subsequent Reset Cap of the Group 2 Adjustable Rate Mortgage Loans is approximately 1.000%.

Months to Next Adjustment Date — Group 2 Adjustable Rate Mortgage Loans

Months to Next Adjustment Date	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
21	137	$36,197,796.58	10.84%	6.926%	628	79.79%
22	796	180,310,798.05	53.98	7.151	620	79.20
23	295	65,459,612.61	19.60	7.438	623	79.62
33	2	524,000.00	0.16	6.699	597	80.00
34	16	4,634,321.74	1.39	6.889	636	76.78
35	8	1,655,637.79	0.50	6.819	636	79.18
57	15	3,198,252.21	0.96	6.802	652	80.54
58	132	32,754,005.14	9.81	6.763	632	78.48
59	46	9,313,075.03	2.79	7.001	626	76.92

Total	1,447	$334,047,499.15	100.00%	7.131%	624	79.19%

The weighted average Months to the Next Adjustment Date of the Group 2 Adjustable Rate Mortgage Loans is approximately 27 months.

Annex B

Assumed Mortgage Loan Characteristics of the Fixed Rate Mortgage Loans in Group 1

Current Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Amortization Term (months)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Interest- Only Term (months)
501,873.50	8.38811	7.86811	120	120	118	0
51,122.79	7.60500	7.08500	120	120	117	0
899,400.74	8.82637	8.30637	180	180	177	0
17,882.78	11.24000	10.72000	180	180	177	0
869,159.07	6.90036	6.38036	180	180	178	0
2,724,211.81	9.83938	9.31938	240	240	237	0
155,799.91	10.23982	9.71982	240	240	237	0
428,519.19	9.83173	9.31173	240	240	237	0
2,320,390.04	9.02563	8.50563	240	240	237	0
410,731.55	7.98422	7.46422	300	300	297	0
4,756,245.84	7.64168	7.12168	360	360	357	0
3,748,411.52	6.30561	5.78561	360	360	357	0
1,551,715.26	6.86924	6.34924	360	360	358	0
14,857,778.14	6.97722	6.45722	360	360	358	0
67,961.63	12.00000	11.48000	240	180	178	0
6,626,282.65	9.98084	9.46084	360	180	177	0
636,435.38	10.46085	9.94085	360	180	177	0
3,455,872.41	10.04353	9.52353	360	180	177	0
4,053,230.19	9.94446	9.42446	360	180	177	0
471,514.12	5.91933	5.39933	480	360	358	0

Annex B

Assumed Mortgage Loan Characteristics of the Adjustable Rate Mortgage Loans in Group 1

Current Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Amortization Term (months)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Interest- Only Term (months)	Gross Margin (%)	Initial Reset Cap (%)	Subsequent Reset Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Rate Change Frequency (Months)	Number of Months Until Next Rate Adjustment Date	Index
76,327,826.79	8.04633	7.52633	360	360	358	0	5.79165	2.05101	1.00000	14.04633	8.04633	6	22	6 Mo. LIBOR
2,559,513.31	7.70568	7.18568	360	360	358	0	5.80310	2.00000	1.00000	13.70568	7.70568	6	22	6 Mo. LIBOR
138,697,058.77	7.47831	6.95831	360	360	358	0	5.78034	2.04469	1.00000	13.47831	7.47831	6	22	6 Mo. LIBOR
771,888.89	7.45886	6.93886	360	360	358	0	5.75530	2.00000	1.00000	13.45886	7.45886	6	22	6 Mo. LIBOR
7,813,567.71	7.13269	6.61269	360	360	358	60	5.51470	2.14877	1.00000	13.13269	7.13269	6	22	6 Mo. LIBOR
789,999.99	6.11162	5.59162	360	360	358	60	5.61392	2.25316	1.00000	12.11162	6.11162	6	22	6 Mo. LIBOR
22,951,220.86	6.85387	6.33387	360	360	358	60	5.53679	2.21038	1.00000	12.85387	6.85387	6	22	6 Mo. LIBOR
6,134,667.34	7.00534	6.48534	480	360	358	0	5.52317	2.00000	1.00000	13.00534	7.00534	6	22	6 Mo. LIBOR
274,758.49	6.50000	5.98000	480	360	358	0	5.50000	2.00000	1.00000	12.50000	6.50000	6	22	6 Mo. LIBOR
24,914,448.56	6.44963	5.92963	480	360	358	0	5.50534	2.01367	1.00000	12.44963	6.44963	6	22	6 Mo. LIBOR
1,918,250.94	8.24083	7.72083	360	360	358	0	5.83090	2.15465	1.00000	14.24083	8.24083	6	34	6 Mo. LIBOR
118,957.50	5.90000	5.38000	360	360	358	0	5.50000	2.00000	1.00000	11.90000	5.90000	6	34	6 Mo. LIBOR
3,557,136.29	7.17518	6.65518	360	360	358	0	5.64747	2.17067	1.00000	13.17518	7.17518	6	34	6 Mo. LIBOR
510,399.90	7.23288	6.71288	360	360	357	60	5.50000	2.00000	1.00000	13.23288	7.23288	6	33	6 Mo. LIBOR
81,600.00	6.56000	6.04000	360	360	358	60	5.50000	2.00000	1.00000	12.56000	6.56000	6	34	6 Mo. LIBOR
354,750.00	7.15794	6.63794	360	360	358	60	5.50000	2.56871	1.00000	13.15794	7.15794	6	34	6 Mo. LIBOR
347,820.60	8.37500	7.85500	480	360	358	0	5.50000	2.00000	1.00000	14.37500	8.37500	6	34	6 Mo. LIBOR
1,107,359.02	7.00037	6.48037	480	360	358	0	5.50000	2.00000	1.00000	13.00037	7.00037	6	34	6 Mo. LIBOR
12,130,125.91	7.58514	7.06514	360	360	358	0	5.62069	5.00000	1.00000	12.58514	7.58514	6	58	6 Mo. LIBOR
147,911.26	8.55000	8.03000	360	360	359	0	5.50000	5.00000	1.00000	13.55000	8.55000	6	59	6 Mo. LIBOR
985,047.07	7.00737	6.48737	360	360	358	0	5.62841	5.00000	1.00000	12.00737	7.00737	6	58	6 Mo. LIBOR
15,490,153.99	6.99831	6.47831	360	360	358	0	5.65152	5.00000	1.00000	11.99831	6.99831	6	58	6 Mo. LIBOR
2,739,619.96	6.35741	5.83741	360	360	358	60	5.57646	5.00000	1.00000	11.35741	6.35741	6	58	6 Mo. LIBOR
632,000.00	6.28028	5.76028	360	360	358	60	5.50000	5.00000	1.00000	11.28028	6.28028	6	58	6 Mo. LIBOR
4,354,509.97	6.55476	6.03476	360	360	358	60	5.53328	5.00000	1.00000	11.55476	6.55476	6	58	6 Mo. LIBOR
2,820,927.56	6.73851	6.21851	480	360	358	0	5.50000	5.00000	1.00000	11.73851	6.73851	6	58	6 Mo. LIBOR
427,658.79	6.87511	6.35511	480	360	358	0	5.50000	5.00000	1.00000	11.87511	6.87511	6	58	6 Mo. LIBOR
3,653,350.31	6.07143	5.55143	480	360	358	0	5.50000	5.00000	1.00000	11.07143	6.07143	6	58	6 Mo. LIBOR

Annex B

Assumed Mortgage Loan Characteristics of the Fixed Rate Mortgage Loans in Group 2

Current Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Amortization Term (months)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Interest- Only Term (months)
147,990.17	8.15976	7.63976	120	120	118	0
83,148.41	6.78290	6.26290	120	120	117	0
424,845.09	6.64062	6.12062	180	180	178	0
685,771.30	5.41249	4.89249	180	180	178	0
517,640.63	7.34289	6.82289	180	180	177	0
5,439,008.72	10.29917	9.77917	240	240	237	0
1,314,233.38	8.70928	8.18928	240	240	238	0
2,103,138.68	9.93830	9.41830	240	240	237	0
3,699,268.04	9.65687	9.13687	240	240	237	0
4,600,729.64	7.19592	6.67592	360	360	358	0
3,083,099.84	6.53116	6.01116	360	360	358	0
182,709.89	8.53961	8.01961	360	360	358	0
10,771,216.24	6.67890	6.15890	360	360	358	0
46,757.61	10.50000	9.98000	240	180	176	0
8,321,517.96	10.16139	9.64139	360	180	177	0
2,585,520.98	10.44810	9.92810	360	180	177	0
12,127,709.62	9.94019	9.42019	360	180	177	0
13,579,990.80	9.90973	9.38973	360	180	177	0

Annex B

Assumed Mortgage Loan Characteristics of the Adjustable Rate Mortgage Loans in Group 2

Current Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Amortization Term (months)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Interest- Only Term (months)	Gross Margin (%)	Initial Reset Cap (%)	Subsequent Reset Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Rate Change Frequency (Months)	Number of Months Until Next Rate Adjustment Date	Index
46,184,545.28	7.84352	7.32352	360	360	358	0	5.73500	2.05068	1.00000	13.84352	7.84352	6	22	6 Mo. LIBOR
4,966,897.88	7.16353	6.64353	360	360	358	0	5.54646	2.00000	1.00000	13.13011	7.13011	6	22	6 Mo. LIBOR
123,929,111.42	7.35366	6.83366	360	360	358	0	5.67358	2.04640	1.00000	13.35366	7.35366	6	22	6 Mo. LIBOR
97,804.44	9.76000	9.24000	360	360	359	0	5.50000	2.00000	1.00000	15.76000	9.76000	6	23	6 Mo. LIBOR
13,802,419.79	6.89471	6.37471	360	360	358	60	5.54072	2.20653	1.00000	12.89471	6.89471	6	22	6 Mo. LIBOR
387,864.00	7.20000	6.68000	360	360	359	60	5.50000	2.00000	1.00000	13.20000	7.20000	6	23	6 Mo. LIBOR
59,712,441.83	6.70385	6.18385	360	360	358	60	5.50841	2.07132	1.00000	12.70385	6.70385	6	22	6 Mo. LIBOR
277,480.00	5.65000	5.13000	360	360	358	60	5.50000	2.00000	1.00000	11.65000	5.65000	6	22	6 Mo. LIBOR
4,962,697.43	7.17191	6.65191	480	360	358	0	5.53526	2.00000	1.00000	13.17191	7.17191	6	22	6 Mo. LIBOR
1,343,318.39	7.45603	6.93603	480	360	359	0	5.50000	2.00000	1.00000	13.45603	7.45603	6	23	6 Mo. LIBOR
26,303,626.78	6.51555	5.99555	480	360	358	0	5.50752	2.04316	1.00000	12.51555	6.51555	6	22	6 Mo. LIBOR
1,146,710.69	8.11127	7.59127	360	360	358	0	5.70387	2.14956	1.00000	14.11127	8.11127	6	34	6 Mo. LIBOR
384,322.07	6.65000	6.13000	360	360	358	0	5.50000	2.00000	1.00000	12.65000	6.65000	6	34	6 Mo. LIBOR
1,740,580.70	6.57776	6.05776	360	360	359	0	5.79302	2.17729	1.00000	12.57776	6.57776	6	35	6 Mo. LIBOR
384,000.00	6.60000	6.08000	360	360	358	60	5.50000	3.00000	1.00000	12.60000	6.60000	6	34	6 Mo. LIBOR
801,049.99	6.41025	5.89025	360	360	358	60	5.50000	2.00000	1.00000	12.41025	6.41025	6	34	6 Mo. LIBOR
1,442,000.00	6.45526	5.93526	360	360	358	60	5.50000	2.00000	1.00000	12.45526	6.45526	6	34	6 Mo. LIBOR
700,512.54	7.35517	6.83517	480	360	358	0	5.50000	2.00000	1.00000	13.35517	7.35517	6	34	6 Mo. LIBOR
214,783.54	6.00000	5.48000	480	360	358	0	5.50000	2.00000	1.00000	12.00000	6.00000	6	34	6 Mo. LIBOR
12,620,145.91	7.08298	6.56298	360	360	358	0	5.65085	5.00000	1.00000	12.08298	7.08298	6	58	6 Mo. LIBOR
843,112.00	6.65021	6.13021	360	360	358	0	5.50000	5.00000	1.00000	11.65021	6.65021	6	58	6 Mo. LIBOR
1,624,328.40	6.62785	6.10785	360	360	358	0	5.50000	5.00000	1.00000	11.62785	6.62785	6	58	6 Mo. LIBOR
13,076,477.76	7.01039	6.49039	360	360	358	0	5.60932	5.00000	1.00000	12.01039	7.01039	6	58	6 Mo. LIBOR
3,037,298.31	6.86360	6.34360	360	360	358	60	5.50000	5.00000	1.00000	11.86360	6.86360	6	58	6 Mo. LIBOR
1,214,599.99	6.45897	5.93897	360	360	358	60	5.63338	5.00000	1.00000	11.45897	6.45897	6	58	6 Mo. LIBOR
7,010,915.66	6.45094	5.93094	360	360	358	60	5.57131	5.00000	1.00000	11.45094	6.45094	6	58	6 Mo. LIBOR
1,626,394.64	6.43678	5.91678	480	360	358	0	5.50000	5.00000	1.00000	11.43678	6.43678	6	58	6 Mo. LIBOR
199,915.75	6.64000	6.12000	480	360	359	0	5.50000	5.00000	1.00000	11.64000	6.64000	6	59	6 Mo. LIBOR
4,012,143.96	6.31375	5.79375	480	360	358	0	5.50000	5.00000	1.00000	11.31375	6.31375	6	58	6 Mo. LIBOR

Annex C

Class AV1 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	87	82	76	70	64
December 25, 2007	70	57	45	33	22
December 25, 2008	51	33	17	4	0
December 25, 2009	39	26	17	4	0
December 25, 2010	31	20	13	4	0
December 25, 2011	26	16	9	4	0
December 25, 2012	22	12	6	3	0
December 25, 2013	19	9	4	2	0
December 25, 2014	16	7	3	1	0
December 25, 2015	13	6	2	*	0
December 25, 2016	11	4	1	*	0
December 25, 2017	9	3	1	0	0
December 25, 2018	8	3	1	0	0
December 25, 2019	7	2	*	0	0
December 25, 2020	5	1	0	0	0
December 25, 2021	4	1	0	0	0
December 25, 2022	3	1	0	0	0
December 25, 2023	3	*	0	0	0
December 25, 2024	2	0	0	0	0
December 25, 2025	2	0	0	0	0
December 25, 2026	1	0	0	0	0
December 25, 2027	1	0	0	0	0
December 25, 2028	1	0	0	0	0
December 25, 2029	1	0	0	0	0
December 25, 2030	*	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	4.79	3.31	2.44	1.73	1.32
Weighted Average Life to Optional Redemption (Years)	4.17	2.84	2.09	1.57	1.32

*	Less than 0.5%, but greater than zero.

Class AV2-1 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	72	59	46	33	20
December 25, 2007	34	6	0	0	0
December 25, 2008	0	0	0	0	0
December 25, 2009	0	0	0	0	0
December 25, 2010	0	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	1.53	1.16	0.93	0.77	0.66
Weighted Average Life to Optional Redemption (Years)	1.53	1.16	0.93	0.77	0.66

Class AV2-2 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	52	0	0
December 25, 2008	85	0	0	0	0
December 25, 2009	23	0	0	0	0
December 25, 2010	0	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	3.56	2.42	2.00	1.74	1.50
Weighted Average Life to Optional Redemption (Years)	3.56	2.42	2.00	1.74	1.50

Class AV2-3 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	95	43
December 25, 2008	100	94	23	0	0
December 25, 2009	100	62	23	0	0
December 25, 2010	84	35	1	0	0
December 25, 2011	63	15	0	0	0
December 25, 2012	44	0	0	0	0
December 25, 2013	29	0	0	0	0
December 25, 2014	15	0	0	0	0
December 25, 2015	4	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	6.87	4.55	3.00	2.20	1.97
Weighted Average Life to Optional Redemption (Years)	6.87	4.55	3.00	2.20	1.97

Class AV2-4 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	38	0
December 25, 2009	100	100	100	38	0
December 25, 2010	100	100	100	38	0
December 25, 2011	100	100	74	38	0
December 25, 2012	100	98	54	30	0
December 25, 2013	100	77	40	21	0
December 25, 2014	100	61	29	15	0
December 25, 2015	100	48	22	11	0
December 25, 2016	90	38	16	9	0
December 25, 2017	76	30	13	4	0
December 25, 2018	64	24	10	0	0
December 25, 2019	54	19	8	0	0
December 25, 2020	38	12	1	0	0
December 25, 2021	32	10	0	0	0
December 25, 2022	27	8	0	0	0
December 25, 2023	22	6	0	0	0
December 25, 2024	18	3	0	0	0
December 25, 2025	15	*	0	0	0
December 25, 2026	12	0	0	0	0
December 25, 2027	10	0	0	0	0
December 25, 2028	9	0	0	0	0
December 25, 2029	7	0	0	0	0
December 25, 2030	5	0	0	0	0
December 25, 2031	2	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	15.32	10.82	8.13	5.06	2.33
Weighted Average Life to Optional Redemption (Years)	10.11	6.69	4.86	3.14	2.33

*	Less than 0.5%, but greater than zero.

Class M-1 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	97
December 25, 2009	100	78	65	100	97
December 25, 2010	92	61	39	92	97
December 25, 2011	79	48	28	30	62
December 25, 2012	67	37	20	10	38
December 25, 2013	57	29	14	7	23
December 25, 2014	48	23	10	4	11
December 25, 2015	41	18	7	3	2
December 25, 2016	34	14	5	0	0
December 25, 2017	29	11	4	0	0
December 25, 2018	24	9	3	0	0
December 25, 2019	21	7	*	0	0
December 25, 2020	15	4	0	0	0
December 25, 2021	12	3	0	0	0
December 25, 2022	10	2	0	0	0
December 25, 2023	8	0	0	0	0
December 25, 2024	7	0	0	0	0
December 25, 2025	5	0	0	0	0
December 25, 2026	4	0	0	0	0
December 25, 2027	4	0	0	0	0
December 25, 2028	3	0	0	0	0
December 25, 2029	1	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	10.11	6.90	5.52	5.91	6.75
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.36	3.78	2.93

*	Less than 0.5%, but greater than zero.

Class M-2 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	78	54	100	100
December 25, 2010	92	61	39	24	20
December 25, 2011	79	48	28	15	8
December 25, 2012	67	37	20	10	5
December 25, 2013	57	29	14	7	3
December 25, 2014	48	23	10	4	0
December 25, 2015	41	18	7	3	0
December 25, 2016	34	14	5	0	0
December 25, 2017	29	11	4	0	0
December 25, 2018	24	9	2	0	0
December 25, 2019	21	7	0	0	0
December 25, 2020	15	4	0	0	0
December 25, 2021	12	3	0	0	0
December 25, 2022	10	0	0	0	0
December 25, 2023	8	0	0	0	0
December 25, 2024	7	0	0	0	0
December 25, 2025	5	0	0	0	0
December 25, 2026	4	0	0	0	0
December 25, 2027	4	0	0	0	0
December 25, 2028	2	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	10.09	6.88	5.39	5.15	4.80
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.24	3.78	2.94

Class M-3 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	78	54	81	32
December 25, 2010	92	61	39	24	14
December 25, 2011	79	48	28	15	8
December 25, 2012	67	37	20	10	5
December 25, 2013	57	29	14	7	1
December 25, 2014	48	23	10	4	0
December 25, 2015	41	18	7	*	0
December 25, 2016	34	14	5	0	0
December 25, 2017	29	11	4	0	0
December 25, 2018	24	9	0	0	0
December 25, 2019	21	7	0	0	0
December 25, 2020	15	4	0	0	0
December 25, 2021	12	2	0	0	0
December 25, 2022	10	0	0	0	0
December 25, 2023	8	0	0	0	0
December 25, 2024	7	0	0	0	0
December 25, 2025	5	0	0	0	0
December 25, 2026	4	0	0	0	0
December 25, 2027	4	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	10.07	6.86	5.32	4.81	4.25
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.19	3.78	2.94

*	Less than 0.5%, but greater than zero.

Class M-4 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	78	54	36	23
December 25, 2010	92	61	39	24	14
December 25, 2011	79	48	28	15	8
December 25, 2012	67	37	20	10	5
December 25, 2013	57	29	14	7	0
December 25, 2014	48	23	10	4	0
December 25, 2015	41	18	7	0	0
December 25, 2016	34	14	5	0	0
December 25, 2017	29	11	4	0	0
December 25, 2018	24	9	0	0	0
December 25, 2019	21	7	0	0	0
December 25, 2020	15	4	0	0	0
December 25, 2021	12	0	0	0	0
December 25, 2022	10	0	0	0	0
December 25, 2023	8	0	0	0	0
December 25, 2024	7	0	0	0	0
December 25, 2025	5	0	0	0	0
December 25, 2026	4	0	0	0	0
December 25, 2027	1	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	10.05	6.85	5.27	4.65	4.02
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.15	3.78	2.94

Class M-5 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	78	54	36	23
December 25, 2010	92	61	39	24	14
December 25, 2011	79	48	28	15	8
December 25, 2012	67	37	20	10	5
December 25, 2013	57	29	14	7	0
December 25, 2014	48	23	10	4	0
December 25, 2015	41	18	7	0	0
December 25, 2016	34	14	5	0	0
December 25, 2017	29	11	*	0	0
December 25, 2018	24	9	0	0	0
December 25, 2019	21	7	0	0	0
December 25, 2020	15	2	0	0	0
December 25, 2021	12	0	0	0	0
December 25, 2022	10	0	0	0	0
December 25, 2023	8	0	0	0	0
December 25, 2024	7	0	0	0	0
December 25, 2025	5	0	0	0	0
December 25, 2026	4	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	10.03	6.83	5.23	4.54	3.87
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.13	3.71	2.94

*	Less than 0.5%, but greater than zero.

Class M-6 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	78	54	36	23
December 25, 2010	92	61	39	24	14
December 25, 2011	79	48	28	15	8
December 25, 2012	67	37	20	10	3
December 25, 2013	57	29	14	7	0
December 25, 2014	48	23	10	*	0
December 25, 2015	41	18	7	0	0
December 25, 2016	34	14	5	0	0
December 25, 2017	29	11	0	0	0
December 25, 2018	24	9	0	0	0
December 25, 2019	21	7	0	0	0
December 25, 2020	15	0	0	0	0
December 25, 2021	12	0	0	0	0
December 25, 2022	10	0	0	0	0
December 25, 2023	8	0	0	0	0
December 25, 2024	7	0	0	0	0
December 25, 2025	5	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	10.00	6.82	5.19	4.45	3.75
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.11	3.63	2.94

*	Less than 0.5%, but greater than zero.

Class M-7 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	78	54	36	23
December 25, 2010	92	61	39	24	14
December 25, 2011	79	48	28	15	8
December 25, 2012	67	37	20	10	0
December 25, 2013	57	29	14	7	0
December 25, 2014	48	23	10	0	0
December 25, 2015	41	18	7	0	0
December 25, 2016	34	14	1	0	0
December 25, 2017	29	11	0	0	0
December 25, 2018	24	9	0	0	0
December 25, 2019	21	7	0	0	0
December 25, 2020	15	0	0	0	0
December 25, 2021	12	0	0	0	0
December 25, 2022	10	0	0	0	0
December 25, 2023	8	0	0	0	0
December 25, 2024	7	0	0	0	0
December 25, 2025	2	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	9.95	6.81	5.15	4.37	3.66
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.10	3.57	2.94

Class M-8 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	39
December 25, 2009	100	78	54	36	23
December 25, 2010	92	61	39	24	14
December 25, 2011	79	48	28	15	8
December 25, 2012	67	37	20	10	0
December 25, 2013	57	29	14	4	0
December 25, 2014	48	23	10	0	0
December 25, 2015	41	18	7	0	0
December 25, 2016	34	14	0	0	0
December 25, 2017	29	11	0	0	0
December 25, 2018	24	9	0	0	0
December 25, 2019	21	3	0	0	0
December 25, 2020	15	0	0	0	0
December 25, 2021	12	0	0	0	0
December 25, 2022	10	0	0	0	0
December 25, 2023	8	0	0	0	0
December 25, 2024	4	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	9.91	6.77	5.11	4.30	3.57
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.09	3.53	2.94

Class M-9 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	39
December 25, 2009	100	78	54	36	23
December 25, 2010	92	61	39	24	14
December 25, 2011	79	48	28	15	5
December 25, 2012	67	37	20	10	0
December 25, 2013	57	29	14	0	0
December 25, 2014	48	23	10	0	0
December 25, 2015	41	18	1	0	0
December 25, 2016	34	14	0	0	0
December 25, 2017	29	11	0	0	0
December 25, 2018	24	7	0	0	0
December 25, 2019	21	0	0	0	0
December 25, 2020	15	0	0	0	0
December 25, 2021	12	0	0	0	0
December 25, 2022	10	0	0	0	0
December 25, 2023	6	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	9.85	6.72	5.06	4.24	3.50
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.07	3.50	2.90

Class M-10 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	39
December 25, 2009	100	78	54	36	23
December 25, 2010	92	61	39	24	14
December 25, 2011	79	48	28	15	0
December 25, 2012	67	37	20	8	0
December 25, 2013	57	29	14	0	0
December 25, 2014	48	23	9	0	0
December 25, 2015	41	18	0	0	0
December 25, 2016	34	14	0	0	0
December 25, 2017	29	11	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	21	0	0	0	0
December 25, 2020	15	0	0	0	0
December 25, 2021	12	0	0	0	0
December 25, 2022	8	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	9.76	6.65	5.00	4.16	3.43
Weighted Average Life to Optional Redemption (Years)	8.17	5.41	4.07	3.46	2.86

Class M-11 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	100	100	100	100	100
December 25, 2007	40	51	61	72	82
December 25, 2008	0	0	0	0	0
December 25, 2009	0	0	0	0	0
December 25, 2010	0	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	1.90	1.98	2.09	2.25	2.35
Weighted Average Life to Optional Redemption (Years)	1.90	1.98	2.09	2.25	2.35

Class M-12 Notes

Percent of Initial Class Principal Amount Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100
December 25, 2006	29	30	31	32	33
December 25, 2007	0	0	0	0	0
December 25, 2008	0	0	0	0	0
December 25, 2009	0	0	0	0	0
December 25, 2010	0	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity (Years)	0.66	0.67	0.68	0.70	0.73
Weighted Average Life to Optional Redemption (Years)	0.66	0.67	0.68	0.70	0.73

Annex D

Cap Schedule

Payment Date	Notional Amount	Strike Rate
December-05	765,346,000.00	4.3821%
January-06	758,663,474.44	4.3821%
February-06	750,874,546.32	4.3821%
March-06	741,999,452.69	4.3821%
April-06	732,056,243.91	4.3821%
May-06	721,067,679.55	4.3821%
June-06	709,061,206.46	4.3821%
July-06	696,068,904.45	4.3821%
August-06	682,127,398.51	4.3821%
September-06	667,277,737.37	4.3821%
October-06	651,659,982.26	4.3821%
November-06	636,393,548.06	4.3821%
December-06	621,470,547.28	4.3821%
January-07	606,883,269.47	4.3821%
February-07	592,624,177.16	4.3821%
March-07	578,685,902.02	4.3821%
April-07	565,061,241.08	4.3821%
May-07	551,743,152.97	4.3821%
June-07	538,724,754.34	4.3821%
July-07	525,999,316.28	4.3821%
August-07	513,560,260.88	4.3821%
September-07	501,401,157.82	4.3821%
October-07	489,515,721.08	5.9182%
November-07	463,547,033.83	5.9031%
December-07	438,985,863.78	5.9112%
January-08	415,753,886.38	5.9191%
February-08	393,777,174.43	5.9276%
March-08	374,721,733.10	5.9338%
April-08	358,152,907.62	5.9414%
May-08	343,734,803.76	5.9479%
June-08	331,168,060.90	5.9552%
July-08	320,220,851.26	5.9616%
August-08	310,702,858.41	5.9694%
September-08	301,452,481.85	5.9755%
October-08	292,462,095.72	5.9809%
November-08	283,726,058.04	5.9863%
December-08	275,235,313.57	5.9916%
January-09	273,214,372.49	5.9974%
February-09	265,674,722.36	6.0030%
March-09	258,346,518.26	6.0072%
April-09	251,223,746.72	6.0132%
May-09	244,300,819.93	6.0192%
June-09	237,571,798.31	6.0237%
July-09	231,031,172.52	6.0276%
August-09	224,673,591.44	6.0330%
September-09	218,493,857.58	6.0372%
October-09	212,486,922.65	6.0410%
November-09	206,647,883.25	6.0581%
December-09	200,971,976.66	6.0622%
January-10	195,454,576.79	6.0677%
February-10	190,091,190.21	6.0713%
March-10	184,877,452.35	6.0738%
April-10	179,809,123.73	6.0786%
May-10	174,882,086.40	6.0823%
June-10	170,092,340.38	6.0859%
July-10	165,436,000.27	6.0889%
August-10	160,909,291.96	6.0925%
September-10	156,508,549.37	6.0957%
October-10	152,230,211.38	6.0992%
November-10	148,059,620.26	6.0976%

D-1

Prospectus

FBR Securitization, Inc.

Depositor

Asset-Backed Pass-Through Certificates

Asset-Backed Notes

(Issuable in Series)

Consider carefully the risk factors beginning on page 8 in this prospectus.

Your securities will represent obligations of your trust only and will not represent interests in or obligations of FBR Securitization, Inc., or any of its affiliates. Neither your securities nor the underlying assets will be insured or guaranteed by any governmental agency or instrumentality. Unless expressly provided in the accompanying prospectus supplement, your securities will not be insured or guaranteed by any person.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Securities

FBR Securitization, Inc. from time to time may form separate trust funds to issue asset-backed pass-through certificates or asset-backed notes in one or more series with one or more classes.

•	Each issuance of securities will have its own series designation.

•	Each class of securities will evidence either the ownership interest in the assets of a trust or a debt obligation of a trust secured by the assets of that trust.

•	Holders of the securities will receive interest and principal payments solely from collections on their trust’s assets.

•	No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

Each Trust and its Assets

As specified in the related prospectus supplement, each trust will consist primarily of the following assets:

•	mortgage loans secured by one- to four-family residential properties;

•	mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;

•	mortgage loans secured by mixed residential and commercial real estate properties;

•	apartment cooperative loans;

•	manufactured housing installment sales contracts and installment loan agreements;

•	closed-end or revolving home equity loans or balances secured by one- to four-family residential properties;

•	mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•	mortgage pass-through or mortgage participation certificates or other mortgage- or asset-backed securities issued or guaranteed by private entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 7, 2005

Important Notice About Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities; and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal amount, interest rate and authorized denominations of each class of securities;

•	the timing and priority of interest and principal payments;

•	statistical and other information about the specific assets of your trust;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class; and

•	the method for selling your securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospective, you should rely on the information in that prospectus supplement.

We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

i

SUMMARY OF PROSPECTUS

This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.

Securities	A trust will issue either asset-backed pass-through certificates (“certificates”) or asset-backed notes (“notes,” and together with the certificates, the “securities”), which securities will be issued from time to time in series and in classes.

Seller	Each of the sellers of mortgage loans or other assets to the depositor, which sellers may include affiliates of the depositor.

Depositor	FBR Securitization, Inc.

Issuer	A trust created pursuant to either a pooling and servicing agreement, in connection with the issuance of certificates, or a trust agreement, in connection with the issuance of notes.

Trustee	Each trustee under the applicable pooling and servicing agreement or indenture and named as such in the related prospectus supplement.

Servicer

Assets other than collateral securities will be serviced by one or more servicers as identified in the prospectus supplement.

A master servicer may supervise the servicing of the assets of a trust for certain series. The master servicer, upon the default of a servicer, generally will assume the primary servicing responsibilities with respect to the assets serviced by defaulting servicer or engage a successor servicer.

Collateral Securities may be serviced by the Trustee.

Assets	Your trust primarily will include assets of the following types:

• Single Family Mortgage Loans	Mortgage loans secured by mortgage liens on one- to four-family residential properties;

• Multifamily Mortgage Loans	Mortgage loans secured by mortgage liens on multifamily (five or more families) residential properties;

• Apartment Cooperative Loans	Mortgage loans secured by shares issued by housing cooperatives and related leases and occupying agreements;

• Mixed Use Mortgage Loans	Mortgage loans secured by mortgage liens on mixed commercial/residential use properties;

• Home Equity Loans	Closed-end and/or revolving home equity loans or balances thereof secured by mortgage liens on one- to four-family residential properties;

• Collateral Securities	Asset-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae, an agency of the U.S. government, or a private issuer;

• Pre-funding Account	An account containing funds deposited on the closing date to be used exclusively to acquire additional assets generally during a specified period (as more fully described in the related prospectus supplement) following the issuance of securities; or

• Capitalized Interest Account	An account containing funds deposited on the closing date to be used exclusively to make full payments of interest on the securities on any payment date during or immediately following the pre-funding period.

Important Dates	The following are certain significant dates and periods related to your securities;

• Payment Date	The business day set forth in the related prospectus supplement on which payments are made to the securityholders. In connection with the issuance of certificates, this day may be referred to as the “distribution date”;

• Servicer Remittance Date	The business day set forth in the related prospectus supplement on which the servicer remits collections on the assets and advances, if any, to the master servicer or the trustee;

• Determination Date	The business day set forth in the related prospectus supplement, on which the servicer is required to determine among other things the amounts to be advanced with respect to the securities;

• Record Date	Unless otherwise specified in the prospectus supplement, with respect to fixed rate securities, the last business day of the month preceding the payment date. With respect to floating rate securities, the business day preceding the payment date;

• Accrual Period	Unless otherwise specified in the prospectus supplement, with respect to fixed rate securities, the calendar month preceding the payment date, and with respect to floating rate securities, the period from the preceding payment date through the business day preceding the payment date;

• Due Period	With respect to a payment date, the period from the second day of the calendar month preceding the calendar month in which the payment date occurs through the first day of the calendar month in which the payment date occurs; and

• Prepayment Period	The calendar month preceding the calendar month in which the payment date occurs.

Credit Enhancement	If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets may be provided to one or more classes of securities in the form of subordination of one or more other classes of securities of such series, or may be provided by one or more other types of credit enhancement, such as a letter of credit, pool insurance policy, special hazard insurance policy, mortgage bankruptcy insurance, financial guarantee insurance policy, primary mortgage insurance, reserve fund or another type of credit enhancement, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement. The prospectus supplement also will describe the credit support of any collateral securities that are included in the related trust. See “Risk Factors—Risks Related to the Securities—Credit enhancement may not cover all losses on your securities” in this prospectus.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments of principal and interest on assets. The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to assets. Neither the depositor nor any of its affiliates that are not also servicers will have any responsibility to make such advances. Advances made by any servicer with respect to any asset will be reimbursable generally from subsequent recoveries in respect of such asset and otherwise to the extent described herein and in the related prospectus supplement. The prospectus supplement will describe any advance obligations in connection with the assets included in your trust. See “Servicing of the Assets” in this prospectus.

Optional Termination or Redemption	If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets of your trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the certificate principal amount of a specified class or classes of securities to a specified percentage or amount, or on and after a date specified in such prospectus supplement, the party specified in such prospectus supplement will solicit bids for the purchase of all of the assets of the related trust, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled payment date at the option of the seller, the trustee, the servicer or another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner provided therein. See “Risk Factors—Risks Related to the Securities—Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities” and “Description of the Securities—Optional Redemption or Termination” in this prospectus.

Book-Entry Securities	If so provided in the related prospectus supplement, one or more classes of the securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person’s interest except in the event that definitive securities or notes, as applicable, are issued under the limited circumstances described herein. See “Risk Factors—Risks Related to the Securities—Book-Entry registration may affect the liquidity of your securities” and “Description of the Securities—Book-Entry Procedures and Definitive securities” in this prospectus.

Tax Status of the Securities

The federal income tax consequences to securityholders will vary depending on whether one or more elections are made to treat the related trusts or specified portions thereof as one or more REMICs (as defined in this prospectus) under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). The prospectus supplement for each series of securities will specify whether such an election will be made. The opinion of Hunton & Williams LLP, counsel to the depositor, is contained herein regarding the federal income tax treatment of each class of securities. See “Material Federal Income Tax Consequences—General” in this prospectus.

•      If an election is made to treat all or a portion of the trust relating to a series of securities as one or more REMICs, each class of securities of each series will constitute “regular interests” in a REMIC or the “residual interest” in a REMIC, as specified in the related prospectus supplement.

•      A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In that case, holders of securities generally will be treated as the owners of a pro rata undivided interest in each of the assets.

•      If notes are issued by an owner trust, such notes generally will be treated as indebtedness for federal income tax purposes.

•      If a trust is classified as a partnership for federal income tax purposes, the trust will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable owner trust agreement are complied with and the statutory and regulatory requirements are satisfied.

The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the securities are set forth in this prospectus under “Material Federal Income Tax Consequences.” The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the securities offered pursuant to this prospectus and the related prospectus supplement will be set forth under the heading “Material Federal Income Tax Consequences” in the related prospectus supplement. See “Material Federal Income Tax Consequences” in this prospectus.

ERISA Considerations	A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or any federal, state or local law that is similar to ERISA or the Code should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment

The prospectus supplement will specify which, if any, of the classes of offered securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Securities designated as qualifying as “mortgage related securities” will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Classes of securities that qualify as “mortgage related securities” under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities. See “Legal Investment Considerations” in this prospectus and in the related prospectus supplement.

Ratings	It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

RISK FACTORS

An investment in the securities involves significant risks. You should consider the following information and the information under the caption “Risk Factors” in the accompanying prospectus supplement in deciding whether to purchase the securities.

Risks Related to Prepayment and Yield

The timing and amount of prepayments on the assets may reduce your yield to maturity.

Prepayment

Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

•	the extent of prepayments on the underlying assets in your trust;

•	how payments of principal are allocated among the classes of securities of a series, as specified in the related prospectus supplement;

•	if any party has an option to terminate your trust or redeem the securities early, the effect of the exercise of the option;

•	the rate and timing of payment defaults and losses on the assets in your trust;

•	the extent to which amounts in any pre-funding account have not been used to purchase additional assets for your trust; and

•	repurchases of assets in your trust as a result of material breaches of representations and warranties made by the depositor, the servicer or the seller.

The assets included in your trust generally may be prepaid at any time. When interest rates decline, borrowers are more likely to prepay so that they may obtain lower cost financing. If the assets in your trust are repaid more quickly than you expected, principal on your securities will be paid to you sooner than you predicted. Depending on then-prevailing economic conditions and interest rates, you may not be able to reinvest these proceeds in comparable investments with a yield that is equal to or greater than the yield on your securities. When interest rates increase, borrowers are less likely to prepay. If the assets in your trust are repaid more slowly than you expected, principal on your securities will be paid to you later than you predicted. Your ability to reinvest these funds, therefore, would be delayed. If the yield on your securities is lower than the yield available on comparable investments at the date on which you expected your securities to prepay or mature, you will be disadvantaged by having less principal available to reinvest and by having your investment dollars remain invested in the securities for a longer than expected period.

Yield

In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. Your securities’ sensitivity to prepayments will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

The yield to maturity on certain classes of securities, including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the assets and to the occurrence of an early retirement of the securities than other classes of securities.

The difference between end of the accrual period and the related payment date may reduce the effective yield of your securities.

Interest payable on the securities on any payment date will include all interest accrued during the related accrual period. The accompanying prospectus supplement will specify the accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the accrual period ended the day before the payment date. As a result, your effective yield at par may be less than the indicated coupon rate.

Risks Related to the Securities

Your ability to resell your securities may be limited.

At the time a series of securities is issued, there will not be a secondary market for them. A secondary market for your securities may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell your securities. Your securities will not be listed on any trading exchange. Also, ERISA plans and investors subject to legal investment restrictions may be prohibited from purchasing certain classes of securities, if noted in the accompanying prospectus supplement.

Book-entry registration may affect the liquidity of your securities.

Because transfers and pledges of securities registered in the name of a nominee of the depository, which initially is expected to be The Depository Trust Company (“DTC”), can be effected only through the book-entry system at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to purchase securities for which the investors cannot obtain physical certificates. Beneficial owners of DTC registered securities may, in certain cases, experience delay in the receipt of payments of principal and interest because payments will be forwarded by the trustee to DTC. DTC will then forward payment to the participants, who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain payment of principal and interest on DTC registered securities may be impaired.

The assets of your trust are the only source of payments for your securities.

Your securities will be payable solely from the assets of your trust, including any credit enhancement, and will not have any claims against the assets of any other trust or recourse to any other party. Your securities will not represent an interest in or obligation of the depositor, the master servicer, the servicer, the seller, any of their affiliates, or any other person.

Since certain representations and warranties with respect to the assets may have been made and/or assigned in connection with transfers of the assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

Neither your securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the seller, the master servicer, the servicer, any of their respective affiliates, or any other person, unless identified as guaranteed or insured in the accompanying prospectus supplement. Although payment of principal and interest on agency securities will be guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, the securities of any series collateralized by agency securities will not be guaranteed.

Proceeds of the assets included in the related trust for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the assets and any related credit enhancement for the required payments on your securities.

In addition, certain amounts remaining in certain funds or accounts, including the Payment Account, the Custodial Account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

If amounts in any pre-funding account are not used to purchase assets, you will receive a prepayment on the related securities.

The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust generally during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of any such specified period will be paid as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

Credit enhancement may not cover all losses on your securities.

Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula as set forth in the related prospectus supplement. Furthermore, credit enhancement may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

A trust may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder’s ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded or if losses on the related assets substantially exceed the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the seller, the master servicer, the servicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

Losses on the assets may have a greater impact on holders of subordinate securities.

The rights of subordinate securityholders to receive payments to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the servicer, master servicer and the trustee, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that payments on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your trust and the timing of any such losses. If the actual rate and amount of losses experienced by the assets in your trust exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

The subordination of other classes to your class may not protect you from all losses.

The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinate securities or other items of credit enhancement, like a reserve fund, then you may experience losses on your securities.

You may experience delays or reductions of payments on your securities if the transfer of assets to your trust is not considered a sale in the event of bankruptcy.

If so provided in the related prospectus supplement for an offering of certificates, the sellers and the depositor will treat each conveyance of assets by the sellers to the depositor or, in the case of subsequently conveyed assets, the trust, as a sale of those assets. If so provided in the related prospectus supplement for an offering of notes, the seller may treat the overall transaction as a financing for accounting purposes, in which case the transfer of assets by the seller to the depositor or, in the case of subsequently conveyed assets, the trust, nevertheless will be structured as a sale for contractual and legal purposes, rather than a pledge of the assets to secure indebtedness. In each case, the depositor will treat each conveyance of assets from the depositor to the trust as a sale of those assets.

Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the trust as a sale for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the seller secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the trust to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities.

Your trust may be subject to optional termination prior to the retirement of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the accompanying prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your trust or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your trust or redeem your securities.

The accompanying prospectus supplement sets forth the details concerning any optional termination or repurchase.

If one or more REMIC elections are made for your trust, then your trust also may be terminated and your securities retired upon a determination, supported by an opinion of counsel, that the REMIC status of the trust has been lost or that a substantial risk exists that such status will be lost.

The termination of your trust and the early retirement of securities may adversely affect your yield.

There is a possibility that, upon an optional termination of a trust, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest.

Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

Certain certificates may have adverse tax consequences.

Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receipt of the related cash payments.

In addition, if an election is made to treat your trust, or one or more segregated pools of assets, as one or more REMICs, holders of the related REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Material Federal Income Tax Consequences” in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal or are not entitled to any stated principal or interest. The holder’s share of a REMIC’s taxable income may be treated as excess inclusion income to the holder, which:

•	generally, will not be subject to offset by losses from other activities;

•	for a tax-exempt holder, will be treated as unrelated business taxable income; and

•	for a foreign holder, will not qualify for exemption from withholding tax.

Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer, which may affect their liquidity. See “Material Federal Income Tax Consequences” in this prospectus.

ERISA plans that invest in the securities must follow technical benefit plan regulations.

If you are buying the securities on behalf of or with the assets of an individual retirement account, Keogh plan, employee benefit plan or other plan or arrangement subject to ERISA, the Code or any federal, state or local law that is similar to ERISA or the Code, special rules apply to you. Due to the complexity of regulations that govern these plans, if you are a plan or using the assets of a plan, we suggest that you consult with your counsel regarding any consequences under ERISA, the Code or any similar law of the acquisition, ownership and disposition of the securities. See “ERISA Considerations” in this prospectus.

The ratings provided by the rating agencies do not purport to address all risks contained in your investment.

Your securities may be rated by one or more nationally recognized rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not downgrade, withdraw or qualify its rating in the future. The rating agency could downgrade, withdraw or qualify its rating due to:

•	any decrease in the adequacy of the value or payment performance of the underlying assets or any related credit enhancement; or

•	any adverse change in the financial or other condition of any credit enhancement provider.

In the event any rating is downgraded, withdrawn, or qualified the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the trust that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

Risks Related to Assets

The payment performance of your securities will relate to the payment performance of your assets, and certain types of assets may involve greater risks of loss.

The assets backing your securities may include mortgage loans or mortgage-pass through certificates or participation certificates backed by mortgage loans. There is a risk that defaults by borrowers or declines in the values of mortgaged properties will result in losses to investors.

Certain mortgage loans may have a greater likelihood of delinquency, foreclosure and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your trust, resulting losses not covered by credit enhancement will be allocated to the securities in the manner described in the related prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should consider the following risks associated with certain types of mortgage loans that may be included in your trust.

Negatively Amortizing Loans

In the case of mortgage loans that are subject to negative amortization, their principal balances could be increased to an amount in excess of the value of the underlying mortgaged properties. This would increase the likelihood of default. To the extent recoveries from mortgaged properties for defaulted mortgage loans are less the outstanding principal and unpaid interest on the defaulted mortgage loans and resultant losses are not covered by credit support, your trust will bear the risk of loss resulting from defaults by borrowers.

Buydown Mortgage Loans

Some mortgage loans are subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan are less than the scheduled monthly payments on the mortgage loan, with the difference contributed by the seller of the mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the borrower, or additional buydown funds to be contributed over time by the borrower’s employer or another source. Generally, the borrower under a buydown mortgage loan will be qualified only for a loan that would result in a monthly payment equal to the borrower’s portion of the total monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit enhancement, they could adversely affect your yield to maturity.

Balloon Loans

Certain mortgage loans may not be fully amortizing—or may not amortize at all—over their terms to maturity and will require substantial payments of principal at their stated maturity. Certain other mortgage loans do not require the repayment of principal during an initial period and, after such initial period, the mortgage loans may amortize over their remaining terms. Mortgage assets of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon the borrower’s ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to satisfy the balloon payment obligation. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower’s equity in the mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

Adjustable Rate Mortgage Loans

The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower’s monthly payment will change. As a result, borrowers on adjustable rate mortgage loans may be more likely to default on their obligations than borrowers on mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan.

Limited Recourse and Non-Recourse Obligations

Some or all of the mortgage loans included in your trust may be non-recourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

Non-Conforming Loans

Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored entities such as Fannie Mae and Freddie Mac. Mortgage loans included in a trust may conform to the requirements for purchase by Fannie Mae or Freddie Mac, except that the initial principal balances of the mortgage loans may exceed Fannie Mae and Freddie Mac purchase limits. These loans are commonly referred to as “jumbo” loans. In addition, if so stated in the related prospectus supplement, certain of the mortgage loans may be originated with more flexible underwriting standards or documentation requirements than would be required by Fannie Mae or Freddie Mac, if the originator has determined that countervailing considerations (low loan-to-value ratio, for example) would suggest that the loan’s payment performance should be substantially similar to the payment performance of a conforming loan. Of course, no assurance can be given regarding the expected performance of any mortgage loan. In addition, other loan characteristics, such as loan-to-value ratio and income documentation requirements, may differ from stated Fannie Mae or Freddie Mac guidelines, though generally would comply with characteristics of loans that Fannie Mae or Freddie Mac would acquire from sellers as a result of negotiated modifications to published underwriting guidelines. Interest rates on non-conforming mortgage loans typically are somewhat higher than those charged on conforming mortgage loans. Therefore, it is possible that non-conforming mortgage loans may experience somewhat higher rates of prepayment or default than conforming loans underwritten in accordance with similar underwriting guidelines.

Varying underwriting standards of sellers may present a greater risk of loss.

Assets included in your trust will have been purchased by the depositor from one or more sellers. These assets generally will have been originated in accordance with underwriting standards acceptable to the depositor and generally described in this prospectus and in the accompanying prospectus supplement. However, in some cases, particularly those involving various sellers, the underwriting standards used in the origination of the assets may differ, perhaps significantly. Holders of securities cannot assume that the underwriting standards are uniform. The lack of uniformity among the underwriting standards may mean that the performance of the pool of assets included in your trust may not be as good as the performance of pools of assets included in other trusts, and any greater losses on the assets in your trust may adversely affect the yield to maturity of your securities.

Failure of the seller to repurchase or replace an asset may result in losses.

Each seller will make representations and warranties in respect of the assets sold by it. In the event of a breach of a seller’s representation or warranty that materially and adversely affects your interests, the seller will be obligated to cure the breach or repurchase or replace the asset. A seller may not have the resources to honor its obligation to cure the breach or repurchase or replace any asset as to which such a breach of a representation or warranty arises. A seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of your securities.

In instances where a seller is unable or disputes its obligation to repurchase affected assets, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected assets. A settlement could lead to losses on the assets, which would be borne by the securities. None of the depositor, the master servicer or the servicer will be obligated to purchase an asset if a seller defaults on this obligation. We cannot assure you that sellers will carry out their repurchase obligations. A default by a seller is not a default by the depositor, the master servicer or the servicer. Any affected asset not repurchased or substituted for shall remain in your trust and losses shall be allocated first to the reduction of credit enhancement and next to the classes of securities.

Unless otherwise specified in the related prospectus supplement, the representations and warranties of a seller in respect of an asset generally will have been made as of the date on which that seller sold the asset to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in that asset. Since the representations and warranties of a seller do not address events that may occur following the sale of an asset by that seller, the seller’s repurchase and substitution obligation will not arise if, during the period commencing on the date of sale of an asset by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected asset. The occurrence of events during this period could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

Economic downturns and the decline in the value of mortgaged properties could result in losses.

An investment in the securities may be affected by a decline in real estate values and changes in borrowers’ financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers’ timely payment of scheduled payments of principal and interest on the assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your trust. If residential real estate values decline and the balances of the mortgage loans in your trust exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

Localities within the United States periodically will experience weaker regional economic conditions and housing markets. Consequently, loans secured by mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots. The assets underlying your securities may be concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in asset-backed securities generally.

Consumer protection laws may adversely affect your trust’s assets.

The assets in your trust and any mortgage loans underlying any assets may be subject to federal and state laws relating to the origination and underwriting of loans. These laws

•	require certain disclosures to prospective borrowers regarding the terms of the loans;

•	prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•	regulate the use and reporting of information related to the borrower’s credit experience; and

•	require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

The assets may also be subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the assets. The trust also could be subject to damages and administrative enforcement.

The failure to comply with consumer protection laws may create liabilities for your trust.

A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your trust. These liabilities could include a reduction in the amount payable under the assets, the inability to foreclose on the mortgaged property, or liability of your trust to a borrower. Each seller will warrant that the origination of each asset materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any asset and that each asset is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your trust’s interest in any asset would create an obligation on the part of the originator or the seller, as the case may be, to repurchase or substitute for the asset unless the breach is cured. However, the failure of a seller to repurchase the defective asset or pay the liability could expose your trust to losses.

In addition, some violations of consumer protection laws may subject the trust to damages and administrative enforcement. If so provided in the related prospectus supplement,

each seller will be required to indemnify the depositor (which indemnification obligation will be assigned by the depositor to the trust) for any liability arising from a violation of consumer protection laws. However, the failure of a seller to pay such indemnification obligation may result in your trust suffering a loss.

State law may limit a servicer’s ability to foreclose on assets in a manner that maximizes your return.

Substantial delays can be encountered in connection with the liquidation of defaulted assets and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property or other secured property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property or other secured property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or other secured property or to obtain sufficient liquidation proceeds. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated asset and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any secured properties fail to provide adequate security for the related assets and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the asset at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted assets, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of assets with lower principal balances than of assets with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for assets with lower principal balances, as compared with the percentage recovery for assets with higher principal balances.

Junior liens on the assets may result in losses in foreclosure proceedings.

Some of the assets serving as collateral for your series of securities may be secured by junior liens subordinate to the rights of the senior lienholder under the related senior loans. The proceeds from any liquidation, insurance or condemnation proceedings in connection with an asset will be available to satisfy the outstanding balance of the junior loan only after the claims of all senior lienholders have been satisfied in full, including any related foreclosure costs. In addition, a junior lienholder may not foreclose on the property securing a junior loan unless it forecloses subject to the senior loans, in which case it must either pay the entire amount due on the senior loans to the senior lienholders at or prior to the foreclosure sale or undertake the obligation to make payments on the senior loans in the event the borrower is in default thereunder. The trust fund will not have any source of funds to satisfy any senior loans or make payments due to any senior lienholders and may therefore be prevented from foreclosing on the related underlying property.

The liquidation proceeds of mixed use loans may take longer to recover.

Due to the limited market for the type of properties securing multifamily and mixed use loans, in the event of a foreclosure on such properties, we expect that it will take longer to recover proceeds from the liquidation of a property securing a multifamily or mixed use loan than it would for a loan secured by a one- to four-family dwelling.

The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the assets.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on “owners” and “operators” of property whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property. Mortgage assets contained in your trust may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. To the extent that any servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

THE DEPOSITOR

FBR Securitization, Inc. (“FBRSI” or the “depositor”) was incorporated in Delaware on August 31, 2004, and is a wholly owned, limited-purpose financing subsidiary of FBR TRS Holdings, Inc., a Virginia corporation that is a wholly owned subsidiary of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation. FBRSI’s principal executive office is located at 1001 Nineteenth Street North, Arlington, Virginia 22209, Telephone: (703) 312-9500, Attention: President. FBRSI has authorized capital stock consisting of 250 shares of $0.01 par value Common Stock of which 250 shares have been issued and currently are held by FBR TRS Holdings, Inc. Friedman, Billings, Ramsey and Co., Inc., which may act as an underwriter in offerings made pursuant to this prospectus, also is a wholly owned subsidiary of FBR TRS Holdings, Inc.

FBRSI was formed solely for the purpose of facilitating the financing and sale of mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions. The depositor’s Certificate of Incorporation limits FBRSI’s business to the foregoing and places certain other restrictions on the depositor’s activities.

FBRSI does not have, nor is it expected in the future to have, any significant assets.

USE OF PROCEEDS

Substantially all of the net proceeds from the sale of each series of securities will be applied by the depositor to purchase the assets assigned to the trust underlying each series or to fund loans to finance companies secured by the pledge of assets to the trust for each series, or the payment of the financing incurred in such acquisitions, and to pay for certain expenses incurred in connection with such acquisition of assets and sale of certificates. The depositor expects to sell the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued from time to time in series offered by this prospectus and the related prospectus supplements and may be sold in amounts, at prices and on terms determined at the time of sale as set forth in the related prospectus supplement. A particular series of securities will consist of certificates or notes and, as applicable, may include one or more separate classes, (each, a “Class”) of certificates or notes. Certificates may be styled as “mortgage pass-through certificates,” “pass-through certificates,” “asset-backed certificates,” “collateralized notes,” “collateralized mortgage obligations” or another similar name. Each series of certificates will be issued pursuant to a pooling and servicing agreement among the depositor, the trustee, the seller, the servicer and, if applicable, the master servicer (each, a “Pooling and Servicing Agreement”). Each series of notes will be issued pursuant to an indenture between an issuer, the indenture trustee and, if applicable, the master servicer (each, an “Indenture”) and a transfer and servicing agreement among an issuer, the depositor, the indenture trustee, the trust administrator, the seller, the servicer and, if applicable, the master servicer (each, a “Transfer and Servicing Agreement”). Notes may be named “mortgage-backed notes,” “asset-backed notes” or another similar name. The issuer of a series of notes will be a trust established by the depositor for the sole purpose of issuing the series of notes pursuant to an owner trust agreement among the depositor, a trust administrator and the owner trustee (each, an “Owner Trust Agreement”). The seller, master servicer, servicer, trust administrator, trustee, indenture trustee and owner trustee, as applicable, will be named in the accompanying prospectus supplement. For purposes of the discussion in this prospectus, each of a Pooling and Servicing Agreement, an Indenture, a Transfer and Servicing Agreement and an Owner Trust Agreement is referred to as an “Agreement” in certain instances and each of the trustee, the indenture trustee and the owner trustee is referred to as “Trustee” in certain instances. The provisions of each agreement will vary depending on the nature of the securities to be issued and the nature of the trust. Forms of the Pooling and Servicing Agreement, the Indenture, the Transfer and Servicing Agreement and the Owner Trust Agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

The following summaries describe the material provisions common to each series of securities. These summaries do not purport to be complete and are subject to and qualified by the accompanying prospectus supplement and the specific provisions of the Agreements. When particular provisions or terms used in an Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference in this prospectus.

The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture for a series generally will provide that securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include

•	one or more classes of senior securities entitled to certain preferential rights to payments of principal and interest,

•	one or more classes of subordinate securities,

•	one or more classes representing an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal principal balance or a notional principal balance (“Interest Only Class,” “IO Class” or “Strip Class”),

•	one or more classes representing an interest only in payments of principal on the assets in the related trust (“Principal Only Class” or “PO Class”),

•	one or more classes upon which interest will accrue but will not be paid until certain other classes of that series have received their final distribution (each an “Accretion Class”),

•	one or more classes entitled to payments from specified portions of the assets in the related trust, and

•	one or more classes entitled to fixed or targeted principal payments under certain conditions (“PAC Classes”), and companion classes thereto, referred to as companion classes.

Some series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in “Credit Enhancement” in this prospectus and in the related prospectus supplement.

As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” (a “REMIC”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections will be made, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all “residual interests” in the related REMIC as defined under the Code (the “Residual Certificates”). All other classes of certificates in such a series will constitute “regular interests” in the related REMIC as defined in the Code and will be referred to as the “REMIC regular certificates.” See “Material Federal Income Tax Consequences—REMIC Certificates” in this prospectus.

Similarly, with respect to a series of notes, the ownership of the equity of a trust will be represented by equity certificates issued under the Owner Trust Agreement. Any equity certificate will be subordinate to the notes of the same series.

In addition to the securities being offered pursuant to this prospectus and the related prospectus supplement, the depositor may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933, as amended. The securities of a series offered by this prospectus and a related prospectus supplement will be rated on issuance by a nationally recognized statistical rating organization, such as Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc.

The securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee will make payments of principal and interest to each class of securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final payments in retirement of each class of securities in certificated form will be made only upon presentation and surrender of such securities at the corporate trust office of the trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related Agreement and described in the related prospectus supplement, payments of principal and interest may be made to certain holders of a class of securities by wire transfer of “immediately available” or “next day” funds. Payments with respect to securities in book-entry form will be made as set forth below. See “Description of the Securities—Book-Entry Procedures and Definitive securities” in this prospectus.

Principal and Interest Payments

The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the assets in the related trust with respect to the due date in the current month, and the amount of principal prepaid during the preceding month, net of applicable servicing, trustee, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The available distribution amount will be allocated among the classes of securities of your series—including any securities not offered through this prospectus—in the proportion and order of application found in the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture, as applicable, and described in the accompanying prospectus supplement. The available distribution amount may be allocated so that amounts collected as interest on the assets may be paid as principal on the securities and amounts collected as principal on the assets may be paid as interest on the securities.

The final scheduled payment date for each class of securities will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the trust for that series, as set forth in the related prospectus supplement.

Payments of Interest

Interest will accrue on the aggregate principal balance (or, in the case of securities entitled only to payments allocable to interest, the aggregate notional amount) of each class of securities entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or adjustable rate as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. “Pass-Through Rate” means a rate equal to the interest rate borne by the underlying loans net of the aggregate servicing fees and any other amounts specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, referred to hereafter as “Accrual Securities”) will be payable on the payment dates specified in the related prospectus supplement until the aggregate principal balance of that class of securities has been paid in full or, in the case of securities entitled only to payments allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original aggregate principal balance of each class of securities will equal the aggregate payments allocable to principal to which that security is entitled. Payments allocable to interest on each security that is not entitled to payments allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to payments allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

If specified in the related prospectus supplement, any interest that has accrued on a class of Accrual Securities but is not paid on a given payment date will be added to the aggregate principal balance of that class of Accrual Securities on that payment date. Payments of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related prospectus supplement. Until payment of interest commences, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of that class of Accrual Securities, will increase on each payment date by the amount of interest that accrued on that class of securities during the preceding accrual period but was not paid to that class on that payment date. Each class of Accrual Securities will thereafter accrue interest on its outstanding aggregate principal balance as so adjusted.

Payments of Principal

The related prospectus supplement will specify the method by which the amount of principal to be paid on the securities on each payment date will be calculated and the manner in which principal will be allocated among the classes of securities entitled to payments of principal. The aggregate principal balance of any class of securities entitled to payments of principal generally will be the initial aggregate principal balance of that class of securities specified in the related prospectus supplement, reduced by all payments reported to the holders of those securities as allocable to principal and,

•	in the case of Accrual Securities, increased by all interest accrued but not then payable on the Accrual Securities, and

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of these payments (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. Any allocation of Principal Prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of specific securities is intended to preserve the availability of the subordination provided by the other securities. See “Credit Enhancement—Subordinate Securities.”

Unscheduled Payments

If specified in the related prospectus supplement, the securities will be subject to receipt of payments before the next scheduled payment date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled payments on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Payment Account and, if applicable, any reserve account, may be insufficient to make required payments on the securities on that payment date. The applicable prospectus supplement may provide for limits on the amount of any unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be paid as principal on the securities on the next payment date. The applicable prospectus supplement may specify whether unscheduled payments will include interest, but if it does not, unscheduled payments will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

Residual Certificates

Residual Certificates may or may not have an interest rate or principal balance. In addition to representing entitlement to regular payments of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the Payment Account on any Payment Date after allocation of scheduled payments to all other outstanding classes of certificates of that series and after all required deposits have been made into any related reserve funds.

Allocation of Realized Losses

With respect to a series that includes one or more classes of subordinate certificates, the senior certificates generally will not bear any Realized Losses on the related assets in the related trust until the subordinate certificates of that series have borne Realized Losses up to a specified subordination amount or loss limit, until the principal amount of the subordinate certificates has been reduced to zero as a result of the allocation of Realized Losses or payments of principal, or until both of the foregoing have occurred. With respect to a series that includes a class of subordinate certificates, any shortfall may result in a reallocation of amounts otherwise payable to less senior certificates for payment to more senior certificates.

“Realized Loss”, unless otherwise defined in your prospectus supplement, means

•	the amount of any loss realized by a trust in respect of any related liquidated asset, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated asset, plus accrued and unpaid interest on such liquidated asset, plus amounts reimbursable to the servicer for previously unreimbursed servicing advances, minus net liquidation proceeds in respect of the liquidated asset,

•	the amount of any principal cramdown in connection with any asset that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Payment Date occurs. The amount of any principal cramdown is the amount by which the unpaid principal balance of the asset exceeds, as applicable, depending upon the type of principal cramdown that was applied to the asset, either the portion of the unpaid principal balance that remains secured by the secured property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

•	any other amount of a loss realized by a trust in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the prospectus supplement.

Realized Losses will not reduce the principal amount of any notes issued by your trust. However, in the event that the aggregate principal balance of the assets is reduced below the aggregate principal balance of the related notes, you may experience a loss on your investment.

Payments of interest on certificates may be reduced, as specified in the related prospectus supplement, to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Prepayment Interest Shortfalls or Relief Act Reductions on the assets. “Prepayment Interest Shortfall” means, for any asset that is prepaid in full or liquidated on any date other than a due date for the asset, the difference between the amount of interest that would have accrued on the asset through the day preceding the first due date after the prepayment in full or liquidation had the asset not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the asset prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the asset during the Due Period. A “Relief Act Reduction” means a shortfall in respect of an asset resulting from application of the federal Servicemembers Civil Relief Act or similar state laws.

Principal Amount of Securities

The assets included in the trust will have an initial aggregate asset value at least equal to 100% of the initial principal amount of the securities. The asset value of any asset in the trust will generally equal

•	the scheduled principal balance of the asset, or

•	the lesser of the present value of the stream of remaining regularly scheduled payments of principal and interest due on such asset—after taking into account charges for servicing, administration, insurance and related matters—discounted at a discount rate, if any, and the scheduled principal balance of the asset multiplied by the applicable Asset Value Percentage.

The “Asset Value Percentage” will be the percentage limitation that, based upon the scheduled net payments on the assets included in the trust, is intended to assure the availability of sufficient funds to make scheduled payments on the securities in the event of substantial principal prepayments on the assets. In each case asset value will be determined after the subtraction of applicable servicing, master servicing, trustee, administrative and guarantee fees and insurance premiums and the addition, if the related prospectus supplement so specifies, of any reinvestment income on the amounts on deposit in the accounts held by the trust. The asset value of an asset that has been liquidated or purchased from the trust pursuant to the related sale agreement shall be zero.

Optional Redemption or Termination

To the extent and under the circumstances specified in the related prospectus supplement, the securities of any series may be redeemed, and/or the trust terminated, prior to the final scheduled payment date of the securities of any series at the option of the seller, the servicer, the master servicer or another party or parties as specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the outstanding series of securities or the purchase of the assets of the trust. The right to redeem the securities generally will be conditioned upon

•	the passage of a certain date specified in the prospectus supplement, or

•	the asset value or scheduled principal balance of the assets in the trust, or the outstanding principal amount of a specified class of securities at the time of purchase, aggregating less than a percentage specified in the prospectus supplement of the initial asset value of the assets in the trust or the initial principal amount of the applicable class of securities.

In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal 100% of its then-outstanding principal amount, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate or interest rate, net of any unreimbursed advances and unrealized losses allocated to such security; provided, however, under certain circumstances set forth in the related prospectus supplement, the asset value of the assets in the trust may be less than such amount, resulting in a potential loss to your securities. Notice of the redemption of the securities of any series will be given to related securityholders as provided in the related Pooling and Servicing Agreement or Indenture.

In addition, in the case of a trust for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a “qualified liquidation” under Section 860F of the Code, as specified in the related Pooling and Servicing Agreement. See “Material Federal Income Tax Consequences—REMIC Certificates—Liquidation of the REMIC” in this prospectus.

Book-Entry Procedures and Definitive Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in definitive, certificated form (“definitive securities”) and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. No service charge will be made for any such registration or transfer of such securities, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in book-entry form (“book-entry securities”) and may be initially represented by one or more securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. If specified in the related prospectus supplement, persons acquiring beneficial interests in the securities may hold beneficial interests in book-entry securities through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg, and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through DTC participants and indirect DTC participants. DTC participants who are owners of book-entry securities will receive a credit for such securities on DTC’s records. The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate. Unless and until definitive securities are issued, it is anticipated that the only “holder” of book-entry securities of any series will be Cede & Co. (“Cede”), as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.

Owners of book-entry securities will receive all payments of principal and interest on the book-entry securities from the trustee through DTC and DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit payments of principal of and interest on the book-entry securities. DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners will not possess securities, the DTC rules provide a mechanism by which owners will receive payments and will be able to transfer their interests.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg, participants and Euroclear participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream, Luxembourg participants or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a

DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities and Exchange Act of 1934. DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations referred to as Clearstream, Luxembourg participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”) under contract with

Euroclear Clearance System S.C., a Belgian cooperative corporation referred to as the Euroclear Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative. The Euroclear cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee of DTC. Payments and payments with respect to book-entry securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by Citibank, N.A. or JPMorgan Chase Bank, the relevant depositaries of Clearstream, Luxembourg and Euroclear, respectively. Such payments and payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

DTC has advised the trustee that, unless and until certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry securities only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited. DTC has advised the trustee that DTC will take such action with respect to any percentage interests of the book-entry securities of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry securities. Clearstream,

Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture, the Owner Trust Agreement, or the Pooling and Servicing Agreement, as the case may be, on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Book-entry securities of a series will be issued in registered form, as definitive securities, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related Pooling and Servicing Agreement or Indenture, as applicable, which generally will include, except if otherwise provided therein, if (1) DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of such series and the servicer is unable to locate a qualified successor, (2) the trustee, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default, a majority of the aggregate percentage interest of any class of securities of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical securities being issued to owners is no longer in the best interests of owners of such class of securities. Upon issuance of definitive securities of a series to owners, such book-entry securities will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

Monthly and annual reports on each trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered securities to be issued from time to time (the “Global Securities”) will initially be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Establishing Place of Delivery. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations and asset-backed securities in same-day funds.

Trading Between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between organizations participating in the Clearstream, Luxembourg or the Euroclear system will be settled using the procedures applicable to conventional eurobonds (i.e., seven calendar day settlement) in same-day funds.

Trading Between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in the Clearstream, Luxembourg or Euroclear system, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Organizations participating in Clearstream, Luxembourg or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, organizations participating in Clearstream, Luxembourg or the Euroclear system can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear system participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of organizations participating in Clearstream, Luxembourg. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Clearstream, Luxembourg and the Euroclear system may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the account of the DTC participant against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from organizations participating in DTC for delivery to organizations participating in Clearstream, Luxembourg or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg or Euroclear participant.

The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy. The settlement procedures described in this section are subject to change at any time. The depositor assumes no responsibility for any losses that my result from any disruption in the operations of the settlement systems as procedures described in this prospectus.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless the Trustee or the U.S. withholding agent receives one of the following statements:

•	from the holder on a properly executed Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that is signed by the securityholder under penalties of perjury and certifies that such owner is not a United States person;

•	from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, a properly executed IRS Form W-8IMY (or successor form) with all necessary attachments that is signed under penalties of perjury by an authorized representative of the financial institution;

•	from the holder claiming an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) signed under penalties of perjury;

•	from the holder claiming an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) signed under penalties of perjury; or

•	from the holder that is a nonwithholding partnership, a properly executed IRS Form W-8IMY (or any successor form) signed under penalties of perjury with all necessary attachments.

Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. Generally, however, Form W-8BEN, Form W-8ECI and Form W-8IMY will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to backup withholding unless the holder:

•	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

•	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means

•	a citizen or resident of the United States,

•	a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

•	an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and

•	to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Maturity and Prepayment Considerations

The prepayment experience on the assets will affect

•	the average life of the securities and each class thereof issued by the related trust,

•	the extent to which the final distribution for each class occurs prior to its final scheduled payment date, and

•	the effective yield on each class of such securities.

Because prepayments will be passed through to the holders of securities as payments or payments of principal on such securities, it is likely that the actual final payments on the classes of securities of a series will occur prior to their respective final scheduled payment dates. Accordingly, in the event that the assets of a trust experience significant prepayments, the actual final payments on the securities of the related series may occur substantially before their respective final scheduled payment dates causing a shortening of the Weighted Average Life of each class of such series.

“Weighted Average Life” refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The Weighted Average Life of a class of securities of a series will be influenced by the rate at which principal on the assets comprising or underlying the assets in the trust is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the Weighted Average Life of the securities may be affected by the varying maturities of the assets comprising or underlying the assets in a trust. If any assets in a particular trust have actual terms to maturity less than those assumed in calculating final scheduled payment dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of asset rates and maturities of the assets. Other factors affecting Weighted Average Life include the type of asset, defaults, foreclosures, refinancing and inclusion of due-on-sale clauses.

Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (referred to as “CPR”) or the Standard Prepayment Assumption prepayment model (referred to as “SPA”) each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then-outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month. It is unlikely that the prepayment of the assets of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

No assurance can be given as to the rate of principal payments or prepayments on the assets. The rate of principal payments on assets included in a trust (or assets underlying other assets) will be affected by the amortization schedules of the assets and by the rate of principal prepayments—including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the servicer. The rate of principal prepayments on pools of assets is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets included in a trust—or assets underlying other assets—such assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such assets.

Yield Considerations

Payments of interest on the securities generally will include interest accrued through the last day of the accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because payments to you will not be made until the Payment Date following the applicable accrual period.

Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related trust. The prospectus supplement with respect to any series of securities will specify the interest rate for each class of such securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the interest rate, the effect, if any, of the prepayment of any asset on the interest rate of one or more classes of securities, and whether the payments of interest on the securities of any class will be dependent, in whole or in part, on the performance of any borrower under a cash flow agreement.

The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying assets. If the purchaser of a security offered at a discount from its “Parity Price,” which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying assets, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying assets, the actual yield to maturity will be lower than that so calculated.

The timing of changes in the rate of prepayments on the assets may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on an underlying asset, the greater will be the effect on a related investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher—or lower—than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction—or increase—in the rate of principal payments. Because the rate of principal payments on the underlying assets affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying assets and the suitability of the applicable securities to their investment objectives. See “—Maturity, Prepayment and Yield Considerations” in this prospectus.

The yield on your securities also will be affected by Realized Losses or Prepayment Interest Shortfalls allocated to your securities. If Realized Losses and Prepayment Interest Shortfalls are not absorbed by securities subordinate to your securities or by other forms of credit enhancement, like a reserve fund, then you may have losses or delays in payment on your securities. Losses on your securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield. See “Description of the Securities—Allocation of Realized Losses” in this prospectus.

THE TRUSTS

Assignment of Assets

In connection with the issuance of certificates, the depositor will cause the assets to be sold, assigned and transferred to the trustee, together with all principal and interest paid on the assets from the cut-off date under a Pooling and Servicing Agreement. The trustee will, in exchange for the assets, deliver to the depositor certificates of a series in authorized denominations registered in the names that the depositor requests, representing the beneficial ownership interest in the assets.

In connection with the issuance of notes by an issuer that is an owner trust, the depositor will cause the assets to be assigned and transferred to the owner trustee, together with all principal and interest paid on the assets from the cut-off date under a Transfer and Servicing Agreement. The issuer of the notes, which can be either an owner trust or the depositor, will pledge all of its rights in and to the assets to a trustee pursuant to an Indenture. The issuer will direct the trustee to deliver notes of a series secured by a first priority security interest in the assets. The notes will be issued in authorized denominations registered in the names requested by the depositor.

Each pool of assets will constitute one or more trusts held by the trustee for the benefit of the holders of the series of securities. Each asset included in your trust will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement or Transfer and Servicing Agreement. This schedule will include information as to the scheduled principal balance of each asset as of the cut-off date and its interest rate, original principal balance and other information.

The assets for your series will be assigned and transferred to your trust and/or pledged to your trust’s indenture trustee for the sole benefit of securityholders, except that some credit enhancement items required by the rating agencies may also be assigned to trusts for other series of securities or may secure other series of securities issued by the depositor. Particular assets that might be assigned to trusts for other series or that secure other notes may include pool insurance policies, special hazard insurance policies, borrower bankruptcy insurance, reserve funds and additional assets. If so provided in the related prospectus supplement, the assets for your series may be segregated into one or more pools that serve as collateral for different securities issued by your trust.

Mortgage Loans

The depositor will deliver or cause to be delivered to your trustee or the issuer the related mortgage note endorsed in blank or to the order of the trustee or the issuer, evidence of recording of the security instrument, an assignment of each security instrument in recordable form naming the trustee or the issuer as assignee (unless the mortgage loan is registered on the book-entry system of the Mortgage Electronic Registration Systems, Inc. (the “MERS System”)), and certain other original documents evidencing or relating to each mortgage loan. With respect to mortgage loans registered on the MERS System, the depositor or the related seller or servicer must deliver to MERS the original recorded assignment or assignments showing a complete chain of assignments. To the extent required by the applicable rating agencies, the depositor or the related seller or servicer will cause the assignments of the mortgage loans (other than mortgage loans registered on the MERS System) to be recorded in the appropriate public office for real property records within one year following the settlement date for an offering. In lieu of recording the assignments of mortgage loans in a particular jurisdiction, the depositor may deliver or cause to be delivered an opinion of local counsel to the effect that recording is not required to protect the right, title and interest of the trustee or the issuer in the mortgage loans. The original mortgage documents (other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System) will be held by the trustee, the issuer or a custodian, except to the extent released to a servicer from time to time in connection with servicing the mortgage loan. The servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the trustee or MERS and instruments concerning your trust’s assets.

Manufactured Housing Installment Sales Contracts

The trustee or the servicer will hold the original manufactured housing installment sales contracts and copies of all material documents and instruments relating to each contract and evidencing the security interest created by each contract in the related manufactured home or real estate as custodian on behalf of the securityholders in accordance with the related Pooling and Servicing Agreement or Transfer and Servicing Agreement. In order to give notice of the trustee’s right, title and interest in and to the manufactured housing installment sales contracts, Uniform Commercial Code (“UCC”) financing statements identifying the trustee or a co-trustee as the secured party or purchaser and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate state. If a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment of the contracts to the trustee, the trustee’s interest in the contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC financing statements, if so specified in the related prospectus supplement, within one week after the initial delivery of the certificates, the manufactured housing installment sales contracts will be stamped or otherwise marked by the trustee or the servicer to reflect their assignment to the trustee. See “Certain Legal Aspects of the Assets—Manufactured Housing Installment Sales Contracts” in this prospectus.

Collateral Securities

The depositor will take the steps necessary to have the trustee become the registered owner of each collateral security included in your trust and to provide for all payments on each collateral security to be made directly to your trustee. With respect to each collateral security in certificated form, the depositor will deliver or cause to be delivered to the trustee (or a custodian) the original certificate or other definitive evidence of such collateral security, together with bond power or other instruments, certifications or documents required to transfer fully such collateral security, to the trustee for the benefit of the securityholders. With respect to each collateral security in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the applicable UCC, the depositor and the trustee will cause such collateral security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the trustee for the benefit of the securityholders. Unless otherwise provided in the related prospectus supplement, the related agreement will require that either the depositor or the trustee promptly cause any collateral security in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

The depositor will make certain limited representations and warranties in the Pooling and Servicing Agreement or the Transfer and Servicing Agreement with respect to the assets, including representations that it either is the owner of the assets or has a first priority perfected security interest in the assets. In addition, a seller of an asset will make certain representations and warranties with respect to the assets in the related Pooling and Servicing Agreement, Transfer and Servicing Agreement or a sale and servicing agreement that is assigned to the depositor. See “Origination and Sale of Assets—Representations and Warranties; Repurchases” in this prospectus.

The depositor’s right to enforce representations and warranties of a seller or servicer will be assigned or made to the trustee under the Pooling and Servicing Agreement or Transfer and Servicing Agreement. To the extent that a seller or servicer makes representations and warranties regarding the characteristics of the assets, the depositor generally will not also make these representations and warranties. In the event that the representations and warranties of the depositor or the seller are breached, and the breach or breaches adversely affect your interests in your trust’s assets, the depositor or the seller, as applicable, will be required to cure the breach or, in the alternative, to substitute new assets or to repurchase the affected assets. In addition, in the event a servicer breaches its representations and warranties and this breach adversely affects your interests, the servicer generally will be required to cure this breach or to purchase the asset. Unless otherwise specified in the related prospectus supplement, the repurchase price will be equal to the sum of the unpaid principal balance of the related asset, plus unpaid accrued interest thereon at the asset rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the servicer. Neither the depositor nor any servicer (unless it is the defaulting party) will be obligated to substitute assets or repurchase assets if the defaulting seller or servicer, as the case may be, defaults upon its obligation to do so, and no assurance can be given that sellers or servicers will perform their obligations.

The Assets

Your prospectus supplement will describe the type of assets that will be transferred to your trust. The assets may include the following asset types, each of which is more fully described in this prospectus:

•	mortgage loans secured by one-to four-family residential properties;

•	mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;

•	mortgage loans secured by mixed residential and commercial real estate properties;

•	apartment cooperative loans;

•	manufactured housing installment sales contracts and installment loan agreements;

•	closed-end or revolving home equity loans or balances secured by one- to four-family residential properties;

•	other assets evidencing interests in loans secured by residential property;

•	Ginnie Mae certificates;

•	Freddie Mac certificates;

•	Fannie Mae certificates;

•	direct obligations of the United States, agencies thereof or agencies created thereby;

•	asset-backed securities of private issuers;

•	the Payment Account for the related series;

•	a reserve fund and other funds and accounts for the related series;

•	a pre-funding account;

•	all proceeds that may become due under insurance policies for the related series;

•	the depositor’s rights under the servicing agreements and purchase, sale and warranties agreements; and

•	all payments on these items.

Agency securities and private asset-backed securities are referred to in this prospectus as “collateral securities.” Mortgage loans, manufactured housing installment sales contracts and collateral securities, together with other items deposited in your trust, are referred to in this prospectus as “assets.”

Loans

Loans that are assets of your trust and loans underlying other assets included in your trust will consist of one or more of the following:

•	mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties;

•	mortgage loans secured by first and/or subordinate liens on mixed commercial/residential use properties and other mulitfamily residential properties;

•	mortgage loans secured by shares issued by housing cooperatives and related leases and occupancy agreements; and

•	closed-end and/or revolving home equity loans or balances thereof secured by first and/or subordinate liens on one- to four-family residential properties.

With the potential exception of loans acquired with funds deposited into a pre-funding account at the issuance of related securities, or upon the substitution of a loan in respect of a breach of a representation or warranty, all loans will be purchased by the depositor, either directly or through an affiliate, from one or more sellers. The sellers will have either originated the loans or purchased the loans from other lenders. As more fully described in the related prospectus supplement, the loans may be “conventional” loans, loans that are insured or guaranteed by a governmental agency like the Federal Housing Administration (“FHA”) or Department of Veterans Affairs (“VA”) or non-conforming loans.

All of the loans will have monthly payments due on a set day, but not necessarily the first day, of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features (or a combination thereof), all as described below or in the related prospectus supplement.

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under specific circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate of the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

•	Principal may be payable in equal installments over the term of the loan, may be calculated on the basis of an assumed term to maturity that is significantly longer than the actual term to maturity (resulting in the need to make a larger “balloon” payment upon final maturity) or on an interest rate that is different from the loan’s specified interest rate, or may not be payable during all or a portion of the original term. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for specific periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfer of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the related property. In the case of home equity loans, these liens generally will be subordinated to one or more senior liens on the related properties as described in the related prospectus supplement.

If so specified in the prospectus supplement for the related series, the mortgage rate on some of the adjustable rate loans will be convertible from an adjustable rate to a fixed rate at the option of the mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the unaffiliated seller from which convertible adjustable rate loans were acquired will be obligated to repurchase from the trust any adjustable rate loan as to which the conversion option has been exercised (a “Converted Mortgage Loan”), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Payment Account and will be paid to the securityholders on the Payment Date in the month following the month of the exercise of the conversion option. The obligation of the unaffiliated seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (“Buy-Down Loans”). The resulting difference in payment shall be compensated for from an amount contributed by the depositor, the seller of the related mortgaged property, the servicer or another source and placed in a custodial account (the “Buy-Down Fund”) by the servicer, or if so specified in the related prospectus supplement, with the trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. Buy-Down Loans included in a trust will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of the mortgage loans.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans pursuant to which the monthly payments by the borrower during the early years of the related mortgage note are less than the amount of interest that would otherwise be payable on the mortgage note, with the interest not so paid added to the outstanding principal balance of the mortgage loan (“GPM Loans”). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the depositor or another source and delivered to the trustee (the “GPM Fund”). In lieu of a cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the rating agency rating the related series to fund the GPM Fund.

The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either

•	the making of a representation by the borrower at origination of the loan that the underlying property will be used by the borrower for a period of at least six months every year, or that the borrower intends to use the property as a primary residence, or

•	a finding that the address of the underlying property is the borrower’s mailing address.

The properties relating to residential loans and home equity loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and some other one- to four-family dwelling units (“Single Family Properties”). The properties relating to mixed use loans will consist of other mulitfamily properties and structures which include residential dwelling units and space used for retail, professional or other commercial uses (“Mixed Use Properties”). The properties may include vacation and second homes and investment properties and may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any territory of the United States.

Multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

Home Equity Loans

Some of the loans included in your trust may be non-purchase money loans secured by the borrower’s equity in his or her home (“Home Equity Loans”). These Home Equity Loans may consist of closed-end loans and/or revolving credit line loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The full amount of a closed-end loan is advanced at the inception of the loan and, except to the extent provided in the related prospectus supplement, generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan by its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding principal balance of the loan.

The applicable prospectus supplement may provide that all or a portion of the principal collections on any revolving credit line loans may be applied by the trustee to the acquisition of subsequent revolving credit line loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “revolving period,” which will be followed by an “amortization period” during which principal will be paid. Any interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Manufactured Housing Installment Sales Contracts

Your trust may include manufactured housing installment sales contracts, which may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate or at an asset rate which steps up on a particular date. Each manufactured housing contract is secured by a manufactured home that either complies with federal law requirements or the requirements of state or local building codes. The federal statutes require that the manufactured homes have a minimum of 400 square feet of living space, a minimum width of 102 inches and be of a kind customarily used at a fixed location. These statutes also require that the manufactured homes be transportable in one or more sections, be built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The manufactured homes include the plumbing, heating, air conditioning and electrical systems.

Mortgage-Backed Certificates and Government Obligations

Your trust also may include other assets consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations representing interests in the types of mortgage loans described in this section, more fully described in the accompanying prospectus supplement.

Your trust may include direct obligations of the United States, agencies thereof or agencies created thereby which are:

•	interest-bearing securities;

•	non-interest-bearing securities;

•	originally interest-bearing securities from which the right to payment of interest have been removed; or

•	interest-bearing securities from which the right to payment of principal has been removed.

The prospectus supplement for a series of securities evidencing interests in assets that include direct obligations of the United States, agencies thereof or agencies created thereby will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amounts or notional principal amounts, as applicable, and types of such obligations to be included in the trust;

•	the original and remaining terms to stated maturity of such obligations;

•	whether such obligations are entitled only to interest payments, only to principal payments or to both;

•	the interest rates of such obligations or the formula to determine such interest rates, if any;

•	the applicable payment provisions for such obligations; and

•	to what extent, if any, the obligation evidenced thereby is backed by the faith and credit of the United States.

Agency Securities

Ginnie Mae certificates are mortgage pass-through certificates as to which the timely payment of principal and interest is guaranteed by the Government National Mortgage Association (“Ginnie Mae”), a wholly owned corporate instrumentality of the United States within the office of Housing Urban Development (“HUD”). Ginnie Mae’s guarantee obligations are backed by the full faith and credit of the United States. The mortgage loans underlying Ginnie Mae certificates may consist of loans insured by FHA and secured by mortgages on one- to four-family residential properties, loans partially guaranteed by VA, and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates.

Freddie Mac certificates are mortgage pass-through or participation certificates as to which Freddie Mac (formerly known as Federal Home Loan Mortgage Corporation) has guaranteed the timely payment of interest and, generally, the ultimate collection of principal. Freddie Mac is a federally chartered corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Freddie Mac certificate will represent an undivided interest in a group of mortgage loans or participations in mortgage loans secured by a first lien on one-to four family residential properties.

Fannie Mae certificates are mortgage pass-through certificates as to which Fannie Mae (formerly known as the Federal National Mortgage Association) has guaranteed the timely payment of principal and interest. Fannie Mae is a federally chartered and privately owned corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Fannie Mae certificate will represent an undivided interest in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan will be secured by a first lien on one- to four-family residential properties or multifamily residential properties.

Although payment of principal and interest on the Ginnie Mae certificates, Freddie Mac certificates and Fannie Mae certificates, if any, assigned to your trust is guaranteed by Ginnie Mae, Freddie Mac and Fannie Mae, respectively, your securities do not represent an obligation of or an interest in the depositor or any of its affiliates and are not guaranteed or insured by Ginnie Mae, Freddie Mac, Fannie Mae, the depositor or any of their affiliates, or any other person.

Private Asset-Backed Securities

General

Private asset-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private asset-backed securities will have been issued pursuant to a Pooling and Servicing Agreement, Indenture or similar agreement (a “PABS Agreement”). The private asset-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the “PABS servicer,” of the underlying mortgage loans will have entered into the PABS Agreement with the trustee under the PABS Agreement. The trustee under the PABS Agreement is referred to as the “PABS trustee.”

The PABS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private asset-backed security. Mortgage loans underlying a private asset-backed security will be serviced by the PABS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PABS servicer. The PABS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private asset-backed securities, approved by HUD as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

Such securities will (1) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PABS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts, provided that any PABS issuer must either (1) have outstanding securities held by non-affiliates in excess of $75 million and file periodic reports with the Securities and Exchange Commission or (2) be a government-sponsored entity or enterprise with market float in excess of $75 million and which makes available to the public information comparable to that required in periodic reports with the Securities and Exchange Commission. If the related prospectus supplement so specifies, the PABS issuer may be one of our affiliates. The obligations of the PABS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PABS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private asset-backed securities issued under the PABS Agreement. Additionally, although the mortgage loans underlying the private asset-backed securities may be guaranteed by an agency or instrumentality of the United States, the private asset-backed securities themselves will not be so guaranteed.

Payments of principal and interest will be made on the private asset-backed securities on the dates specified in the related prospectus supplement. The private asset-backed securities may be entitled to receive nominal or no principal payments or nominal or no interest payments. The PABS trustee or the PABS servicer will make principal and interest payments on the private asset-backed securities. The PABS issuer or the PABS servicer may have the right to repurchase assets underlying the private asset-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

Underlying Loans

The mortgage loans underlying the private asset-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the assets.

Credit Support Relating to Private Asset-Backed Securities

Credit support in the form of subordination of other private asset-backed certificates issued under a PABS Agreement, reserve funds, insurance policies, letters of credit, financial guarantee insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private asset-backed securities or with respect to the private asset-backed securities themselves.

Additional Information

The prospectus supplement for a series for which the trust includes private asset-backed securities will specify:

•	the aggregate approximate principal amount and type of the private asset-backed securities to be included in the trust;

•	certain characteristics of the mortgage loans which comprise the underlying assets for the private asset-backed securities including, to the extent available:

•	the payment features of such mortgage loans;

•	the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity;

•	the servicing fee or range of servicing fees with respect to the underlying mortgage loans;

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	delinquency status as of the cut-off date with respect to the underlying mortgage loans;

•	the pass-through or certificate rate of the private asset-backed securities or the method of determining such rate;

•	the PABS issuer, the PABS servicer (if other than the PABS issuer) and the PABS trustee for such private asset-backed securities;

•	certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private asset-backed securities themselves; and

•	the terms on which the underlying mortgage loans for such private asset-backed securities, or such private asset-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private asset-backed securities.

Asset Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the assets, which may include:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the assets as of the applicable cut-off date;

•	the type of property securing the assets;

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the assets;

•	the earliest and latest origination date and maturity date of the assets;

•	the range of the loan-to-value ratios at origination of the assets;

•	the rates or range of rates and the weighted average rate borne by the assets;

•	the state or states in which most of the mortgaged properties or other secured properties are located;

•	information with respect to the prepayment provisions, if any, of the assets;

•	with respect to assets with adjustable rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum rate or monthly payment variation at the time of any adjustment thereof and over the life of such assets with adjustable rates; and

•	information regarding the payment characteristics of the assets, including without limitation balloon payment and other amortization provisions.

If specific information respecting the assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a current report on Form 8-K with the Securities and Exchange Commission within 15 days after such initial issuance.

The related prospectus supplement may specify whether the assets include closed-end loans or certain balances thereof.

Payment Provisions of the Assets

Unless otherwise specified in the related prospectus supplement, all of the assets (other than collateral securities) will:

•	have individual principal balances at origination of not less than $25,000;

•	have original terms to maturity of not more than 40 years; and

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement.

Each asset may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed rate or a different adjustable rate, or from a fixed to an adjustable rate, from time to time pursuant to an election or as otherwise specified on the related note, in each case as described in the related prospectus supplement. Each asset may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each asset may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.

Substitution of Assets

The depositor or the seller may, within three months of the settlement date or as otherwise specified in the related prospectus supplement, deliver to the trustee other assets in substitution for any one or more assets initially included in your trust. In general, substitute assets must, on the date of substitution,

•	be of the same type as the replaced asset,

•	have an unpaid principal balance not greater than the unpaid principal balance of the replaced asset,

•	have an applicable interest rate not less than, and not more than two percentage points in excess of, the applicable interest rate of the replaced asset,

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the replaced asset, and

•	comply with each representation and warranty relating to the assets and, if the seller is effecting the substitution, comply with each representation and warranty set forth in the sales agreement conveying the assets to the depositor.

In addition, only like-kind collateral may be substituted. If mortgage loans are being substituted, the substitute mortgage loan must have a loan-to-value ratio as of the substitution date not greater than the loan-to-value ratio of the replaced mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

•	have a minimum lifetime applicable interest rate that is not less than the minimum lifetime applicable interest rate on the replaced mortgage loan,

•	have a maximum lifetime applicable interest rate that is not less than the maximum lifetime applicable interest rate on the replaced mortgage loan,

•	provide for a lowest possible net applicable interest rate that is not lower than the lowest possible net applicable interest rate for the replaced mortgage loan and a highest possible net applicable interest rate that is not lower than the highest possible net applicable interest rate for the replaced mortgage loan,

•	have a gross margin not less than the gross margin of the replaced mortgage loan,

•	have a periodic rate cap equal to the periodic rate cap on the replaced mortgage loan,

•	have a next interest adjustment date that is the same as the next interest adjustment date for the replaced mortgage loan or occurs not more than two months prior to the next interest adjustment date for the replaced mortgage loan, and

•	not be a mortgage loan convertible from an adjustable rate to a fixed rate unless the replaced mortgage loan is so convertible.

In the event that more than one mortgage loan is substituted for a replaced mortgage loan, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the Pooling and Servicing Agreement or Indenture.

Pre-Funding Account

If specified in the accompanying prospectus supplement, a portion of the issuance proceeds of your securities (the “Pre-Funded Amount”) will be deposited into a pre-funding account to be established with the trustee (the “Pre-Funding Account”), which will be used to acquire additional assets from time to time during the time specified in the prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional assets, the Pre-Funded Amount may be invested in one or more eligible investments. Any eligible investment must mature no later than the business day prior to the next Payment Date.

During any Pre-Funding Period, the depositor will be obligated, subject only to availability, to transfer to your trust additional assets from time to time during the Pre-Funding Period. Additional assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the assets included in your trust on the settlement date, but exceptions may expressly be stated in the prospectus supplement.

Use of a Pre-Funding Account with respect to any issuance of securities will be conditioned upon the following:

•	the Pre-Funding Period will not exceed a period specified in the related prospectus supplement, which for a REMIC will not exceed three months from the settlement date;

•	the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the assets included in the trust on the settlement date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement;

•	the Pre-Funded Amount will not exceed a specified percentage of the principal amount of the securities issued, which for a REMIC will not exceed 25% of the principal amount of the securities issued; and

•	the Pre-Funded Amount shall be invested in eligible investments.

To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional assets by the end of the Pre-Funding Period, the securityholders then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

Information regarding additional assets acquired by your trust during the Pre-Funding period comparable to the disclosure regarding the assets in the prospectus supplement will be filed on a Current Report in Form 8-K within 15 days following the end of the Pre-Funding Period.

Accounts

For each trust, the trustee or the servicers will maintain the accounts described below. The prospectus supplement may describe additional accounts, including various custodial accounts in which assets are held.

Custodial Account

Each servicer will deposit into a custodial account (the “Custodial Account”) all payments of principal and interest on the assets for each Due Period and all unscheduled prepayments received during the principal prepayment period, among others. The Custodial Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Servicer Remittance Date, the servicer shall remit to the master servicer all amounts deposited in the Custodial Account for the related Due Period and Prepayment Period; provided that the servicer may retain any fees owing to such servicer with respect to the related Payment Date.

Escrow Account

Each servicer will deposit into one or more escrow accounts all payments with respect to tax and insurance escrow payments for each Due Period for any loans for which the obligors escrow their taxes and insurance premiums. Any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers, shall either be retained by the servicer or remitted to the trustee as described in the related prospectus supplement.

Collateral Account

The trustee will maintain a collateral account (“Collateral Account”) in which any collateral securities shall be held, together with any other assets that are part of the trust. The trustee will deposit all payments received on collateral securities in the Collateral Account.

Collection Account

If a master servicer is used with respect to a transaction, the master servicer will maintain a collection account (the “Collection Account”) into which it will deposit amounts received or payments made by it, including any amounts due on the mortgage loans before the closing date, all remittances from the Custodial Account to the master servicer, all advances made by the master servicer, the purchase price of any mortgage loan repurchased by the depositor or the Seller and any amount related to any substituted mortgage loan. The Collection Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each master servicer remittance date, the master servicer remit all amounts deposited in the Collection Account for the related Due Period to the trustee for deposit into the Payment Account; provided that the master servicer may retain any fees owing to the master servicer with respect to the related Payment Date.

Payment Account

The trustee or its designee will maintain a payment account (the “Payment Account”) into which it will deposit all amounts received from the servicers or the master servicer on any Servicer Remittance Date and any payments received in respect of any financial asset. The Payment Account will be an eligible account as required by the rating agencies. On the related Payment Date, the trustee or its designees will make payments of amounts in the Payment Account as set forth in the prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust may include one or more of the following agreements: interest rate exchange agreements, purchase/sale agreements with respect to the assets, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the borrower under any such cash flow agreement.

CREDIT ENHANCEMENT

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust may be provided to one or more classes of securities in the related series. Credit support may be in the form of the subordination of one or more classes of securities, cross-support, overcollateralization, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one series to the extent described therein.

Unless otherwise provided in the related prospectus supplement for a series of securities, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of securities (each, a “covered series”), holders of securities evidencing interests in any of such covered series will be subject to the risk that such credit enhancement will be exhausted by the claims of other covered series prior to such covered series receiving any of its intended share of such coverage.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive payments of principal and interest from the Payment Account on any Payment Date will be subordinated to such rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

lf the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of a series, credit enhancement may be provided by cross-support provisions requiring that payments be made on senior securities evidencing interests in one group of assets prior to payments on subordinate securities evidencing interests in a different group of assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If stated in the related prospectus supplement, interest collections on the assets included in a trust may exceed interest payments on the securities issued by such trust for the related Payment Date. To the extent such excess interest is applied as principal prepayments on the related securities, the effect will be to reduce the principal balance of such securities relative to the outstanding balance of the related assets, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the related prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by one or more letters of credit issued by a bank or financial institution specified in such prospectus supplement (each, an “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

Credit Support With Respect to Collateral Securities

If so provided in the prospectus supplement for a series of securities, the collateral securities in the related trust and/or the mortgage loans underlying such collateral securities may be covered by one or more of the types of credit enhancement described herein. The related prospectus supplement will specify as to each such form of credit enhancement the information indicated above with respect thereto, to the extent such information is material and available.

Reserve Fund or Accounts

The depositor may deposit or cause to be deposited cash, certificates of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the trustee to make payments of principal or interest on your securities to the extent funds are not otherwise available, if so provided in the Pooling and Servicing Agreement or Indenture and described in the accompanying prospectus supplement. The reserve funds will be maintained in trust but may or may not constitute assets of your trust. The depositor may have certain rights on a Payment Date to cause the trustee to make withdrawals from the reserve fund and to pay these amounts in accordance with the instructions of the depositor, as specified in the accompanying prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Financial Guarantee Insurance Policy

If specified in the accompanying prospectus supplement, your series of securities may have the benefit of one or more financial guarantee insurance policies provided by one or more insurers. Financial guarantee insurance may guarantee timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of the financial guarantee insurance policy for your securities, if any, will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K within 15 days of issuance of your securities.

Primary Mortgage Insurance

Each primary mortgage insurance (“PMI”) policy covering mortgage loans in your trust will be issued by a mortgage insurer under its master policy. the depositor and the trustee, as assignee of the lender under each mortgage loan, generally will be the insureds or assignees of record, as their interests may appear, under each PMI policy. The servicer will cause a PMI policy to be maintained in full force and effect on each mortgage loan requiring this insurance and to act on behalf of the insured concerning all actions required to be taken by the insured under each PMI policy.

The amount of a claim for benefits under a PMI policy will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest and reimbursement of some expenses, less

•	all rents or other payments collected or received by the insured—other than the proceeds of hazard insurance—that are derived from or are in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

•	amounts expended but not approved by the mortgage insurer,

•	claim payments previously made by the mortgage insurer, and

•	unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a PMI policy, the insured will generally be required to, in the event of default by the borrower

•	advance or discharge all hazard insurance premiums and, as necessary and approved in advance by the mortgage insurer,

•	real estate property taxes,

•	all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted,

•	property sales expenses,

•	any outstanding liens on the mortgaged property, and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•	in the event of any physical loss or damages to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted, and

•	tender to the mortgage insurer good and merchantable title to and possession of the mortgaged property.

The PMI policy may impose limitations on the reimbursement of the insured’s attorneys’ fees in connection with a foreclosed mortgage loan. As a result, legal expenses in excess of this reimbursement limitation may be charged as a loss on your securities.

Other provisions and conditions of each PMI policy generally will provide that:

•	no change may be made in the terms of the mortgage loan without the consent of the mortgage insurer;

•	written notice must be given to the mortgage insurer within ten days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two scheduled payments due under the mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property have been commenced, and then the insured must report monthly to the mortgage insurer the status of any affected mortgage loan until the mortgage loan is brought current, such proceedings are terminated or a claim is filed;

•

the mortgage insurer will have the right to purchase the mortgage loan at any time subsequent to the ten days’ notice described in the immediately preceding bullet point and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan plus accrued and unpaid interest and reimbursable amounts expended by the insured for the real estate taxes and hazard insurance on the mortgaged property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy and any due and unpaid premium with respect to the policy;

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

•	the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price specified in the third bullet point at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid this amount unless the mortgage insurer specifies a lower or higher amount;

•	the insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the mortgage insurer, provided that the ability of the insured to assign specified rights to the mortgage insurer are not impaired or the specified rights of the mortgage insurer are not adversely affected;

•	the insured agrees that the mortgage insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter;

•	under some policies, the mortgage insurer will not pay claims involving or arising out of dishonest, fraudulent, criminal or knowingly wrongful acts—including error or omission—by some persons, or claims involving or arising out of the negligence of persons if this negligence is material either to the acceptance of the risk or to the hazard assumed by the mortgage insurer; and

•	the insured must comply with other notice provisions in the policy.

As noted below, a seller and the servicer of mortgage loans must represent and warrant that each mortgage insurance policy is the valid and binding obligation of the mortgage insurer and that each mortgage insurance application was complete and accurate in all material respects when made. See “Origination and Sale of Assets—Representations and Warranties; Repurchases” in this prospectus.

Generally, the mortgage insurer will be required to pay to the insured either the insured percentage of the loss or, at its option under some of the PMI policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred, or an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

Pool Insurance

If any mortgage loan is not covered by a full coverage insurance policy or other credit enhancement, the depositor may obtain a pool insurance policy to cover loss by reason of default by the borrowers of the mortgage loans included in your trust to the extent not covered by a PMI policy. The servicer must maintain the pool insurance policies, if any, for your series and to present claims to the insurer on behalf of the depositor, the trustee and you.

The amount of the pool insurance policy, if any, is specified in the accompanying prospectus supplement. A pool insurance policy will not be a blanket policy against loss, because claims may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions.

The pool insurance policy generally will provide that before the payment of any claim the insured will be required

•	to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan,

•	to advance, as necessary and approved in advance by the related insurer,

•	real estate property taxes,

•	all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date when coverage under the pool insurance policy with respect to the mortgaged property first became effective, ordinary wear and tear excepted,

•	property sales expenses,

•	any outstanding liens on the mortgaged property, and

•	foreclosure costs including court costs and reasonable attorneys’ fees, and

•	if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition—ordinary wear and tear excepted—as of the issue date of the pool insurance policy.

It will be a condition precedent to the payment of claims under the pool insurance policy that the insured maintain a PMI policy acceptable to the pool insurer on all mortgage loans that have original loan-to-value ratios in excess of 80%. If these conditions are satisfied, the pool insurer will pay to the insured the amount of the loss, which will equal

•	the amount of the unpaid principal balance of the mortgage loan immediately prior to the approved sale of the mortgaged property,

•	the amount of the accumulated unpaid interest on the mortgage loan to the date of claim settlement at the contractual rate of interest, and

•	reimbursable amounts advanced by the insured described above, less payments such as the proceeds of any prior approved sale and any primary insurance policies.

The pool insurance policy imposes limitations on the reimbursement of the insured’s attorneys’ fees in connection with a foreclosed mortgage loan. As a result, legal expenses in excess of the reimbursement limitation may be charged as a loss against your securities. An approved sale is

•	a sale of the mortgaged property acquired by the insured because of a default by the borrower, to which the pool insurer has given prior approval,

•	a foreclosure or trustee’s sale of the mortgaged property at a price exceeding the minimum amount specified by the pool insurer,

•	the acquisition of the mortgaged property under the PMI policy by the mortgage insurer, or

•	the acquisition of the mortgaged property by the pool insurer.

If the pool insurer elects to take title to the mortgaged property, the insured must, as a condition precedent to the payment of a loss, provide the pool insurer with good and merchantable title to the mortgaged property. If any property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it determines and the servicer agrees that the restoration will increase the proceeds to your trust on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The pool insurance policies will generally not insure—and many primary insurance policies may not insure—against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower or the originator,

•	failure to construct mortgaged property in accordance with plans and specifications, and

•	a claim regarding a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or later, was not approved by the insurer.

A failure of coverage attributable to one of the foregoing events might result in a breach of the seller’s or servicer’s representations and warranties. This occurrence might give rise to an obligation on the part of the seller or servicer to purchase the defaulted mortgage loan if the breach cannot be cured. In addition, if a terminated servicer has failed to comply with its obligation to purchase a mortgage loan upon which coverage under a pool insurance policy has been denied on the grounds of fraud, dishonesty or misrepresentation, the servicer may be obligated to purchase the mortgage loan. See “Origination and Sale of Assets—General” and “Servicing of the Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Assets” in this prospectus.

The original amount of coverage under any pool insurance policy assigned to your trust will be reduced over the life of your securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged property. The amount of claims paid includes some expenses incurred by the servicer of the defaulted mortgage loan, as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.

The net amounts realized by the pool insurer will depend primarily on the market value of the mortgaged property securing the defaulted mortgage loan. The market value of the mortgaged property will be determined by a variety of economic, geographic, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original loan was made.

If aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses may affect adversely payments to you. In addition, unless the servicer determines that an advance on a delinquent mortgage loan is recoverable from the proceeds of the liquidation of the same mortgage loan or otherwise, the servicer must not make the advance because the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other source. See “Servicing of the Assets—Advances” in this prospectus.

The original amount of coverage under the pool insurance policy assigned to your trust also may be reduced or canceled to the extent each rating agency confirms that the reduction or cancellation will not result in the lowering of the rating of your securities.

A pool insurance policy may insure against losses on the mortgage loans assigned to trusts for other series of securities or that secure other asset-backed securities issued by the depositor or one of its affiliates. However, the extension of coverage—and corresponding assignment of the pool insurance policy—to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading, withdrawal or qualification of the credit rating of your securities.

Hazard Insurance Policies

Standard Hazard Insurance Policies

The servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property, to the extent described in the accompanying prospectus supplement. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the servicer under any standard hazard insurance policy—less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer—will be deposited to the Custodial Account, the Collection Account or the Payment Account.

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans’ standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, the servicer will cause flood insurance to be maintained for such properties.

The standard hazard insurance policies covering mortgaged properties typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage—generally 80% to 90%—of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of the actual cash value—the replacement cost less physical depreciation—of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

Any losses incurred with respect to mortgage loans due to uninsured risks—including earthquakes, mudflows and floods—or insufficient hazard insurance proceeds may reduce the value of the assets included in your trust to the extent these losses are not covered by the special hazard insurance policy and could affect payments to you.

Special Hazard Insurance Policy

A special hazard insurance policy may be obtained with respect to the mortgage loans included in your trust. A special hazard insurance policy generally will protect you from

•	loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your trust caused by certain hazards—including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows—not covered by the standard hazard insurance policies, and

•	loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

Any special hazard insurance policy, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the accompanying prospectus supplement.

The special hazard insurance policy will provide that when there has been damage to mortgaged property securing a defaulted mortgage loan and this damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of

•	the cost of repair of the mortgaged property, or

•	upon transfer of the property to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged property, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest), and certain other expenses.

No claim may be validly presented under a special hazard insurance policy unless

•	hazard insurance on the mortgaged property securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and

•	the insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by this amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will reduce coverage by this amount.

The servicer will maintain the special hazard insurance policy in full force and effect. The servicer also is required to present claims, on behalf of the trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims. See “Servicing of the Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Assets” in this prospectus.

Partially or entirely in lieu of a special hazard insurance policy, the depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other asset-backed securities obligations issued by the depositor or one of its affiliates. However, the extension of coverage—and the corresponding assignment of the special hazard insurance policy—to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading, withdrawal or qualification of the credit rating of any outstanding securities of your series. The depositor may also elect to insure against special hazard losses by the delivery of additional assets to your trust rather than through a special hazard insurance policy or special hazard fund.

Borrower Bankruptcy Insurance on the Assets

In the event of a personal bankruptcy of a borrower, the bankruptcy court may establish the value of the secured property of the borrower at an amount less than the then-outstanding principal balance of the asset secured by the secured property. The amount of the secured debt could be reduced to this value, and the holder of the asset would become an unsecured creditor to the extent the outstanding principal balance of asset exceeds the value so assigned to the secured property by the bankruptcy court. In addition, other modifications of the terms of an asset can result from a bankruptcy proceeding. See “Certain Legal Aspects of the Assets—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Losses resulting from a bankruptcy proceeding affecting assets may be covered by borrower bankruptcy insurance or any other instrument that will not result in a downgrading, withdrawal or qualification of the credit rating of your securities by any rating agency. The amount and term of any borrower bankruptcy insurance, which will be specified in the accompanying prospectus supplement, must be acceptable to each rating agency rating your securities. Subject to the terms of the borrower bankruptcy insurance, the issuer may have the right to purchase any asset if a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the asset plus accrued and unpaid interest. In the alternative, partially or entirely in lieu of borrower bankruptcy insurance, to the extent specified in the accompanying prospectus supplement, the depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating your securities in an initial amount acceptable to each rating agency. This deposit will be credited to a borrower bankruptcy fund or similar fund or account, including a fund or account that may also provide coverage for special hazard losses, and the trustee will be able to draw on the fund or account to recover losses that would be insured against by borrower bankruptcy insurance. The borrower bankruptcy fund or account may or may not constitute a part of your trust. The amount of the borrower bankruptcy insurance or deposit may be reduced as long as any reduction will not result in a downgrade, withdrawal or qualification of the credit rating of any securities in your series. The borrower bankruptcy insurance or any borrower bankruptcy fund may insure against losses on assets assigned to trusts for other series of securities or that secure other asset-backed securities issued by the depositor or one of its affiliates. However, the extension of coverage—and corresponding assignment of the borrower bankruptcy insurance or borrower bankruptcy fund—to any other series or securities may not result in the downgrading, withdrawal or qualification of the credit rating of any securities of your series. The depositor may elect to deposit or cause to be deposited additional assets to your trust in lieu of obtaining borrower bankruptcy insurance or establishing a borrower bankruptcy fund.

Investment of Funds

Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the trustee, as directed by the depositor, in certain investments approved by the rating agencies rating your series. Eligible investments may include any dollar-denominated investment that is one or more of the following (and may include investments for which the trustee, the master servicer or any of their respective affiliates, provides services or receives compensation):

•	cash;

•	obligations of the United States or any of its agencies, provided the obligations are backed by the full faith and credit of the United States;

•

demand and time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state subject to supervision and examination by federal and/or state banking authorities, provided that the long-term unsecured debt obligations and/or commercial paper of the depository institution or trust company—or provided that the long-term unsecured debt obligations and/or commercial paper of the parent company of the depository institution or trust company—are then rated in the security rating category required to support the then-highest rating assigned to any class of securities in your series;

•	certain unleveraged repurchase obligations with an institution with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series;

•	registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series;

•	commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series;

•	guaranteed reinvestment agreements issued by any bank, insurance company, corporation or other entity with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series; or

•	interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the rating agencies.

Unless otherwise specified in the related prospectus supplement, eligible investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from Standard & Poor’s which includes the subscript “p,” “pi,” “q,” “r” or “t”, or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

Eligible investments will include only obligations or securities that mature on or before the date when the Payment Account, reserve fund and other funds or accounts for your series are required or may be anticipated to be required to be applied. Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series. Reinvestment income from eligible investments may be payable to the servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement or Transfer and Servicing Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Pooling and Servicing Agreement or Transfer and Servicing Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as certain criteria set forth in the Pooling and Servicing Agreement or Transfer and Servicing Agreement are met.

Delivery of Additional Assets

Rather than providing pool insurance, special hazard insurance, borrower bankruptcy insurance or other insurance, the depositor may assign to your trust non-recourse guaranties of the timely payment of principal and interest on assets included in your trust secured by other assets satisfactory to each rating agency rating your series. The depositor may also assign or undertake to deliver such other assets to your trust by other means. Other assets may consist of additional mortgage loans, additional collateral securities, letters of credit or other eligible investments.

ORIGINATION AND SALE OF ASSETS

General

Other than in respect of collateral securities, the depositor has purchased the assets, directly or indirectly, from various lenders that have originated the assets. The sellers may include affiliates of the depositor. The assets that the depositor acquires will have been originated in accordance with the underwriting criteria specified under “— Origination of the Assets and Underwriting Standards” below or such other underwriting criteria as are specified in the related prospectus supplement.

A seller or an affiliate may act as a servicer of assets included in your trust or an unrelated party may act as servicer.

Origination of the Assets and Underwriting Standards

Underwriting Standards for Mortgage Loans

The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loan will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the mortgage loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the mortgage loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly-originated mortgage loans.

The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

Single Family and Multifamily Mortgage Loans

Except as provided below or in the related prospectus supplement, the mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with Freddie Mac and Fannie Mae regulations and guidelines, except that certain mortgage loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for cooperative loans follows a procedure that generally complies with applicable Fannie Mae regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a mortgage loan generally will review a detailed credit application by the prospective borrower designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective borrower’s credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective borrower’s employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective borrower will continue such employment in the future. If the prospective borrower is self-employed, he or she is required to submit copies of signed tax returns. The prospective borrower may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the originator or depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain mortgage loans.

An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets Fannie Mae requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser’s judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

•	a statistical valuation;

•	a broker’s price opinion; or

•	a drive-by appraisal or other certification of value.

Based on the data provided, certain verifications and the appraisal, a determination is made by the originator as to whether the prospective borrower has sufficient monthly income available to meet the prospective borrower’s monthly obligations on the proposed loan and other expenses related to the residence, such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each originator’s lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower’s gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure. Lenders’ underwriting standards applicable to all states, including anti-deficiency states, typically require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

Certain of the types of mortgage loans that may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger monthly payments in subsequent years. In some instances the borrower’s income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

To the extent specified in the related prospectus supplement, the depositor may purchase mortgage loans for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, mortgage loans may be underwritten under a “limited documentation” program if stated in the related prospectus supplement. With respect to these mortgage loans, minimal investigation into the borrowers’ credit history and income profile is undertaken by the originator and such mortgage loans may be underwritten primarily on the basis of an appraisal of the mortgaged property or cooperative dwelling and the loan-to-value ratio at origination. Thus, if the loan-to-value ratio is less than a percentage specified in the related prospectus supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

Other examples of underwriting standards that may be less stringent than traditional underwriting standards include standards applied to investment properties, loans with high loan-to-value ratios and no primary mortgage insurance, and loans made to borrowers with imperfect credit histories. Loans with high loan-to-value ratios and no primary mortgage insurance are underwritten with an emphasis on the creditworthiness of the related borrower and with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

The loan-to-value ratio of a mortgage loan will be equal to:

•	the original principal amount of the mortgage loan divided by the lesser of the “appraised value” or the sales price for the mortgaged property; or

•	such other ratio as described in the related prospectus supplement.

The underwriting standards for mortgage loans secured by multifamily properties will be described in the related prospectus supplement.

Mixed Use Mortgage Loans

The underwriting procedures and standards for Mixed Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

The majority of originators of Mixed Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management’s past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

If stated in the related prospectus supplement, the adequacy of a Mixed Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with pre-established guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

No assurance can be given that values of any Mixed Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Mixed Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any Mixed Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the forms of credit enhancement described in this prospectus, they will be borne by the securityholders of the series. Even where credit enhancement covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening Weighted Average Life and affecting yield to maturity.

Underwriting Standards for Manufactured Housing Contracts

Conventional manufactured housing contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

With respect to a contract made in connection with the related borrower’s purchase of a manufactured home, the “appraised value” is the amount determined by a professional appraiser or determined based on the manufacturer’s retail invoice price. The loan-to-value ratio of a contract will be equal to:

•	the original principal amount of the contract divided by the lesser of the “appraised value” or the sales price for the manufactured home; or

•	such other ratio as described in the related prospectus supplement.

Qualifications of Unaffiliated Sellers

Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations and Warranties; Repurchases

Each seller that sells assets directly or indirectly to the depositor will make or assign its rights in representations and warranties in respect of the assets sold by that seller. In addition, the servicer—which may be a seller—will make representations and warranties concerning the assets serviced by the servicer.

These representations and warranties generally will include, among other things:

•	with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney’s certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

•	that the seller had good and marketable title to each asset sold by it;

•	to the best of the seller’s knowledge, the mortgaged property or other secured property is free from damage and in good repair;

•	with respect to each mortgaged property or other secured property, that each mortgage or security interest constituted a valid first lien, or, if applicable, a more junior lien, on such property, subject only to permissible title insurance exceptions;

•	that there were no delinquent tax or assessment liens against the secured property;

•	that each asset has been originated in material compliance with all applicable laws, rules and regulations;

•	that no asset is more than 89 days delinquent as of the cut-off date;

•	that each insurance policy is the valid and binding obligation of the insurer; and

•	that the borrower holds good and marketable title to the mortgaged property or other secured property.

With respect to a cooperative loan, the seller will represent and warrant that:

•	the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the cooperative loan, subject to the right of the related cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related cooperative for unpaid assessments representing the borrower’s pro rata share of the cooperative’s payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

•	the related cooperative apartment was free from damage and was in good repair.

The representations and warranties of a seller in respect of an asset generally will have been made as of the date on which that seller sold the asset to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in that asset. Since the representations and warranties of a seller do not address events that may occur following the sale of an asset by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of an asset by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected asset. However, the depositor will not include any asset in the trust fund if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the related asset as of the related cut-off date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the assets.

In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the assets to the trustee for the benefit of the securityholders. Alternatively, the depositor will make similar representations and warranties regarding the assets to the trustee for the benefit of the securityholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of an asset that materially and adversely affects the interests of the securityholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the asset at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the assets in the related asset pool, to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the servicer in respect of that asset. The servicer or master servicer will be required to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of that asset. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain assets, this repurchase obligation constitutes the sole remedy available to the securityholders of the related series for a breach of representation or warranty by a seller or the depositor.

If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to an asset within two years of the date of the initial issuance of the securities, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that asset from the trust fund, rather than repurchase the asset as provided above, and substitute in its place a substitute asset. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for any breach of representation.

No assurance can be given that sellers will carry out their respective repurchase obligations with respect to assets. Neither the depositor nor any other person will be obligated to repurchase assets if the seller fails to do so.

SERVICING OF THE ASSETS

General

One or more servicers will provide customary servicing functions with respect to the assets other than the collateral securities pursuant to the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or separate servicing agreements, as set forth in the related prospectus supplement which will be assigned to the trustee. For certain series a master servicer may oversee the performance of the servicers. Upon the default of any servicer for any such series, the master servicer will assume, or cause another servicer to assume, the servicing with respect to the assets previously serviced by the now defaulted servicer. For purposes of the following discussion, the master servicer is deemed to be a servicer. The servicers may be entitled to withhold their servicing fees and other fees and charges from remittances of payments received on the assets they service.

Each servicer generally will be approved by Fannie Mae or Freddie Mac. In addition, the servicer likely will be evaluated by the master servicer, who will review the credit of the servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the master servicer’s mortgage servicing personnel will review the servicer’s servicing record and will evaluate the ability of the servicer to conform with required servicing procedures. Once a servicer has been evaluated, the master servicer, if any, will continue to monitor on a regular basis the financial position and servicing performance of the servicer.

The duties to be performed by the servicers include collection and remittance of principal and interest payments on the assets, administration of escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the assets. Each servicer also will provide necessary accounting and reporting services to the trustee, and if applicable, the master servicer. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each asset serviced by it. With the consent of the trustee or master servicer, some servicing obligations of a servicer may be delegated to another person approved by the trustee or the master servicer.

A master servicer may administer and supervise the performance by the servicers of their duties and responsibilities. The master servicer will be entitled to receive a portion of the interest payments on the assets included in your trust to cover its fees as master servicer. The master servicer or the trustee may terminate a servicer who fails to comply with its covenants or breaches one of its representations. Upon termination of a servicer by the master servicer, the master servicer will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

Remittance of Payments on Assets

Each servicer will be required to establish and maintain one or more separate, insured custodial accounts into which the servicer will deposit on a daily basis payments of principal and interest received with respect to assets serviced by it. These amounts will include principal prepayments, insurance proceeds and liquidation proceeds, any advances by the servicer, and proceeds of any assets withdrawn from your trust for defects in documentation, breach of representations or warranties or otherwise.

To the extent deposits in each custodial account are required to be insured by the FDIC, if at any time the sums in any custodial account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw such excess funds from this account and remit these amounts to the Custodial Account, the Collection Account, or to the trustee for deposit in either the Payment Account or a custodial account for your series. The amount on deposit in any Custodial Account, the Collection Account or the Payment Account will be invested in eligible investments.

On each Servicer Remittance Date, which will be identified in the accompanying prospectus supplement, each servicer will be required to remit to the Custodial Account amounts representing scheduled installments of principal and interest on the assets received or advanced by the servicer that were due during the applicable Due Period, principal prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property or other secured property, including funds paid by the servicer for any assets withdrawn from your trust received during the applicable Prepayment Period, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the servicer. To the extent that a borrower prepays an asset in full or an asset is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the master servicer and/or the related servicer may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the master servicing fee or servicing fee which is owed to the master servicer or the servicer, as applicable (any such payment shall constitute a “compensating interest payment”). On or before the Payment Date, the trustee, the servicer or the master servicer will withdraw from the Custodial Account and remit to the Payment Account those amounts allocable to the available distribution for the Payment Date. In addition, there will be deposited in the Payment Account for your series advances of principal and interest made by the servicer or the master servicer and any insurance, guarantee or liquidation proceeds—including amounts paid in connection with the withdrawal of defective assets from your trust—to the extent these amounts were not deposited in the custodial account or received and applied by the servicer or the master servicer.

On each Determination Date, the servicer will furnish to the trustee a statement setting forth required information concerning the assets included in your trust.

Advances

Unless otherwise specified in the related prospectus supplement, each servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same asset,

•	delinquent payments of principal and interest on the assets,

•	delinquent payments of taxes, insurance premiums, and other escrowed items, and

•	foreclosure costs, including reasonable attorneys’ fees.

The failure of a servicer to make advances may constitute a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required to make advances to the extent necessary to make required payments on your securities, provided that the advancing party deems the amounts to be recoverable. Alternatively, the depositor may obtain an endorsement to a pool insurance policy that obligates the insurer to advance delinquent payments of principal and interest. The insurer would only be obligated under an endorsement to the extent the borrower fails to make a payment and the servicer fails to make a required advance. The servicer may agree to reimburse the insurer for any sums the insurer pays under an endorsement.

The advance obligation of the servicer, master servicer, trustee or the insurer may be further limited to an amount specified by the rating agencies rating your securities. Any advances by the servicers, the trustee or the insurer, as the case may be, must be deposited into the Custodial Account, the Collection Account or the Payment Account and will be due not later than the Payment Date to which the delinquent payment relates. Amounts advanced by the servicers or the trustee, as the case may be, will be reimbursable out of future payments on the assets, insurance proceeds and liquidation proceeds of the assets for which these amounts were advanced. If an advance made by a servicer, master servicer or the trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the Pooling and Servicing Agreement, a servicer, master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the Custodial Account, the Collection Account or the Payment Account (including collections in respect of other assets) prior to the distribution of payments to you.

Any advances made by a servicer, master servicer or the trustee are intended to enable the trustee to make timely payment of the scheduled payments of principal and interest on your securities. However, none of the servicer, the master servicer or the trustee will insure or guarantee your securities or the assets included in your trust.

Withdrawals from the Payment Account

A trustee may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make withdrawals from the Payment Account for each trust for any of the following purposes:

(i)	to make payments to the securityholders on each Payment Date;

(ii)	to reimburse a servicer for unreimbursed amounts advanced as described under “Servicing of the Assets—Advances,” such reimbursement to be made out of amounts received which were identified and applied by the servicer as late collections of interest (net of related servicing fees and retained interest) and principal of the particular assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such assets, to the extent not previously withdrawn by the servicer from the Custodial Account;

(iii)	to reimburse a servicer and master servicer for unpaid servicing fees and master servicing fees, respectively, earned and certain unreimbursed servicing expenses incurred with respect to assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such assets and properties, to the extent not previously withdrawn by the servicer from the Custodial Account;

(iv)	to reimburse the trustee, a servicer or master servicer, as the case may be, for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the servicer’s or master servicer’s, as applicable, good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related servicing agreement in the case of the servicer or the Pooling and Servicing Agreement or the Transfer and Servicing Agreement in the case of the master servicer and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise payable on one or more classes of subordinate securities, if any, remain outstanding, and otherwise any outstanding class of securities, of the related series, to the extent not previously withdrawn by the servicer from the Custodial Account;

(v)	to reimburse a servicer, master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

(vi)	if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(vii)	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

(viii)	to pay the person entitled thereto any amounts deposited in the Payment Account that were identified and applied by the servicer as recoveries of retained interest;

(ix)	to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property or secured personal property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

(x)	if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—REMIC Certificates” in this prospectus;

(xi)	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted asset or a property acquired in respect thereof in connection with the liquidation of such asset or property;

(xii)	to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement for the benefit of securityholders;

(xiii)	to pay for the costs of recording the related servicing agreement if such recordation materially and beneficially affects the interests of securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the warranting party to remedy any breach of representation or warranty under the servicing agreement;

(xiv)	to pay the person entitled thereto any amounts deposited in the Payment Account in error, including amounts received on any asset after its removal from the trust whether by reason of purchase or substitution;

(xv)	to make any other withdrawals permitted by the related Pooling and Servicing Agreement; and

(xvi)	to clear and terminate the Payment Account at the termination of the trust.

Collection and Other Servicing Procedures

Each servicer, directly or through other servicers, if any, must make reasonable efforts to collect all payments called for under the assets in your trust and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the assets and held for its own account, unless otherwise provided in the prospectus supplement, provided such procedures are consistent with:

•	the terms of the related Pooling and Servicing Agreement and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related trust described under “Credit Enhancement” in this prospectus;

•	applicable law; and

•	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

The note or security instrument used in originating a conventional mortgage loan may contain a “due-on-sale” clause. The servicer will be required to use reasonable efforts to enforce “due-on-sale” clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the servicer will be authorized, on behalf of the trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the servicer, on behalf of the trustee as holder of the note, will release the original borrower from liability under the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the servicer as additional servicing compensation.

Each servicer will, to the extent permitted by law and required by the related loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums, standard hazard insurance premiums and other comparable items. Some servicers may provide insurance coverage acceptable to the servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties or secured personal properties and to clear and terminate this account. The servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists.

Subservicers

A servicer may delegate its servicing obligations in respect of the assets to subservicers, but such servicer will remain obligated under the related servicing agreement. Each subservicing agreement between a servicer and a subservicer must be consistent with the terms of the related Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement and must provide that, if for any reason the servicer for the related series of securities is no longer acting in such capacity, the trustee, master servicer or any successor master servicer may assume the servicer’s rights and obligations under such agreement.

Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the servicer’s compensation pursuant to the related servicing agreement is sufficient to pay such fees. However, a subservicer may be entitled to a retained interest in certain assets. Each servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling and Servicing Agreement or other servicing agreement. See “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses” in this prospectus.

Maintenance of Insurance Policies; Insurance Claims and Other Realization upon Defaulted Assets

The servicer will maintain a standard hazard insurance policy on each mortgaged property or secured personal property in full force and effect as long as the coverage is required and will pay the premium on a timely basis. It is expected that the servicer will maintain a PMI policy for each single-family mortgage loan with a loan-to-value ratio in excess of 80% included in your trust unless insurance is waived by the trustee or is otherwise not required.

The servicer may be required to maintain any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy in full force and effect throughout the term of your trust, subject to payment of premiums by the trustee. The servicer will be required to notify the trustee to pay from amounts in your trust the premiums for any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy for your series on a timely basis. Premiums may be payable on a monthly basis in advance, or on any other payment schedule acceptable to the insurer. In the event that the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer or the trustee may obtain from another insurer a comparable replacement policy with a total coverage equal to the then existing coverage (or a lesser amount if the master servicer or the trustee, as the case may be, confirms in writing with the rating agencies that the lesser amount will not impair the rating on your securities) of the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy. However, if the cost of a replacement policy or bond is greater than the cost of the policy or bond that has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated.

The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain this insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to this borrower’s cooperative dwelling or this cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

The servicer, master servicer or trustee will present claims to the insurer under any insurance policy applicable to the assets and to take reasonable steps as are necessary to permit recovery under the insurance policies.

If any property securing a defaulted asset is damaged and the proceeds, if any, from the standard hazard insurance policy or any special hazard insurance policy are insufficient to restore the damaged mortgaged property or other secured property to the condition to permit recovery under the mortgage insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that these expenses will be recoverable to it through liquidation proceeds or insurance proceeds.

Each servicer will make representations concerning each asset that it services, including, among other things, that the related title insurance, standard hazard insurance, flood insurance and mortgage insurance policies are legal and valid obligations of the respective insurers and that the applications submitted for this insurance, as well as the application for the inclusion of an asset under a pool insurance policy, are accurate and complete in all material respects. If any of these representations proves to be incorrect and the servicer fails to cure it, the servicer will be obligated to purchase the affected asset at a price equal to its unpaid principal balance, plus accrued and uncollected interest on that unpaid principal balance to the date on which the purchase is made. For instance, if it is determined that coverage under a mortgage insurance policy is not available on a defaulted mortgage loan because of fraud or misrepresentation in the application, a servicer will be obligated to purchase the defaulted mortgage loan. Upon termination for cause of a servicer by the master servicer, the master servicer will assume the servicing obligations of a terminated servicer, or the master servicer, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

The obligation of the master servicer to assume other unfulfilled past obligations of a terminated servicer may be limited to the extent this limitation does not result in a downgrading, withdrawal or qualification of the credit rating of any securities of your series. As and to the extent required by the rating agencies, some of the obligations of the master servicer will be secured by cash, letters of credit, insurance policies or other instruments in an amount acceptable to the rating agencies.

If recovery under a mortgage insurance policy or from additional assets is not available and the servicer is not obligated to purchase a defaulted mortgage loan, the servicer nevertheless will be obligated to follow standard practice and procedures to realize upon the defaulted mortgage loan. In this regard, the servicer will sell the mortgaged property pursuant to foreclosure, trustee’s sale or, in the event a deficiency judgment is available against the borrower or other person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any liquidation proceedings are less than the unpaid principal balance or asset value of the defaulted mortgage loan, there will be a reduction in the value of the assets of your trust such that you may not receive payments of principal and interest on your securities in full.

Evidence as to Servicing Compliance

Each servicer will provide or require any subservicer to provide the depositor and the trustee or its designee with a statement from the firm of independent public accountants to the effect that, in preparing these statements, it reviewed the results of the servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers or such other audit or attestation program used by the master servicer or the trustee. In addition, each servicer or any third party servicers will be required to deliver an officer’s certificate to the effect that it has fulfilled its obligations during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure. The pooling and servicing agreement or the transfer and servicing agreemetn, as applicable, may also require that the servicer or any subservicer provide the depositor and the trustee or its designee with a copy of their financial statements for the year.

Collateral Securities

Collateral securities included in your trust will be registered in the name of the trustee. All payments on collateral securities will be made directly to the trustee, who will deposit these payments as they are received into a trust account for the benefit of securityholders.

If the trustee does not receive any required distribution on a collateral security, following a cure period the trustee will request the issuer or guarantor of the collateral security to make the missing payment promptly. If the issuer or guarantor of the collateral security does not comply, the trustee may take legal action, if it is deemed appropriate under the circumstances. Reasonable legal fees and expenses incurred by these actions will be reimbursable out of the proceeds of the action prior to any proceeds being paid to you. If the result of a legal action of this nature is insufficient to reimburse the trustee for legal fees and expenses, the trustee may withdraw an amount equal to unreimbursed legal fees and expenses from the trust account, which may result in a loss to securityholders.

CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT,

THE TRANSFER AND SERVICING AGREEMENT AND THE INDENTURE

The Agreements

The following discussion describes the material provisions of the Pooling and Servicing Agreement (with respect to a series of certificates) and the Transfer and Servicing Agreement (with respect to a series of notes). When particular provisions or terms used in the agreement are referred to, the actual provisions are incorporated by reference in this prospectus as part of these discussions.

Master Servicer

The Pooling and Servicing Agreement or the Transfer and Servicing Agreement may designate a person to act as master servicer with respect to each series of securities. In respect of transactions in which notes are issued, such parties may be designated in separate agreements. The entity serving as master servicer may be an affiliate of the depositor or the trustee and may have normal business relationships with the depositor or the depositor’s affiliates.

In the event that a servicer is terminated or resigns, the master servicer is responsible to perform or cause to be performed the servicing obligations of the former servicer until a successor servicer is appointed.

The master servicer will be required to supervise and administer the performance of one or more servicers. In addition, the master servicer may be obligated to make advances of delinquent payments of principal and interest on the assets or servicing advances to the extent that the related servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the master servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance. The master servicer’s obligations to act as a servicer following the termination of a servicing agreement will not, however, require the master servicer to purchase assets from the trust due to a breach by the servicer of a representation or warranty under its servicing agreement, purchase from the trust any converted asset or advance payments of principal and interest on a delinquent asset or servicing advances in respect of the assets in excess of the master servicer’s independent advance obligation under the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

The master servicer for a series may resign from its obligations and duties under the Pooling and Servicing Agreement, servicing agreement or other governing document with respect to such series if the trustee or the master servicer determines that the master servicer’s duties under the Agreement(s) are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties. If specified in the prospectus supplement for a series, the depositor may appoint a stand-by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.

Trust Administration

The trustee, master servicer, or a designee shall act as trust administrator and therefore will be responsible under the applicable agreement for providing general administrative services to a trust including, among other things:

•	oversight of payments received on assets;

•	monitoring the amounts on deposit in various trust accounts;

•	calculation of the amounts payable to securityholders on each payment date;

•	preparation of periodic reports to the trustee(s) or the securityholders with respect to the foregoing matters;

•	preparation of federal, state and local, if applicable, tax and information returns; and

•	preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended.

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust property, and, if so, the initial owner thereof. If so, the retained interest will be established on an asset-by-asset basis and will be specified on an exhibit to the related Pooling and Servicing Agreement or Transfer and Servicing Agreement. A “retained interest” in a trust property represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust.

Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each trust property. Since any retained interest and a servicer’s primary compensation are percentages of the principal balance of each trust property, such amounts will decrease in accordance with the amortization of the trust property. The prospectus supplement with respect to a series of securities evidencing interests in a trust that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayments collected from borrowers and any interest or other income which may be earned on funds held in any account held by any servicer pursuant to the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the trust property, including, without limitation, payment of the fees and disbursements of the independent accountants, payment of expenses incurred in connection with payments and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the trust.

If and to the extent provided in the related prospectus supplement, the servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any assets in the related trust during the Prepayment Period prior to their due dates therein.

The Trustee

The trustee under each Pooling and Servicing Agreement, Transfer and Servicing Agreement or Indenture will be named in the related prospectus supplement. The trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The trustee must be an institution insured by the FDIC, have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of the depositor or the servicer, the depositor or a master servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

The trustee may resign at any time by giving written notice to the depositor, the master servicer and the servicer within 90 days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the Pooling and Servicing Agreement or Indenture. If at any time the trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the securities, or the trustee shall fail to observe or perform in any material respect any of the covenants set forth in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, or the Indenture, or a tax is imposed or threatened with respect to the trust fund, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the securities of any series entitled to more than 50% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time, upon 30 days written notice to the trustee, remove the trustee without cause and appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The owner trustee under an Owner Trust Agreement will be named in the related prospectus supplement.

The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture, Pooling and Servicing Agreement or Transfer and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by such agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture may be amended by the parties thereto with the consent of the holders of outstanding securities holding at least a majority (or such other percentage as defined in the prospectus supplement) of the voting rights of a series; provided, that if an amendment will adversely affect in any material respect the interest of securityholders of one or more classes, such amendment may not be effected without the consent of at least 66% of the securityholders of each affected class of securities. Voting rights with respect to any series may be allocated to specific classes of securities without regard to such classes’ outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding. No amendment, however, may

•	reduce in any manner or delay the timing of payments on the assets or payments to the securityholders, or

•	reduce the percentage of securityholders required to authorize an amendment to the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture,

unless each holder of a security affected by such amendment consents. The Agreements may also be amended by the parties thereto without the consent of securityholders, for the purpose of, among other things,

•	curing any ambiguity or mistake,

•	correcting any defective provision or supplementing any inconsistent provisions,

•	adding to the duties of the depositor, servicer or master servicer,

•	modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the trust as a REMIC under the Code, if applicable, or

•	adding any other provisions with respect to matters or questions arising under the agreements or matters arising with respect to the trust that are not covered by the related agreement and which shall not be inconsistent with the current provisions of the agreement, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that rated the applicable securities to the effect that such amendment or supplement will not cause any rating agency to downgrade, withdraw or qualify the then current rating assigned to such securities.

However, with respect to any series of certificates as to which one or more REMIC elections are to be made, the trustee will not consent to any amendment of a Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the imposition of any tax on any REMIC or the certificate holders, or cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

Master Servicer Events of Default

Unless otherwise provided in the related prospectus supplement, master servicer events of default under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the obligations of the master servicer in respect of a series will include, among other things,

•	any default in the performance or breach of any covenant, agreement, representation or warranty of the master servicer under the Pooling and Servicing Agreement or Transfer and Servicing Agreement with respect to such series which continues unheeded for a specified period after the giving of written notice of such failure to the master servicer by the trustee or by the holders of securities entitled to at least 25% of the aggregate voting rights,

•	any failure by the master servicer to make any payment required to be made to the trustee under the Pooling and Servicing Agreement or Transfer and Servicing Agreement including any advances with respect to delinquent assets in a trust or servicing advances in respect of any asset,

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, if any, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations,

•

a dissolution of the master servicer, disposition of all or substantially all of its assets, consolidation with or merger into another entity that does not meet the criteria under the Agreement, sale or pledge of any of the right of the master servicer under the Pooling and Servicing Agreement or Transfer and Servicing

Agreement, assignment of rights of the master servicer thereunder or an assignment or a delegation of the rights or duties of the master servicer thereunder shall have occurred in any manner not otherwise permitted thereunder and without the prior written consent of the trustee and securityholders entitled to at least 25% of the voting rights, and

•	after receipt of notice from the trustee, any failure of the master servicer to make any advances required to be made thereunder.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 45 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to the depositor of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Master Servicer Event of Default

So long as an event of default with respect to the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the master servicer’s obligations, as applicable, remains unremedied, the depositor or the trustee may, and at the direction of the holders of a series entitled to at least a majority of the voting rights, as specified in the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the master servicer’s obligations, terminate all of the rights and obligations of the master servicer under the applicable agreement. Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under such agreement (except that if the trustee is to so succeed the master servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint or, if the holders of securities representing a certain percentage of the voting rights, as specified in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, Indenture or other document governing the master servicer’s obligations, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $25,000,000 to act as successor to the master servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade, withdrawal or qualification of the then-current rating of the securities of the related series. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the applicable Agreement.

Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

No noteholder or holder of an equity certificate in an owner trust generally will have any right under an Indenture or Owner Trust Agreement to institute any proceeding with respect to such agreement unless

•	such holder previously has given to the trustee written notice of default and the continuance thereof,

•	the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity, and

•	no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority of the outstanding principal balance of such class.

Reports to Securityholders

The trustee will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the trust. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a servicer with respect to compliance with the provisions of an Agreement, as applicable, will be furnished to securityholders upon written request addressed to FBR Securitization, Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: President.

The monthly statement generally will set forth, among other things, the following information, if applicable:

•	the amount of the related payment allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related assets included in that trust fund, and the portion, if any, advanced by the servicer or the master servicer;

•	the amount of the related payment allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the servicer or the master servicer;

•	in the case of a series of securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to the payment;

•	the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed on that payment date;

•	the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the payment date after giving effect to payments of principal distributed to securityholders on the payment date;

•	the book value of any collateral acquired by the asset pool through foreclosure, repossession or otherwise;

•	the number and aggregate principal amount of assets 30 to 59 days, 60 to 89 days and 90 days or more delinquent; and

•	the remaining balance, if any, in the Pre-Funding Account.

Termination

The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

•	the purchase of all the assets in the trust and the related secured properties acquired in respect thereof, if the related prospectus supplement so provides, or

•	the later of the final payment or other liquidation of the last asset remaining in the trust or the disposition of all secured properties acquired in respect thereof.

In no event, however, will the trust created by any agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or Indenture will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at the corporate trust office of the trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

In addition, in the case of a trust fund for which one or more REMIC elections have been made, an early termination will constitute a “qualified liquidation” under Section 860F of the Code. See “Material Federal Income Tax Consequences—REMIC Certificates—Liquidation of the REMIC” in this prospectus.

Certain Terms of the Indenture

With respect to any series of notes, the trustee, the issuing trust and the master servicer will enter into an Indenture governing the right, title and obligations of securityholders and payment priorities with respect to the notes. The following summary supplements the general discussion above regarding certain provisions of the Indenture.

Indenture Events of Default. Unless otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

•	a default for 30 days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any note of such series;

•	failure to perform any other covenant of the depositor or the trust in the Indenture which continues for a period of 30 days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

•	any other event of default provided with respect to notes of that series.

If an indenture event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of such series.

If, following an indenture event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the assets securing the notes of such series and to continue to apply payments on such assets as if there had been no declaration of acceleration if such assets continue to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the assets securing the notes of a series following an indenture event of default, other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

•	the holders of 66-2/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series consent to such sale; or

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale; or

•	the trustee determines that such assets would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series.

In the event that the trustee liquidates the assets in connection with an indenture event of default involving a default for 30 days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an indenture event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of such an indenture event of default.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an indenture event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Discharge of the Indenture

The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related issuer will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the maturity date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

CERTAIN LEGAL ASPECTS OF THE ASSETS

General

The following discussion contains summaries of the material legal aspects of the assets that are general in nature. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, these summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the assets is situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the assets. In this regard, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

The mortgage loans, other than cooperative loans, will be secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the depositor or the seller will make certain representations and warranties with respect to any assets that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the prospectus supplement.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings often are not contested by any of the parties defendant. However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages also may be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust generally is accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. See “Credit Enhancement—Primary Mortgage Insurance,” “—Pool Insurance” and “—Hazard Insurance Policies” in this prospectus.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

Rights of Reinstatement and Redemption

In many states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

If one or more REMIC elections are made with respect to your trust, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the trust acquired the property. The Pooling and Servicing Agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

Cooperative Loans

The mortgage loans may contain cooperative loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date, and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant- stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Realizing Upon Cooperative Loan Security

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s charter documents, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also typically provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Manufactured Housing Installment Sales Contracts

General

A manufactured housing contract evidences both:

•	the obligation of the borrower to repay the loan evidenced thereby; and

•	the grant of a security interest in the manufactured home to secure repayment of the loan.

Certain aspects of both features of the manufactured housing contracts are described below.

Security Interests in Manufactured Homes

The law governing perfection of a security interest in a manufactured home varies from state to state. In many states (“Title States”), a lien on a manufactured home may be perfected under applicable motor vehicle titling statutes by notation of the secured party’s lien on the related certificate of title or by delivery of required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states (“UCC States”), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both Title States and UCC States. The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the securityholders. In addition, the servicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. See “The Trusts—Assignment of Assets” in this prospectus.

In some states, simple assignment of a security interest in a manufactured home constitutes an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home, or filing of any statement under the applicable UCC, and the assignee succeeds to the seller’s rights as the secured party as to the manufactured home. In other states, however, the law is unclear whether a security interest in a manufactured home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under applicable state law. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee’s interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and securityholders. If successful, losses to the related trust fund and securityholders also could result.

As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the applicable UCC or a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located. These filings must be made in the real estate records office of the jurisdiction in which the home is located. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee’s interest may be subordinated to the interests of others that may claim an interest in the manufactured home under applicable real estate laws. The trustee’s security interest in a manufactured home would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home, in either case without notice to the trustee’s adverse interest in the home. In such a case, the only recourse of the related securityholders would be against the seller of the manufactured housing contract under its repurchase obligation for breach of representations or warranties.

In the event that an owner-occupied manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after this four-month period. Generally, a security interest in a manufactured home may be re-perfected after the expiration of this four-month period, but, for the period between the end of such four-month period and the date of such re-perfection, the security interest would be unperfected. If a manufactured home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in the state within the four-month period after the move in order for the trustee’s security interest in the manufactured home to remain perfected continuously. If a manufactured home is moved to a Title State, re-perfection of a security interest in the home generally would be accomplished by registering the manufactured home with the Title State’s motor vehicle authority.

In some Title States, the trustee, or the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title before the manufactured home can be re-registered or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes. If the motor vehicle authority of a Title State to which a manufactured home is relocated or in which a manufactured home is located when it is transferred registers the manufactured home in the name of the owner thereof or the owner’s transferee without noting the trustee’s lien on the related certificate of title, whether because the state did not require the owner to surrender the certificate of title issued prior to re-registration, the state failed to notify the trustee of re-registration and failed to note the trustee’s lien on the new certificate of title issued upon re-registration or the manufactured home was moved from a state that is not a Title State, re-registration could defeat the perfection of the trustee’s lien in the manufactured home. In addition, re-registration of a manufactured home, whether due to a transfer or relocation, in a state, such as a UCC State, which does not require a certificate of title for registration of a manufactured home, could defeat perfection of the trustee’s lien.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

Land Home and Land-in-Lieu Contracts

To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, in addition to the lien on the related manufactured home, depending upon the prevailing practice in the state in which the underlying property is located. See “Certain Legal Aspects of the Assets—Mortgage Loans” in this prospectus for a description of mortgages, deeds of trust and foreclosure procedures.

Enforcement of Security Interests in Manufactured Homes

The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

For a discussion of deficiency judgments, see “Certain Legal Aspects of the Assets—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Consumer Protection Laws with respect to Assets

Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce a contract. In particular, the originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the originators or assignees.

Under federal and state predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans and manufactured housing contracts. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan or manufactured housing contract being determined to be unenforceable. An affected mortgage loan or manufactured housing contract would have a significantly increased risk of default or prepayment.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles generally are designed to relieve a consumer from the legal consequences of a default.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor’s principal residence. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•	are entitled to have interest rates reduced and capped at 6% per annum on obligations—including mortgage loans—incurred prior to the commencement of military service for the duration of military service,

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service, and

•	may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

States have enacted similar legislation which mandates interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on an asset included in your trust is relieved pursuant to the Servicemembers Civil Relief Act and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on assets included in your trust resulting from application of the Servicemembers Civil Relief Act and similar state laws may be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these assets had this interest shortfall not occurred, unless a different allocation is specified in the related prospectus supplement.

Environmental Considerations

The federal Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a “superlien.”

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. Each of the sellers will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you. However, no representations or warranties are made by the depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property.

Generally, a servicer is not permitted to foreclose on any mortgaged property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property are, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged properties are determined to be contaminated or affected.

“Due-on Sale” Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. Over the years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Garn-St Germain Act are enforceable within limitations identified in the Garn-St Germain Act and its regulations.

By virtue of the Garn-St Germain Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a “due-on-sale” clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

•	a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

•	a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property,

•	the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed,

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

•	other transfers set forth in the Garn-St Germain Act and its regulations.

As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St Germain Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See “Description of the Securities—Maturity, Prepayment and Yield Considerations” in this prospectus.

Enforceability of Prepayment and Late Payment Fees

The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states, of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Unless otherwise stated in the related prospectus supplement, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.

Equitable Limitations on Remedies

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The assets may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the assets may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the assets may preclude secondary financing—by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the secured property or in some other fashion—or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

Where the borrower encumbers the secured property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Certain Legal Aspects of the Collateral Securities

Collateral Securities held by your trust will have legal characteristics different from mortgage loans. Collateral Securities will represent interests in, or will be secured by, mortgage loans or other mortgage loans held by another trust. Each financial asset held by your trust will be registered in the name of your trustee, or your trustee will be the beneficial owner of the financial asset, if book-entry. Your interests in the underlying collateral securities may only be exercised through your trustee. The particular entitlements represented by the collateral securities in your trust, and the underlying mortgage loans in each, will be detailed in your prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion represents the opinion of Hunton & Williams LLP regarding the material federal income tax consequences of the purchase, ownership, and disposition of the securities. This opinion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Because REMIC status may be elected with respect to certain series, this discussion includes a summary of the federal income tax consequences to holders of REMIC securities.

This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts (“REITs”), investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or an integrated or conversion transaction, securityholders whose functional currency is not the United States dollar and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the securities as capital assets—generally, property held for investment—within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the Treasury Department (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular securities and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the IRS will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the securities. Consequently, you should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

General

Many aspects of the federal income tax treatment of the securities will depend upon whether an election is made to treat your trust, or one or more segregated pools of assets, as one or more REMICs. The accompanying prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your trust. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to FBRSI, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with all provisions of the related Pooling and Servicing Agreement and certain other documents specified in the opinion, the trust—or one or more segregated pools of assets—will qualify as one or more REMICs (each, a “Series REMIC”). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the trust will be treated as (i) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the “Grantor Trust Securities”), (ii) a trust treated as a partnership for federal income tax purposes that will issue securities (the “Partnership Securities”), or (iii) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (the “Debt Securities”). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The accompanying prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting “loans…secured by an interest in real property which is…residential real property” for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered “real estate assets” with the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC’s assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC regular certificates generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.

Tax Treatment of REMIC Regular Certificates

Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the “Tax Administrator”).

Under temporary Treasury regulations, holders of REMIC regular certificates issued by “single-class REMICs” who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC’s “allocable investment expenses”—i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums—and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses—including Section 212 expenses—only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC—either directly or through a pass-through entity—will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified statutory amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will phase out and be eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).

Original Issue Discount

Certain classes of REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC regular certificate—generally, its principal amount—over its “issue price.” Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the “Pricing Prepayment Assumptions”). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates. The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Prospective purchasers should be aware that neither the depositor, the trustee nor any servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate’s “stated redemption price at maturity” over its “issue price.” Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than “qualified stated interest” (the “Deemed Principal Payments”). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property—other than debt instruments of the issuer—at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See “Material Federal Income Tax Consequences—REMIC Certificates—Variable Rate Certificates” in this prospectus. Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions—determined based on all the facts and circumstances—generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash—or property traded on an established market—to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.

Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments. For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions. A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).

REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (i) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (ii) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the “daily portions” of the original issue discount on such certificate. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate’s ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate’s “adjusted issue price” at the beginning of such period. The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity—adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

The yield to maturity of a REMIC regular certificate is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of “mandatory redemptions,” that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity. The Tax Administrator’s determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the depositor will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If the depositor is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, the depositor will not be presumed to exercise its option to redeem the certificates because a redemption by the depositor would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, the depositor may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether the depositor will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the depositor will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.

A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See “Material Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus. If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.

The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Material Federal Income Tax Consequences—REMIC Certificates—Market Discount” in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method. See “Material Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If the interval between the issue date of a current interest certificate and the first Payment Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Payment Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

Similarly, if the First Distribution Period is shorter than the interval between subsequent Payment Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Payment Date based on a full accrual period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Payment Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the “Pre-Issuance Accrued Interest Rule”, if, (i) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (ii) the certificate provides for a payment of stated interest on the First Payment Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Payment Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution

Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates,” in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

Variable Rate Certificates

A REMIC regular certificate may pay interest at a variable rate (a “Variable Rate Certificate”). A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount (an “Excess Premium”); (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate—i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (iv) the certificate does not provide for contingent principal payments.

Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

An objective rate is a rate—other than a qualified floating rate—that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer—or a related party—or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer’s or related party’s stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.

The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate—other than an initial fixed rate that is intended to approximate the subsequent variable rate—is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate—or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related Pooling and Servicing Agreement (“Weighted Average Certificates”). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans—or other interest bearing assets—held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

Interest Weighted Certificates and Non-VRDI Certificates

The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

Anti-Abuse Rule

Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.

Market Discount

A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount—or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price—will acquire such certificate with “market discount.” The purchaser generally will be required to recognize the market discount—in addition to any original issue discount remaining with respect to the certificate—as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the certificate—or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate—multiplied by (ii) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has “accrued,” but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”). The IRS has set forth in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus.

Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The IRS indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC regular certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by the depositor that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

Amortizable Premium

A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the trust generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Consequences of Realized Losses

Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless—i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in payments attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses.

However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.

Gain or Loss on Disposition

If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

A holder of a REMIC regular certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult its tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

Tax Treatment of Residual Certificates

Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other asset-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See “Material Federal Income Tax Consequences—REMIC Certificates—REMIC Qualification” in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes—i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests—i.e., REMIC regular certificates. As described in “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus, a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and original issue discount deductions for the REMIC. Each trust for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC’s expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income—i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles—which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a “prohibited transaction.” See “Material Federal Income Tax Consequences—REMIC Certificates—REMIC-Level Taxes” in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in this prospectus.

The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter—or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of payments made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.

The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in “Material Federal Income Tax Consequences—REMIC Certificates—Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

Treasury regulations concerning the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests require that inducement fees be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income and net loss to its holder. Under two safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same time period that the holder used for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular interests and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interest under the applicable prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of its certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale of disposition.

A portion of the REMIC’s taxable income may be subject to special treatment. That portion (“excess inclusion income”) generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120% of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” and “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a REIT, the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT’s taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT’s taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC,—i.e., the transferor has “improper knowledge.” A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due and (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.

Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions of interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer.

Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (i), (ii) and (iii) above, (a) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization—other than a farmers’ cooperative described in Section 521 of the Code—that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the trustee, (ii) the applicable Pooling and Servicing Agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term “agent” includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

Third, the Code imposes an annual tax on any pass-through entity—i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381—that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required payments. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee. The trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Pooling and Servicing Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

Special Considerations for Certain Types of Investors

Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificates” in this prospectus.

Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i)

that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

Employee Benefit Plans. See “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors—Tax-Exempt Entities” and “ERISA Considerations” in this prospectus.

REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors—Foreign Residual Certificateholders” and “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of Residual Certificates—Taxation of Residual Certificateholders” in this prospectus.

A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent. If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two

REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section. Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

Partnerships. Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an “electing large partnership,” see “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of Residual Certificates—Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.

Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.

Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See “Material Federal Income Tax Consequences—REMIC Certificates—Disposition of Residual Certificates” in this prospectus.

Disposition of Residual Certificates

A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized—or the fair market value of any property—received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

Liquidation of the REMIC

A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a “qualified liquidation” under Section 860F of the Code if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

Original Issue Discount. Generally, the REMIC’s deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in

“Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.

Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC’s initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.

Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under “Material Federal Income Tax Consequences—REMIC Certificates–Amortizable Premium,” a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-Level Taxes

Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

To the extent that a REMIC derives certain types of income from foreclosure property—generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

REMIC Qualification

The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

Asset Composition

In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for REMIC status, substantially all of the assets of the trust must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation if (i) it is principally secured by an interest in real property, including a regular interest in another REMIC, (ii) is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter, and (iii) any increase in the principal amount of the obligation is (a) attributable to an advance made to the obligor pursuant to the original terms of the obligation, (b) occurs after the startup day of the REMIC and (c) is purchase by the REMIC pursuant to a fixed price contract in effect on the startup day. Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (i) be used as a single family residence, (ii) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (iii) be customarily used at a fixed location. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The assets of each Series REMIC will be treated as qualified mortgages.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price contract or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50 percent of the aggregate fair market value of all assets of the REMIC on the startup day. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.” Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

Investors’ Interests

In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified ten-day period and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which payments are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC regular certificates, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.

A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages,

(b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in “Material Federal Income Tax Consequences—REMIC Certificates—Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates—e.g., a rate based on the average cost of funds of one or more financial institutions, or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.

The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificates—Ownership of Residual Interests by Disqualified Organizations” in this prospectus. Series REMICs will be structured to provide for such arrangements.

Consequences of Disqualification

If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Material Federal Income Tax Consequences—REMIC Certificates—Taxable Mortgage Pools” in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC—i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC—would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the borrower under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. The depositor generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules.

Taxation of Certain Foreign Holders of REMIC Certificates

REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest” and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”) (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holders, certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See “Material Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” in this prospectus.

Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—REMIC Regular Certificates” in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax—i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Effective for payments made after December 31, 200_, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

Backup Withholding

Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as payments of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) original issue discount, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year. As required by the Code, a Series REMIC’s taxable year will be the calendar year.

Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. The depositor, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.

Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

Treatment of the Trust for Federal Income Tax Purposes

With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

The types of Grantor Trust Securities offered in a series may include:

•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the assets, net of certain fees, (“IO Securities”),

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the assets (“PO Securities”),

•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the assets (“Ratio Securities”), and

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the assets (“Pass-Through Securities”).

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code. Moreover, where there is a retained interest with respect to the assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the assets would qualify for such treatment.

The assets constituting certain Grantor Trusts may include Buy-Down Loans. The characterization of an investment in Buy-Down Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the Buy-Down Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buy-Down Loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes Buy-Down Loans.

One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any Grantor Trust Security. See “ERISA Considerations” in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount—will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Variable Rate Certificates,” “— Market Discount” and “— Amortizable Premium” in this prospectus.

For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

•	a single constant yield to maturity, and

•	the Pricing Prepayment Assumptions.

As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.

It is anticipated that most or all of the assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such assets. Moreover, if assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for assets over their adjusted issue prices. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus.

Treatment of Strip Securities

Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams LLP believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the assets or that represent an ownership interest in the assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the assets also falls within this category. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity—or, in the case of a stripped coupon, the amount payable on the due date of such coupon—over its issue price. Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an aggregation approach similar to the Aggregation Rule may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See “Material Federal Income Tax Consequences—Grantor Trusts—Determination of Income With Respect to Strip Securities” in this prospectus.

The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

•	in the case of an IO Security, each interest payment due on the assets to be treated as a separate debt instrument;

•	in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount—i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the assets—to be treated as a separate debt instrument; and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on assets, the proper allocation of the security’s purchase price to each separate payment on the assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Variable Rate Certificates,” “— Interest Weighted Certificates and Non-VRDI Securities,” “— Anti-Abuse Rule,” “— Market Discount” and “— Amortizable Premium” in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Material Federal Income Tax Consequences—REMIC Certificates—Market

Discount” in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Material Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus.

Purchase of Complementary Classes of Strip Securities

Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations

The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate paid from the trust taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

The holder of a Strip Security will be treated as owning an interest in each of the assets and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See “Material Federal Income Tax Consequences—Grantor Trusts—Treatment of Pass-Through Securities” in this prospectus.

Sale of a Grantor Trust Security

A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See “Material Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See “Material Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.

Taxation of Certain Foreign Holders of Grantor Trust Securities

Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that

•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest—including original issue discount—paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate—or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See “Material Federal Income Tax Consequences—Grantor Trusts—Possible Alternative Characterizations” in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

Backup Withholding

The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See “Material Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” in this prospectus.

Reporting and Tax Administration

For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See “Material Federal Income Tax Consequences—REMIC Certificates—Reporting and Tax Administration” in this prospectus.

Debt Securities and Partnership Trusts

Classification of Debt Securities and Partnership Trusts

With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that the Partnership Trust (the “Partnership Trust”) will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on the assumption that the terms of the related documents will be complied with, and on counsel’s conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans...secured by an interest in real property which is...residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.

Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (i) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities. See “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” and “— Gain or Loss on Disposition.”

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust as a Partnership

If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation

As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet paid; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the

Partnership Trust may not have sufficient cash to make current cash payments of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually paid to such holder over the life of the Partnership Trust.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

Discount and Premium

Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed paid to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any payments received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash payments with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Payments

In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money paid with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money paid exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

The depositor will be designated as the TMP in the Pooling and Servicing Agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders

It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be paid to the Foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding

Payments made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such plans.

Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan’s investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulation”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant.” This treatment could cause certain transactions concerning the assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

Under the Plan Asset Regulation, a trust’s assets will not be considered plan assets of a Plan if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the Plan Asset Regulation. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether the Issuer believes the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulation will not apply if (i) the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the “publicly offered exception”), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the “insignificant participation exception”). If the securities may be treated as an equity investment under the Plan Asset Regulation, the prospectus supplement may tell you whether either of the following exceptions to the Plan Asset Regulation will apply.

However, without regard to whether the securities are treated as an “equity interest” or as debt, the acquisition or holding of securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a “party in interest” or “disqualified person” with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires securities.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:

•	Prohibited Transaction Class Exemption (“PTCE“) 95-60, regarding investments by insurance company general accounts;

•	PTCE 96-23, regarding investment decisions by in-house asset managers;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and

•	various underwriter exemptions.

Underwriters’ Exemption

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities that are underwritten by an “underwriter” and where the trust and the offered securities meet certain specified conditions, several of which are set forth below. Amendments to the Underwriters’ Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002). The Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust’s assets or a debt instrument issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

For purposes of this heading “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

The Exemption also sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

•	the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	if the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•	the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a “designated transaction”) by a Rating Agency;

•	one- to four-family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

•	the trustee may not be an affiliate of any other member of the Restricted Group, other than any underwriter;

•	the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	the Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

•	for certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if the transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase securities issued by the trust.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.

The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.

If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

•	the ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the “Pre-Funding Limit”) must not exceed 25%;

•	all assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one Rating Agency;

•	the transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer;

•	the weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date;

•

in order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer: (1) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date;

•	the pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs);

•	amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain eligible investments;

•	the prospectus or prospectus supplement must describe: (1) the pre-funding account and/or capitalized interest account used in connection with the pre-funding account; (2) the duration of the pre-funding period; (3) the percentage and/or dollar amount of the pre-funding limit for the issuer; and (3) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal; and

•	the related agreement must describe the eligible investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

The Exemption also permits “eligible yield supplement agreements” to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (“ISDA”) form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

•	the Cap Agreement is denominated in U.S. dollars;

•	the trust fund pays or receives, on or immediately prior to the respective payment or payment date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

•	payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference;

•	the Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

•	the Cap Agreement is entered into between the trust and an “eligible counterparty.” An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency; and

•	the notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Cap Agreement relates, or (ii) the portion of the principal balance of such class represented by obligations.

The Exemption covers notes as well as certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23. However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulation, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

A purchaser of securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain trusts. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. None of the depositor, the trustee, the servicer or any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

Certain Required Representations

Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor with a “Benefit Plan Opinion.” A Benefit Plan Opinion is an opinion of counsel satisfactory to the depositor (and upon which the depositor, the trustee, the TMP, and their respective counsel are authorized to rely) that the ownership of a security of such class

•	will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code, and

•	either

•	will not cause any of the assets in the trust — or in the case of a REMIC, the REMIC’s assets — to be regarded as plan assets for purposes of the Plan Asset Regulation, or

•	will not give rise to any fiduciary duty under ERISA on the part of the depositor, the trustee, the servicer or the TMP in addition to any obligation undertaken in the agreement.

A Benefit Plan Opinion will not be required with respect to the purchase of book-entry securities. Any purchaser of a book-entry security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.

This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

LEGAL INVESTMENT CONSIDERATIONS

The accompanying prospectus supplement describes whether the securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). To the extent that any securities constitute mortgage related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the securities; and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Securities that do not constitute “mortgage-related securities” under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be “legal investments” to the same extent as “mortgage-related securities.”

Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk.

Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered securities will not be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

If specified in the related prospectus supplement, other classes of offered securities offered pursuant to this Prospectus will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered securities, may be subject to significant interpretive uncertainties.

The depositor will make no representations as to the proper characterization of the offered securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor’s assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

PLAN OF DISTRIBUTION

The depositor may sell the securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The accompanying prospectus supplement sets forth the terms of the offering of your securities, including the name or names of the underwriters, the proceeds to and their use by the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Your securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series described in the accompanying prospectus supplement, if any are purchased. If securities of a series are offered other than through underwriters, the accompanying prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of these securities.

This Prospectus may be used, to the extent required, by any underwriter in connection with offers and sales related to market making transactions.

The place and time of delivery for your securities is set forth in the accompanying prospectus supplement.

The depositor or certain of its affiliates may retain certain of the securities but may offer such securities for sale from time to time in the future.

Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by the depositor and deposited by the depositor to be part of the estate of a new trust. In addition, other securities issued by affiliates of the depositor or persons unaffiliated with the depositor may be acquired by the depositor and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.

RATINGS

It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization (a “Rating Agency”).

Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying assets to which you are entitled. These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

ADDITIONAL INFORMATION

The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. Reports and other information filed by the depositor with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a public access site on the internet through the “world wide web” at which any electronic filings, reports, information statements and other information regarding the depositor may be viewed. The internet address of the Securities and Exchange Commission’s site is http://www.sec.gov.

This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits the depositor has filed with the Securities and Exchange Commission. Copies of the information and the exhibits are on file at the offices of the Securities and Exchange Commission may be obtained, upon payment of the fee prescribed by the Securities and Exchange Commission, or may be examined without charge at the offices of the Securities and Exchange Commission. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to the depositor, Attention: President.

Financial Information

A new trust will be formed with respect to each series of securities and no trust will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

LEGAL MATTERS

The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Hunton & Williams LLP.

INDEX OF TERMS

1996 Lender Liability Act	114
30% Test	154
Accretion Class	24
Accrual Period	3
Accrual Securities	26
Aggregation Rule	124
Agreement	23
All OID Election	124
AMT	122
Applicable Amount	122
Asset Qualification Test	150
Asset Value Percentage	29
assets	47
Bankruptcy Code	112
Benefit Plan Opinion	181
book-entry securities	30
Buy-Down Fund	49
Buy-Down Loans	49
Cap	129
Cap Agreement	178
Cede	31
CERCLA	113
certificates	1
Class	23
Code	5
Collateral Account	60
collateral securities	47
Collection Account	60
compensating interest payment	84
Complementary Securities	162
Contingent Payment Obligations	132
Contingent Payment Regulations	132
Converted Mortgage Loan	49
covered series	62
CPR	41
Crime Control Act	118
Current Recognition Election	133
Custodial Account	60
Debt Securities	121
Deemed Principal Payments	123
definitive securities	30
depositor	22
Determination Date	2
Disqualified Organization	142
DOL	172
DTC	30
Due Period	3
due-on-sale	115
eligible counterparty	179
ERISA	6
Euroclear Operator	32
excess inclusion income	140
Excess Premium	129
Excluded Plan	176
Exemption	174
Fannie Mae	53
FBRSI	22
FHA	48
First Distribution Period	127
Floor	129
foreign person	153
foreign person certification	153
Freddie Mac	53
Garn-St Germain Act	115
Ginnie Mae	53
Global Securities	35
Governor	129
GPM Fund	50
GPM Loans	50
Grantor Trust	156
Grantor Trust Securities	121
Home Equity Loans	51
HUD	53
Indenture	23
insignificant participation exception	173
Interest Only Class	24
Interest Weighted Certificate	128
Inverse Floater Certificates	131
IO Class	24
IO Securities	156
IRS	38
ISDA	178
L/C Bank	63
Mark-to-Market Regulations	144
MERS System	44
Mixed Use Properties	50
Model Law	183
mortgage related securities	182
Multiple Rate VRDI Certificate	130
NCUA	118

I 1

Net Series Rate	162
Non-VRDI Certificate	132
notes	1
OID Regulations	123
Ordinary Ratio Security	161
OTS	118
Owner Trust Agreement	23
PABS Agreement	53
PABS servicer	53
PABS trustee	53
PAC Classes	24
Parity Price	42
Partnership Securities	121
Partnership Trust	164
Pass-Through Rate	25
Pass-Through Securities	157
Pass-Through Securityholder	158
Payment Account	60
Payment Date	2
Plan Asset Regulation	172
Plans	172
PMI	64
PO Class	24
PO Securities	156
Pooling and Servicing Agreement	23
portfolio interest	153
Pre-Funded Amount	58
Pre-Funding Account	58
Pre-Funding Limit	177
Pre-Funding Period	58
Pre-Issuance Accrued Interest	127
Pre-Issuance Accrued Interest Rule	127
Prepayment Interest Shortfall	28
Prepayment Period	3
Pricing Prepayment Assumptions	123
Principal Only Class	24
Principal Prepayments	27
PTCE	174
publicly offered exception	173
Qualified Reserve Fund	150
Qualifying REIT Interest	145
Rate Bubble Certificate	127
Rating Agency	184
Ratio Securities	157
Realized Loss	28
Record Date	2
REITs	120
Relief Act Reduction	29
REMIC	24
REMIC regular certificates	24
REMIC Regulations	120
Residual Certificates	24
Restricted Group	176
retained interest	93
RICO	118
RICs	121
securities	1
Series REMIC	121
Servicer Remittance Date	2
Single Family Properties	50
Single Rate VRDI Certificate	130
SMMEA	6
SPA	41
Strip Class	24
Strip Securities	157
Stripping Regulations	160
Subsequent Assets	177
Superpremium Certificates	128
Tax Administrator	122
Taxable Mortgage Pools	153
Teaser Certificates	124
TIN	39
Title States	108
Title VIII	118
TMP	156
Transfer and Servicing Agreement	23
Treasury	120
True Discount	125
Trustee	23
UBTI	137
UCC	45
UCC States	108
VA	48
Variable Rate Certificate	128
VRDI	128
WAM	124
Weighted Average Certificates	131
Weighted Average Life	41

I 2

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$769,273,000

(Approximate)

FBR Securitization Trust 2005-5

Mortgage-Backed Notes, Series 2005-5

FBR Securitization, Inc.

Depositor

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim that the information in this Prospectus Supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

FRIEDMAN BILLINGS RAMSEY	BEAR, STEARNS & CO. INC.

December 9, 2005